FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207132-05

July 11, 2016

Free Writing Prospectus

Structural and Collateral Term Sheet

$721,157,407

(Approximate Initial Mortgage Pool Balance)

$621,096,000

(Offered Certificates)

Citigroup Commercial Mortgage Trust 2016-P4

As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.

As Depositor

Commercial Mortgage Pass-Through Certificates

Series 2016-P4

Citigroup Global Markets Realty Corp.

Principal Commercial Capital

Starwood Mortgage Funding V LLC

Barclays Bank PLC

As Sponsors and Mortgage Loan Sellers

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Citigroup	Barclays

Co-Lead Managers and Joint Bookrunners

Drexel Hamilton
Co-Manager

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the prospectus, dated on or about July 12, 2016, included as part of our registration statement (SEC File No. 333-207132) (the “Preliminary Prospectus”). The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including, without limitation, a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Citigroup Global Markets Inc., Barclays Capital Inc. or Drexel Hamilton, LLC. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus. This Term Sheet is subject to change.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity of, the aggregate amount and timing of distributions on and the market value of the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Citigroup Global Markets Inc., Barclays Capital Inc. or Drexel Hamilton, LLC provides accounting, tax or legal advice.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTIFICATE SUMMARY

OFFERED CERTIFICATES
Offered Class	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support	Initial Pass- Through Rate(3)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class A-1	Aaa(sf) / AAAsf / AAA(sf)	$24,619,000	30.000%(5)	[ ]%	(6)	2.74	8/16 - 3/21
Class A-2	Aaa(sf) / AAAsf / AAA(sf)	$65,384,000	30.000%(5)	[ ]%	(6)	4.76	3/21 - 7/21
Class A-3	Aaa(sf) / AAAsf / AAA(sf)	$170,000,000	30.000%(5)	[ ]%	(6)	9.74	1/26 - 6/26
Class A-4	Aaa(sf) / AAAsf / AAA(sf)	$201,346,000	30.000%(5)	[ ]%	(6)	9.88	6/26 - 7/26
Class A-AB	Aaa(sf) / AAAsf / AAA(sf)	$43,461,000	30.000%(5)	[ ]%	(6)	7.28	7/21 - 1/26
Class X-A	Aa1(sf) / AAAsf / AAA(sf)	$553,488,000(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-B	NR / AA-sf / AAA(sf)	$34,255,000(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class A-S	Aa3(sf) / AAAsf / AAA(sf)	$48,678,000	23.250%	[ ]%	(6)	9.95	7/26 - 7/26
Class B	NR / AA-sf / AA(sf)	$34,255,000	18.500%	[ ]%	(6)	9.95	7/26 - 7/26
Class C	NR / A-sf / A(sf)	$33,353,000	13.875%	[ ]%	(6)	9.95	7/26 - 7/26

NON-OFFERED CERTIFICATES
Non-Offered Class	Expected Ratings (Moody’s / Fitch / KBRA)(1)	Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support	Initial Pass- Through Rate(3)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class X-C	NR / BBB-sf / BBB-(sf)	$73,918,000(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class D	NR / BBB-sf / BBB-(sf)	$40,565,000	8.250%	[ ]%	(6)	9.95	7/26 - 7/26
Class E	NR / BB-sf / BB(sf)	$18,931,000	5.625%	[ ]%	(6)	9.95	7/26 - 7/26
Class F	NR / B-sf / BB-(sf)	$8,113,000	4.500%	[ ]%	(6)	9.95	7/26 - 7/26
Class G	NR / NR / B-(sf)	$7,211,000	3.500%	[ ]%	(6)	9.95	7/26 - 7/26
Class H	NR / NR / NR	$25,241,406	0.000%	[ ]%	(6)	9.95	7/26 - 7/26
Class R(9)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. Moody’s, Fitch and KBRA have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.
(2)	Approximate, subject to a variance of plus or minus 5%.
(3)	Approximate per annum rate as of the Closing Date.
(4)	Determined assuming no prepayments prior to the maturity date for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.
(5)	The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.
(6)	For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will each be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTIFICATE SUMMARY (continued)

(7)	The Class X-A, Class X-B and Class X-C certificates (collectively, the “Class X Certificates”) will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B and Class X-C certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates from time to time. The notional amount of the Class X-B certificates will be equal to the certificate balance of the Class B certificates from time to time. The notional amount of the Class X-C certificates will be equal to the aggregate of the certificate balances of the Class C and Class D certificates from time to time.
(8)	The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates, as described in the Preliminary Prospectus. The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate on the Class B certificates, as described in the Preliminary Prospectus. The pass-through rate on the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates on the Class C and Class D certificates, as described in the Preliminary Prospectus.
(9)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate or rating. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$721,157,407
Number of Mortgage Loans	45
Number of Mortgaged Properties	64
Average Cut-off Date Balance	$16,025,720
Weighted Average Mortgage Rate	4.75193%
Weighted Average Remaining Term to Maturity (months)	114
Weighted Average Remaining Amortization Term (months)(3)	355
Weighted Average Cut-off Date LTV Ratio(4)	63.0%
Weighted Average Maturity Date LTV Ratio(4)	55.9%
Weighted Average UW NCF DSCR(5)	1.69x
Weighted Average Debt Yield on Underwritten NOI(6)	10.5%
% of Initial Pool Balance of Mortgage Loans that are Amortizing Balloon	27.4%
% of Initial Pool Balance of Mortgage Loans that are Interest Only then Amortizing Balloon	49.4%
% of Initial Pool Balance of Mortgage Loans that are Interest Only	23.1%
% of Initial Pool Balance of Mortgaged Properties with Single Tenants	11.7%
% of Initial Pool Balance of Mortgage Loans with Mezzanine Debt	4.4%

(1)	With respect to each mortgage loan that is part of a loan combination (as identified under “Collateral Overview—Loan Combination Summary” below), the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI are calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated. Additionally, with respect to the Fed Ex Atlanta and Fed Ex West Palm Beach mortgage loans, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI are presented in the aggregate. Other than as specifically noted, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.
(2)	Subject to a permitted variance of plus or minus 5%.
(3)	Excludes mortgage loans that are interest-only for the entire term.
(4)	The Cut-off Date LTV Ratios and Maturity Date LTV Ratios presented in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties, provided that (i) such LTV ratios may in certain cases be based on the “as-complete” (or similar) value for a mortgaged property which assumes the completion of PIP renovations, the costs of which were reserved at origination, (ii) such LTV ratios may be based on “as-stabilized” values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization or (iii) such LTV ratios may be calculated based on the Cut-off Date Balance or balloon balance, as applicable, net of an earnout reserve. See the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(5)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the UW NCF for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan; provided that with respect to mortgage loans with an earnout reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such mortgage loans may be calculated based on the Cut-off Date Balance net of the earnout reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Barclays Capital Inc.

Co-Manager:	Drexel Hamilton, LLC

Depositor:	Citigroup Commercial Mortgage Securities Inc.
Initial Pool Balance:	$721,157,407

Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	CWCapital Asset Management LLC
Certificate Administrator:	Citibank, N.A.
Trustee:	Deutsche Bank Trust Company Americas
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Closing Date:	July 29, 2016
Cut-off Date:

With respect to each mortgage loan, the due date in July 2016 for that mortgage loan (or, in the case of any mortgage loan that has its first due date subsequent to July 2016, the date that would have been its due date in July 2016 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 6th day of each month or next business day, commencing in August 2016
Distribution Date:	The 4th business day after the Determination Date, commencing in August 2016
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible, subject to the exemption conditions described in the Preliminary Prospectus
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	July 2049
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to the Class X-A and Class X-B certificates: $1,000,000 minimum); integral multiples of $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

TRANSACTION HIGHLIGHTS

■	$721,157,406 (Approximate) New-Issue Multi-Borrower CMBS:
—	Overview: The mortgage pool consists of 45 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $721,157,407 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $16,025,720 and are secured by 64 mortgaged properties located throughout 22 states
—	LTV: 63.0% weighted average Cut-off Date LTV Ratio
—	DSCR: 1.69x weighted average Underwritten Debt Service Coverage Ratio
—	Debt Yield: 10.5% weighted average Debt Yield on Underwritten NOI
—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB
■	Loan Structural Features:
—	Amortization: 76.9% of the mortgage loans by Initial Pool Balance have scheduled amortization:
-	27.4% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity
-	49.4% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity
—	Hard Lockboxes: 53.4% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place
—	Cash Traps: 92.3% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve
—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:
-	Real Estate Taxes: 42 mortgage loans representing 85.0% of the Initial Pool Balance
-	Insurance: 31 mortgage loans representing 59.3% of the Initial Pool Balance
-	Replacement Reserves (Including FF&E Reserves): 39 mortgage loans representing 78.6% of the Initial Pool Balance
-	Tenant Improvements / Leasing Commissions: 19 mortgage loans representing 52.3% of the portion of the Initial Pool Balance that is secured by retail, office, industrial and mixed use properties
—	Predominantly Defeasance: 89.3% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period
■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:
—	Retail: 38.3% of the mortgaged properties by allocated Initial Pool Balance are retail properties (29.7% are anchored retail properties)
—	Hospitality: 19.3% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties
—	Office: 18.4% of the mortgaged properties by allocated Initial Pool Balance are office properties
—	Industrial: 8.8% of the mortgaged properties by allocated Initial Pool Balance are industrial properties
—	Multifamily: 6.7% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties
—	Self Storage: 6.7% of the mortgaged properties by allocated Initial Pool Balance are self storage properties
■	Geographic Diversity: The 64 mortgaged properties are located throughout 22 states with only four states having greater than 10.0% of the allocated Initial Pool Balance: California (20.9%), Michigan (12.2%), Illinois (11.7%) and Tennessee (10.4%)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citigroup Global Markets Realty Corp.	25	35	$424,489,526	58.9%
Principal Commercial Capital(1)	4	13	101,650,000	14.1
Starwood Mortgage Funding V LLC	10	10	97,996,308	13.6
Barclays Bank PLC	6	6	97,021,573	13.5
Total	45	64	$721,157,407	100.0%

(1)	As used herein, “Principal Commercial Capital” refers to Macquarie US Trading LLC d/b/a Principal Commercial Capital. Macquarie US Trading LLC and Principal Real Estate Investors, LLC jointly formed a lending platform to originate and securitize commercial mortgage loans. The mortgage loans to be sold by Macquarie US Trading LLC d/b/a Principal Commercial Capital were initially originated either by (i) Macquarie Investments US Inc. d/b/a Principal Commercial Capital, which will transfer such mortgage loans to Macquarie US Trading LLC d/b/a Principal Commercial Capital on or prior to the closing date, or (ii) Macquarie US Trading LLC d/b/a Principal Commercial Capital.

Ten Largest Mortgage Loans

#	Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Rooms	Cut-off Date Balance Per SF / Rooms	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
1	Opry Mills	$70,000,000	9.7%	Retail	1,169,633	$321	2.33x	10.1%	50.8%
2	Hyatt Regency Huntington Beach Resort & Spa	60,000,000	8.3	Hospitality	517	$386,847	1.74x	13.0%	54.4%
3	Esplanade I	41,500,000	5.8	Office	609,251	$112	1.40x	9.7%	64.9%
4	401 South State Street	32,000,000	4.4	Office	487,022	$98	1.59x	11.5%	62.4%
5	Swedesford Office	29,964,942	4.2	Office	257,460	$196	1.31x	9.0%	70.1%
6	Shoreline Village	29,500,000	4.1	Retail	64,936	$454	1.60x	9.7%	70.7%
7	Bass Pro Shops – Rancho Cucamonga	29,000,000	4.0	Retail	180,000	$161	1.46x	10.1%	58.6%
8	Marriott Midwest Portfolio	27,500,000	3.8	Hospitality	1,103	$74,796	2.90x	15.5%	60.3%
9	Fed Ex Crossed Loans	26,037,500	3.6	Industrial	536,687	$97	2.40x	10.7%	54.3%
10	DC Ranch Crossing	21,735,000	3.0	Retail	72,865	$298	1.35x	8.9%	69.4%
	Top 10 Total / Wtd. Avg.	$367,237,442	50.9%				1.84x	10.9%	59.8%
	Remaining Total / Wtd. Avg.	353,919,965	49.1				1.52x	10.2%	66.3%
	Total / Wtd. Avg.	$721,157,407	100.0%				1.69x	10.5%	63.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Loan Combination Summary

Mortgaged Property Name(1)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Number of Pari Passu Companion Loan Notes	Aggregate Pari Passu Companion Loan Cut- off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling and Servicing Agreement (“Controlling PSA”)(2)	Master Servicer / Outside Servicer	Special Servicer / Outside Special Servicer
Opry Mills	$70,000,000	9.7%	4	$305,000,000	$375,000,000	JPMCC 2016-JP2(3)	Wells Fargo	LNR
Hyatt Regency Huntington Beach Resort & Spa	$60,000,000	8.3%	5	$140,000,000	$200,000,000	CGCMT 2016-C1	Wells Fargo	LNR
Esplanade I	$41,500,000	5.8%	1	$27,000,000	$68,500,000	CGCMT 2016-P4	Wells Fargo	CWCAM
401 South State Street	$32,000,000	4.4%	1	$15,760,000	$47,760,000	CGCMT 2016-P4	Wells Fargo	CWCAM
Swedesford Office	$29,964,942	4.2%	1	$20,476,044	$50,440,986	CGCMT 2016-P4	Wells Fargo	CWCAM
Marriott Midwest Portfolio	$27,500,000	3.8%	1	$55,000,000	$82,500,000	CGCMT 2016-P3	Wells Fargo	C-III
Fed Ex Atlanta(4)	$14,200,000	2.0%	1	$14,200,000	$28,400,000	CGCMT 2016-P4(5)	Wells Fargo(5)	CWCAM(5)
Fed Ex West Palm Beach(4)	$11,837,500	1.6%	1	$11,837,500	$23,675,000	CGCMT 2016-P4(5)	Wells Fargo(5)	CWCAM(5)
Fed Ex Fife	$20,125,000	2.8%	1	$20,125,000	$40,250,000	CGCMT 2016-P4(5)	Wells Fargo(5)	CWCAM(5)
Marriott Savannah Riverfront	$16,700,974	2.3%	4	$56,583,896	$73,284,870	CGCMT 2016-C1	Wells Fargo	LNR
Embassy Suites Lake Buena Vista	$13,971,308	1.9%	2	$27,942,615	$41,913,923	CGCMT 2016-C1(6)	Wells Fargo(6)	LNR(6)
247 Bedford Avenue	$13,850,000	1.9%	1	$17,150,000	$31,000,000	CGCMT 2016-C1	Wells Fargo	LNR
Park Place	$11,000,000	1.5%	3	$82,000,000	$93,000,000	CGCMT 2016-GC36	KeyBank	Wells Fargo
Fed Ex Boulder	$9,225,000	1.3%	1	$9,225,000	$18,450,000	CGCMT 2016-P4(5)	Wells Fargo(5)	CWCAM(5)

(1)	Each of the mortgage loans secured by a mortgaged property or portfolio of mortgaged properties identified in the table above, together with the related companion loan(s), is referred to in this Term Sheet as a “loan combination”.
(2)	Each loan combination will be serviced under the related Controlling PSA, and the controlling class representative (or an equivalent entity) under the related Controlling PSA (or such other party as is designated under the related Controlling PSA) will be entitled to exercise the rights of controlling note holder for the subject loan combination, except as otherwise discussed in footnotes (5) and (6) below.
(3)	The Opry Mills controlling pari passu companion loan, designated as note A-1, is expected to be contributed to the JPMCC 2016-JP2 securitization transaction. Although the JPMCC 2016-JP2 securitization transaction has not yet closed, the Opry Mill loan combination is presented throughout this Term Sheet as an outside serviced loan combination (given that, based on a publicly available preliminary prospectus for the JPMCC 2016-JP2 securitization transaction, the anticipated closing date for the JPMCC 2016-JP2 securitization transaction is the same as the anticipated closing date for this securitization transaction). However, if the Opry Mills controlling pari passu companion loan is not securitized on or prior to the closing date for this securitization transaction, then the Opry Mills loan combination will be a servicing shift loan combination and will initially be serviced under the pooling and servicing agreement for this securitization transaction until the occurrence of the securitization of the Opry Mills controlling pari passu companion loan, at which time the Opry Mills loan combination will become an outside serviced loan combination and will be serviced under the pooling and servicing agreement for such future securitization transaction.
(4)	The Fed Ex Atlanta loan combination and the Fed Ex West Palm Beach loan combination are cross-collateralized and cross-defaulted, and it is anticipated that the related controlling pari passu companion loans will be serviced under the pooling and servicing agreement for the same future securitization transaction.
(5)	Each of the Fed Ex Atlanta loan combination, the Fed Ex West Palm Beach loan combination, the Fed Ex Fife loan combination and the Fed Ex Boulder loan combination will initially be serviced by the master servicer and the special servicer pursuant to the CGCMT 2016-P4 pooling and servicing agreement. In the case of each such loan combination, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the subject loan combination will be serviced under the pooling and servicing agreement entered into in connection with that future securitization, which will then be the applicable Controlling PSA for such loan combination. Although the CGCMT 2016-P4 pooling and servicing agreement will temporarily be the Controlling PSA for each of the Fed Ex Atlanta loan combination, the Fed Ex West Palm Beach loan combination, the Fed Ex Fife loan combination and the Fed Ex Boulder loan combination, the holder of the related controlling pari passu companion loan for each such loan combination (which is currently Bank of America, N.A.) will be the directing holder of such loan combination while it is serviced under the CGCMT 2016-P4 pooling and servicing agreement and, solely as to such loan combination, will exercise all rights normally exercised by the CGCMT 2016-P4 controlling class representative with respect to other loan combinations for which the CGCMT 2016-P4 pooling and servicing agreement is the Controlling PSA.
(6)	The Embassy Suites Lake Buena Vista loan combination will be initially serviced pursuant to the CGCMT 2016-C1 pooling and servicing agreement. After the securitization of the Embassy Suites Lake Buena Vista controlling pari passu companion loan, which is currently held by Starwood Mortgage Funding VI LLC, the Embassy Suites Lake Buena Vista loan combination will be serviced under the pooling and servicing agreement entered into in connection with that future securitization transaction, which will then be the applicable Controlling PSA. While the Embassy Suites Lake Buena Vista loan combination is serviced under the CGCMT 2016-C1 pooling and servicing agreement, the holder of the related controlling pari passu companion loan will have approval rights over certain servicing matters and the ability to replace the special servicer, in any event solely with respect to the Embassy Suites Lake Buena Vista loan combination.

Mortgage Loans with Existing Mezzanine Debt

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Wtd. Avg Cut-off Date Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Cut-off Date Mortgage Loan UW NCF DSCR	Cut-off Date Total Debt UW NCF DSCR
401 South State Street(1)	$32,000,000	$15,760,000	$7,830,000	$55,590,000	5.81414%	62.4%	72.7%	1.59x	1.21x

(1)	The 401 South State Street mezzanine loan may be increased to a maximum principal balance of $9,830,000 based on certain conditions being satisfied under the mezzanine loan documents.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance(2)	% of Initial Pool Balance	Previous Securitization
Hyatt Regency Huntington Beach Resort & Spa	CGMRC	Huntington Beach	California	Hospitality	$60,000,000	8.3%	JPMCC 2006-LDP7
Swedesford Office	Barclays	Wayne	Pennsylvania	Office	$29,964,942	4.2%	DBUBS 2011-LC2A
Shoreline Village	SMF V	Long Beach	California	Retail	$29,500,000	4.1%	COMM 2006-C7
Bass Pro Shops - Rancho Cucamonga	Barclays	Rancho Cucamonga	California	Retail	$29,000,000	4.0%	GCCFC 2006-GG7
DC Ranch Crossing	CGMRC	Scottsdale	Arizona	Retail	$21,735,000	3.0%	GSMS 2006-GG6
Scotsdale Apartments	CGMRC	Westland	Michigan	Multifamily	$19,300,000	2.7%	CD 2006-CD3
Highridge Crossing	PCC	Santa Clarita	California	Retail	$17,600,000	2.4%	GSMS 2006-GG8
Marriott Savannah Riverfront	CGMRC	Savannah	Georgia	Hospitality	$16,700,974	2.3%	BACM 2006-2
Hilton Suites Lexington Green	PCC	Lexington	Kentucky	Hospitality	$15,050,000	2.1%	GSMS 2011-GC5
Town Center I	Barclays	Orlando	Florida	Mixed Use	$12,656,631	1.8%	CSMC 2007-C3
600 Independence Parkway	SMF V	Chesapeake	Virginia	Office	$10,750,000	1.5%	JPMCC 2006-CB15
Fountain Court	CGMRC	Bradenton	Florida	Retail	$8,900,000	1.2%	WBCMT 2006-C27
Northwest Corporate Center	Barclays	San Antonio	Texas	Industrial	$8,250,000	1.1%	BSCMS 2006-PW12
Sorrento Mesa Crossroads	SMF V	San Diego	California	Retail	$5,900,000	0.8%	MLCFC 2006-3
Bernalillo Marketplace	SMF V	Bernalillo	New Mexico	Retail	$4,800,000	0.7%	WBCMT 2006-C27
McMinnville Town Center	SMF V	McMinnville	Oregon	Retail	$4,125,000	0.6%	CSMS 2007-C1

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.
(2)	Reflects the allocated loan amount in cases where the applicable mortgaged property is one of a portfolio of mortgaged properties securing a particular mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut- off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)	Wtd. Avg. Cut- off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Retail	18	$276,235,394	38.3%	1.66x	62.6%	9.6%
Anchored	9	115,221,387	16.0	1.38x	67.4%	9.0%
Super Regional Mall	1	70,000,000	9.7	2.33x	50.8%	10.1%
Unanchored	5	51,975,000	7.2	1.52x	68.6%	9.8%
Single Tenant	1	29,000,000	4.0	1.46x	58.6%	10.1%
Shadow Anchored	2	10,039,007	1.4	1.62x	71.9%	11.4%
Hospitality	15	$139,172,281	19.3%	1.94x	58.4%	13.7%
Full Service	4	105,722,281	14.7	1.68x	57.4%	12.9%
Limited Service	11	33,450,000	4.6	2.75x	61.3%	16.0%
Office	6	$133,014,942	18.4%	1.43x	66.5%	10.1%
Suburban	5	101,014,942	14.0	1.38x	67.8%	9.6%
CBD	1	32,000,000	4.4	1.59x	62.4%	11.5%
Industrial	5	$63,637,500	8.8%	2.29x	56.5%	10.8%
Warehouse/Distribution	4	55,387,500	7.7	2.41x	54.2%	10.7%
Flex	1	8,250,000	1.1	1.55x	71.7%	11.1%
Multifamily (Garden)	4	$48,273,000	6.7%	1.38x	72.2%	9.4%
Self Storage	15	$48,167,658	6.7%	1.37x	66.6%	9.1%
Mixed Use (Multifamily/Office/Retail)	1	$12,656,631	1.8%	1.32x	69.2%	9.0%
Total	64	$721,157,407	100%	1.69x	63.0%	10.5%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
California	7	$150,797,658	20.9%	$507,650,000	19.7%	$34,648,805	21.0%
Michigan	11	88,092,051	12.2	154,200,000	6.0	12,653,739	7.7
Illinois	9	84,045,000	11.7	197,570,000	7.7	13,175,853	8.0
Tennessee	2	74,650,000	10.4	744,210,000	28.9	38,183,794	23.1
Florida	4	47,365,439	6.6	137,300,000	5.3	9,443,633	5.7
Arizona	4	45,185,000	6.3	189,920,000	7.4	12,525,203	7.6
Georgia	2	30,900,974	4.3	162,350,000	6.3	11,865,953	7.2
Pennsylvania	1	29,964,942	4.2	72,000,000	2.8	4,548,345	2.8
Texas	2	26,750,000	3.7	41,500,000	1.6	2,650,729	1.6
Virginia	2	21,736,387	3.0	27,100,000	1.1	2,060,299	1.2
Washington	1	20,125,000	2.8	74,000,000	2.9	4,338,003	2.6
Kentucky	1	15,050,000	2.1	27,300,000	1.1	2,078,790	1.3
Minnesota	6	14,875,731	2.1	74,000,000	2.9	6,731,407	4.1
Colorado	2	14,425,000	2.0	42,300,000	1.6	2,478,456	1.5
New York	1	13,850,000	1.9	51,200,000	2.0	2,013,125	1.2
North Carolina	1	11,250,000	1.6	17,000,000	0.7	1,159,127	0.7
Ohio	2	8,600,000	1.2	12,500,000	0.5	717,697	0.4
Oklahoma	1	5,950,000	0.8	9,000,000	0.3	1,086,978	0.7
Wisconsin	2	4,869,225	0.7	16,890,000	0.7	1,310,504	0.8
New Mexico	1	4,800,000	0.7	6,510,000	0.3	474,348	0.3
Oregon	1	4,125,000	0.6	5,950,000	0.2	427,257	0.3
Mississippi	1	3,750,000	0.5	5,300,000	0.2	461,793	0.3
Total	64	$721,157,407	100.0%	$2,575,750,000	100.0%	$165,033,837	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

   Distribution of Cut-off Date Balances

	Number		% of
	of		Initial
Range of Cut-off Date	Mortgage	Cut-off Date	Pool
Balances ($)	Loans	Balance	Balance
2,097,658 - 4,999,999	4	$14,772,658	2.0%
5,000,000 - 9,999,999	12	84,264,007	11.7
10,000,000 - 14,999,999	14	173,644,826	24.1
15,000,000 - 19,999,999	5	87,150,974	12.1
20,000,000 - 24,999,999	2	41,860,000	5.8
25,000,000 - 29,999,999	4	115,964,942	16.1
30,000,000 - 44,999,999	2	73,500,000	10.2
45,000,000 - 70,000,000	2	130,000,000	18.0
Total	45	$721,157,407	100.0%

Distribution of UW NCF DSCRs(1)

			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Range of UW DSCR (x)	Loans	Balance	Balance
1.25 - 1.35	10	$132,504,231	18.4%
1.36 - 1.50	18	247,505,361	34.3
1.51 - 1.65	5	89,621,308	12.4
1.66 - 1.80	4	77,639,007	10.8
1.81 - 2.00	1	15,050,000	2.1
2.01 - 2.90	7	158,837,500	22.0
Total	45	$721,157,407	100.0%

(1)   See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)

			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Amortization Type	Loans	Balance	Balance
Interest Only, Then Amortizing(2)	25	$356,553,000	49.4%
Amortizing (30 Years)	11	175,215,933	24.3
Interest Only	7	166,737,500	23.1
Amortizing (25 Years)	1	16,700,974	2.3
Amortizing (20 Years)	1	5,950,000	0.8
Total	45	$721,157,407	100.0%

(1)   All of the mortgage loans will have balloon payments at maturity date.

(2)   Original partial interest only periods range from 12 to 60 months.

Distribution of Lockboxes

	Number		% of
	of		Initial
	Mortgage	Cut-off Date	Pool
Lockbox Type	Loans	Balance	Balance
Hard	17	$385,327,423	53.4%
Springing	24	246,723,353	34.2
Soft Springing	2	72,656,631	10.1
Soft	2	16,450,000	2.3
Total	45	$721,157,407	100.0%

Distribution of Cut-off Date LTV Ratios(1)

			% of
	Number of		Initial
Range of Cut-off Date	Mortgage		Pool
LTV (%)	Loans	Cut-off Date Balance	Balance
50.8 - 54.9	6	$185,387,500	25.7%
55.0 - 59.9	2	44,050,000	6.1
60.0 - 64.9	10	179,321,308	24.9
65.0 - 69.9	13	131,635,263	18.3
70.0 - 75.0	14	180,763,336	25.1
Total	45	$721,157,407	100.0%

(1)   See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date LTV Ratios(1)

			% of
	Number of		Initial
Range of Maturity	Mortgage		Pool
Date LTV (%)	Loans	Cut-off Date Balance	Balance
42.5 - 49.9	4	$99,500,000	13.8%
50.0 - 54.9	15	290,407,439	40.3
55.0 - 59.9	10	92,640,638	12.8
60.0 - 64.9	14	221,759,329	30.8
65.0 - 67.7	2	16,850,000	2.3
Total	45	$721,157,407	100.0%

(1)    See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose

			% of
	Number of		Initial
	Mortgage		Pool
Loan Purpose	Loans	Cut-off Date Balance	Balance
Refinance	28	$485,036,907	67.3%
Acquisition	16	222,870,500	30.9
Refinance/Acquisition	1	13,250,000	1.8
Total	45	$721,157,407	100.0%

Distribution of Mortgage Rates

			% of
	Number of		Initial
Range of Mortgage	Mortgage		Pool
Rates (%)	Loans	Cut-off Date Balance	Balance
4.092 - 4.500	7	$196,387,500	27.2%
4.501 - 4.950	19	269,196,387	37.3
4.951 - 5.200	12	192,444,573	26.7
5.201 - 5.450	3	19,956,665	2.8
5.451 - 5.708	4	43,172,281	6.0
Total	45	$721,157,407	100.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)

Range of	Number of		% of Initial
Debt Yields on	Mortgage	Cut-off Date	Pool
Underwritten NOI (%)	Loans	Balance	Balance
6.5 - 7.9	1	$13,850,000	1.9%
8.0 - 8.9	3	52,585,000	7.3
9.0 - 9.9	18	256,648,618	35.6
10.0 - 10.9	12	201,012,500	27.9
11.0 - 11.9	3	48,900,000	6.8
12.0 - 12.9	4	39,661,288	5.5
13.0 - 18.3	4	108,500,000	15.0
Total	45	$721,157,407	100.0%

(1)   See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)

Range of	Number of		% of Initial
Debt Yields on	Mortgage	Cut-off Date	Pool
Underwritten NCF (%)	Loans	Balance	Balance
6.4 - 7.9	2	$31,450,000	4.4%
8.0 - 8.9	16	233,813,618	32.4
9.0 - 9.9	13	211,695,000	29.4
10.0 - 10.9	7	112,738,474	15.6
11.0 - 11.9	4	92,771,308	12.9
12.0 - 12.9	1	5,239,007	0.7
13.0 - 16.7	2	33,450,000	4.6
Total	45	$721,157,407	100.0%

(1)   See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods

Original Partial	Number of		% of Initial
Interest Only Period	Mortgage	Cut-off Date	Pool
(months)	Loans	Balance	Balance
12	7	$62,395,000	8.7%
24	5	$45,050,000	6.2%
36	10	$130,608,000	18.1%
48	2	$89,500,000	12.4%
60	1	$29,000,000	4.0%

Distribution of Original Terms to Maturity

	Number of		% of Initial
Original Term to Maturity	Mortgage	Cut-off Date	Pool
(months)	Loans	Balance	Balance
60	3	$64,014,942	8.9%
120	42	657,142,465	91.1
Total	45	$721,157,407	100.0%

Distribution of Remaining Terms to Maturity

Range of Remaining	Number of		% of Initial
Terms to Maturity	Mortgage	Cut-off Date	Pool
(months)	Loans	Balance	Balance
56 - 60	3	$64,014,942	8.9%
114 - 120	42	657,142,465	91.1
Total	45	$721,157,407	100.0%

Distribution of Original Amortization Terms(1)

			% of
	Number of		Initial
Original Amortization	Mortgage		Pool
Term (months)	Loans	Cut-off Date Balance	Balance
Interest Only	7	$166,737,500	23.1%
240	1	5,950,000	0.8
300	1	16,700,974	2.3
324	1	18,500,000	2.6
360	35	513,268,933	71.2
Total	45	$721,157,407	100.0%

(1)   All of the mortgage loans will have balloon payments at maturity.

Distribution of Remaining Amortization Terms(1)

			% of
Range of Remaining	Number of		Initial
Amortization Terms	Mortgage		Pool
(months)	Loans	Cut-off Date Balance	Balance
Interest Only	7	$166,737,500	23.1%
240	1	5,950,000	0.8
298	1	16,700,974	2.3
324	1	18,500,000	2.6
357 - 360	35	513,268,933	71.2
Total	45	$721,157,407	100.0%

(1)   All of the mortgage loans will have balloon payments at maturity.

Distribution of Prepayment Provisions

			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Prepayment Provision	Loans	Balance	Balance
Defeasance	40	$614,581,077	85.2%
Yield Maintenance	4	77,076,329	10.7
Defeasance or Yield Maintenance	1	29,500,000	4.1
Total	45	$721,157,407	100.0%

Distribution of Escrow Types

			% of
	Number of		Initial
	Mortgage	Cut-off Date	Pool
Escrow Type	Loans	Balance	Balance
Real Estate Tax	42	$612,932,407	85.0%
Replacement Reserves(1)	39	$566,769,907	78.6%
Insurance	31	$427,793,276	59.3%
TI/LC(2)	19	$254,170,580	52.3%

(1)   Includes mortgage loans with FF&E reserves.

(2)   Percentage of the portion of the Initial Pool Balance secured by retail, office, industrial and mixed use properties.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR		Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
Swedesford Office	Office	$29,964,942	4.2%	59	1.31	x	9.0%	70.1%
Marriott Midwest Portfolio	Hospitality	$27,500,000	3.8%	56	2.90	x	15.5%	60.3%
Paradise Hills	Retail	$6,550,000	0.9%	60	1.35	x	10.4%	70.4%

(1)	The table above presents the mortgage loans whose balloon payment would be applied to pay down the certificate balance of the Class A-2 certificates assuming a 0% CPR and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to the maturity date, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of certificates, including the Class A-2 certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW

Distributions	On each Distribution Date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, and (ii) any yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):
1.	Class A-1, A-2, A-3, A-4, A-AB, X-A and X-B certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.
2.	Class A-1, A-2, A-3, A-4 and A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate balance is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above and then (vi) to principal on the Class A-AB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-4 in clause (v) above. However, if the certificate balances of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate balances (and the schedule for the Class A-AB principal distributions will be disregarded).
3.	Class A-1, A-2, A-3, A-4 and A-AB certificates: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.
4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.
5.	Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Distributions
(continued)	6.	Class C and Class X-C certificates: (i) first, to interest on the Class C and Class X-C certificates in the amount of, and pro rata in accordance with, their respective interest entitlements; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

7.	Class D certificates: (i) first, to interest on the Class D certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B and Class C certificates), to principal on the Class D certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class D certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.
8.	After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-C and Class D certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class E, Class F, Class G and Class H certificates sequentially in that order, in each case in a manner analogous to the Class D certificates, until the certificate balance of each such class is reduced to zero.

Realized Losses	The certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class on such Distribution Date. On each Distribution Date, any such losses will be applied to such classes of certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class H certificates; second, to the Class G certificates; third, to the Class F certificates; fourth, to the Class E certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate balances. The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the certificate balance of the Class B certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-C certificates will be reduced to reflect reductions in the certificate balances of the Class C and Class D certificates resulting from allocations of losses realized on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums

and Yield Maintenance

Charges	On each Distribution Date, each yield maintenance charge collected on the mortgage loans during the applicable one-month period for such Distribution Date is required to be distributed as follows: (a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class A-S certificates, and (ii) the group (the “YM Group B” and, together with the YM Group A, the “YM Groups”) of the Class X-B, Class B, Class C and Class D certificates, pro rata, based upon the aggregate amount of principal distributed to the classes of certificates (other than the Class X Certificates) in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates in such YM Group, in the following manner: (1) each class of certificates (other than the Class X Certificates) in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the certificates (other than the Class X Certificates) in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the amount of such yield maintenance charge allocated to such YM Group, and (2) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class X Certificates in such YM Group. If there is more than one class of certificates (other than the Class X Certificates) in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates (other than the Class X Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the mortgage loan rate described in the preceding sentence, but less than the pass-through rate, the fraction will be one.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-C, Class E, Class F, Class G, Class H or Class R certificates. Instead, after the notional amounts of the Class X-A and Class X-B certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the pooling and servicing agreement for this transaction, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may in its sole discretion make a property protection advance and will be entitled to reimbursement from the master servicer for such advance.

Serviced Mortgage

Loans/Outside Serviced

Mortgage Loans	Each of (i) the Opry Mills loan combination, (ii) the Hyatt Regency Huntington Beach Resort & Spa loan combination, (iii) the Marriott Midwest Portfolio loan combination, (iv) the Marriott Savannah Riverfront loan combination, (v) the Embassy Suites Lake Buena Vista loan combination, (vi) the 247 Bedford Avenue loan combination and (vii) the Park Place loan combination constitutes an “outside serviced loan combination,” each related mortgage loan constitutes an “outside serviced mortgage loan” and each related companion loan constitutes an “outside serviced companion loan.” Each outside serviced mortgage loan and each related outside serviced companion loan will be serviced under a pooling and servicing agreement, trust and servicing agreement or comparable agreement other than the CGCMT 2016-P4 pooling and servicing agreement (such other pooling and servicing agreement, trust and servicing agreement or comparable agreement, an “outside servicing agreement”) as reflected in the “Loan Combination Summary” table above.

Each of (i) the Fed Ex Atlanta loan combination, (ii) the Fed Ex West Palm Beach loan combination, (iii) the Fed Ex Fife loan combination and (iv) the Fed Ex Boulder loan combination constitutes a “servicing shift loan combination”, the related mortgage loan constitutes a “servicing shift mortgage loan” and the related companion loan constitutes a “servicing shift companion loan”. Each servicing shift loan combination will initially be serviced pursuant to the CGCMT 2016-P4 pooling and servicing agreement and, upon the inclusion of a designated companion loan in a future securitization transaction, the servicing of such loan combination will shift to the outside servicing agreement governing that future securitization. Accordingly, in the case of each of the Fed Ex Atlanta mortgage loan, the Fed Ex West Palm Beach mortgage loan, the Fed Ex Fife mortgage loan, and the Fed Ex Boulder mortgage loan, that mortgage loan, the related companion loan and the related loan combination will be: (i) a serviced mortgage loan, a serviced companion loan and a serviced loan combination (each as defined below), respectively, prior to any such shift in servicing; and (ii) an outside serviced mortgage loan, an outside serviced companion loan and an outside serviced loan combination, respectively, after the shift in servicing occurs.

All of the mortgage loans transferred to the issuing entity (other than the outside serviced mortgage loans, which include any servicing shift mortgage loan after the servicing thereof shifts to an outside servicing agreement) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” or, together with any related companion loans, the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the CGCMT 2016-P4 pooling and servicing agreement). See “—Loan Combinations” below.

Appraisal Reduction

Amounts	An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In general, any Appraisal Reduction Amount calculated with respect to a loan combination will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates (exclusive of the Class R certificates) then outstanding (i.e., first to the Class H certificates, then to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then, pro rata based on interest entitlements, to the Class C and Class X-C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Cumulative Appraisal

Reduction Amounts	A “Cumulative Appraisal Reduction Amount”, as of any date of determination for any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a loan combination, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event, Collateral Deficiency Amounts will be allocable to the Class H, Class G, Class F and Class E certificates, in that order, like Appraisal Reduction Amounts.

“AB Modified Loan” means any corrected mortgage loan that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option”. Instead defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced loan combination, the party acting as special servicer with respect to such outside serviced loan combination (as discussed under “—Loan Combinations” below) pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination in accordance with the terms of the related outside servicing agreement during such time as such outside serviced loan combination constitutes a sufficiently defaulted mortgage loan thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced companion loan(s) as one loan combination.

Cleanup Call	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates and the notional amounts of the Class X-A, Class X-B and Class X-C certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the CGCMT 2016-P4 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Directing Holder	The “Directing Holder” with respect to any mortgage loan serviced under the CGCMT 2016-P4 pooling and servicing agreement will be: (a) in the case of a servicing shift mortgage loan, prior to the servicing thereof shifting to an outside servicing agreement, the holder of the related controlling pari passu companion loan; and (b) in the case of any other such mortgage loan, the Controlling Class Representative.

The Directing Holder with respect to any outside serviced mortgage loan will be: (a) in the case of the Embassy Suites Lake Buena Vista mortgage loan, prior to the securitization of the Embassy Suites Lake Buena Vista controlling pari passu companion loan, Starwood Mortgage Funding VI LLC (the current holder of the Embassy Suites Lake Buena Vista controlling pari passu companion loan); and (b) in the case of (i) any other outside serviced mortgage loan, including a servicing shift mortgage loan after the servicing of such mortgage loan shifts to an outside servicing agreement, and (ii) the Embassy Suites Lake Buena Vista mortgage loan following the securitization of the Embassy Suites Lake Buena Vista controlling pari passu companion loan, the controlling class representative (or equivalent entity) under, or such other party as may be designated in, the related outside servicing agreement.

Controlling Class

Representative	The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders (by certificate balance). The “controlling class” is the most subordinate class of the Control Eligible Certificates that has an outstanding certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of that class of certificates, or if no such class meets the preceding requirement, then the Class E certificates will be the controlling class; provided, however, that (at any time that the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates has been reduced to zero without regard to the allocation of Appraisal Reduction Amounts) (A) in the case of any class of Control Eligible Certificates to which the designation of “controlling class” would otherwise shift by operation of this definition, where the certificate balance of such class of Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts) prior to such shift, then designation of “controlling class” shall not shift and shall remain with the class of Control Eligible Certificates currently designated as the controlling class, and (B) in the case of any class of Control Eligible Certificates which is then designated the “controlling class”, if the certificate balance of such class of Control Eligible Certificates is reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts), then the designation of “controlling class” shall shift to the class of Control Eligible Certificates that is the most subordinate and that also has a remaining certificate balance. The “Control Eligible Certificates” consist of the Class E, Class F, Class G and Class H certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

Eightfold Real Estate Capital Fund IV, L.P., or its affiliate, is expected to purchase the Class E, Class F, Class G and Class H certificates and, on the Closing Date, is expected to appoint Eightfold Real Estate Capital Fund IV, L.P., or its affiliate, to be the initial Controlling Class Representative.

Control Termination

Event	A “Control Termination Event” will either (a) occur when no class of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocated to such class) that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below and in the Preliminary Prospectus; provided, however, that a Control Termination Event will in no event exist at any time that the aggregate certificate balance of each class of certificates (other than the Control Eligible Certificates) (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero.

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal of any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

Consultation Termination

Event	A “Consultation Termination Event” will either (a) occur when no class of Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amounts, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below and in the Preliminary Prospectus; provided, however, that a Consultation Termination Event will in no event exist at any time that the aggregate certificate balance of each class of certificates (other than the Control Eligible Certificates) (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Control/Consultation

Rights	So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to have consent and/or consultation rights under the CGCMT 2016-P4 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) and other matters with respect to each serviced mortgage loan, except with respect to any servicing shift mortgage loan and any serviced mortgage loan as to which the Controlling Class Representative or a holder of more than 50% of the controlling class of certificates (by certificate balance) is a borrower, mortgagor or manager of a related mortgaged property or an affiliate of any of the foregoing (any such mortgage loan, an “excluded mortgage loan”).

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the CGCMT 2016-P4 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans other than any servicing shift mortgage loan and any excluded mortgage loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the serviced mortgage loans will terminate.

If at any time that the current holder of the Controlling Class (or its designee) or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificateholder (or beneficial owner) of at least a majority of the Controlling Class by certificate balance and the certificate administrator has neither (i) received notice of the then-current holders (or, in the case of book-entry certificates, beneficial owners) of at least a majority of the Controlling Class by certificate balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the CGCMT 2016-P4 pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate administrator receives either such notice.

With respect to a servicing shift loan combination, while it is serviced under the pooling and servicing agreement for this transaction, the holder of the related controlling pari passu companion loan, rather than the Controlling Class Representative, will be entitled to exercise the above-described consent rights, and to the extent permitted under the related co-lender agreement, prior to a Consultation Termination Event, the Controlling Class Representative will be entitled to exercise the above-described consultation rights.

With respect to an outside serviced loan combination, the Controlling Class Representative (prior to the occurrence of a Control Termination Event) may have limited consent and/or consultation rights, and the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement will have consent, consultation, approval and direction rights, with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced loan combination, as provided for in the related co-lender agreement and in the related outside servicing agreement, and as described under “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

Loan Combinations	The Opry Mills mortgage loan, which is evidenced by the non-controlling note A-4, will be contributed to the issuing entity, has a Cut-off Date Balance of approximately $70,000,000 and represents approximately 9.7% of the Initial Pool Balance. The related companion loans are evidenced by: (i) the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of approximately $80,000,000, is currently held by JPMorgan Chase Bank, National Association and is expected to be contributed to the JPMCC 2016-JP2 securitization transaction; (ii) the non-controlling notes A-2 and A-3, which have outstanding principal balances as of the Cut-off Date of approximately $65,000,000 and $80,000,000, respectively, are currently held by JPMorgan Chase Bank, National Association and are expected to be contributed to one or more future commercial mortgage securitization transactions; (iii) the non-controlling note A-5, which has an outstanding principal balance as of the Cut-off Date of approximately $80,000,000, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Opry Mills loan combination is expected to be serviced pursuant to the JPMCC 2016-JP2 pooling and servicing agreement.

The Hyatt Regency Huntington Beach Resort & Spa mortgage loan, which is evidenced by the non-controlling notes A-2 and A-3-1, will be contributed to the issuing entity, has a Cut-off Date Balance of approximately $60,000,000 and represents approximately 8.3% of the Initial Pool Balance. The related companion loans are evidenced by: (i) the controlling note A-1-1, which has an outstanding principal balance as of the Cut-off Date of approximately $54,000,000, and was contributed to the CGCMT 2016-C1 securitization transaction; (ii) the non-controlling notes A-1-2 and A-3-2, which have outstanding principal balances as of the Cut-off Date of approximately $6,000,000 and $20,000,000, respectively, are currently held by Citigroup Global Markets Realty Corp. and are expected to be contributed to one or more future commercial mortgage securitization transactions; and (iii) the non-controlling notes A-4 and A-5, which have outstanding principal balances as of the Cut-off Date of approximately $50,000,000 and $10,000,000, respectively, and were contributed to the BACM 2016-UBS10 securitization transaction. The Hyatt Regency Huntington Beach Resort & Spa loan combination is being serviced pursuant to the CGCMT 2016-C1 pooling and servicing agreement.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Loan Combinations

(continued)	The Esplanade I mortgage loan, which is evidenced by the controlling note A-1, will be contributed to the issuing entity, has a Cut-off Date Balance of approximately $41,500,000 and represents approximately 5.8% of the Initial Pool Balance. The related companion loan, which is evidenced by the non-controlling note A-2 and has an outstanding principal balance as of the Cut-off Date of approximately $27,000,000, is currently held by Macquarie US Trading LLC d/b/a Principal Commercial Capital and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Esplanade I loan combination will be serviced pursuant to the CGCMT 2016-P4 pooling and servicing agreement.

The 401 South State Street mortgage loan, which is evidenced by the controlling note A-1, will be contributed to the issuing entity, has a Cut-off Date Balance of approximately $32,000,000 and represents approximately 4.4% of the Initial Pool Balance. The related companion loan, which is evidenced by the non-controlling note A-2 and has an outstanding principal balance as of the Cut-off Date of approximately $15,760,000, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to one or more future commercial mortgage securitization transactions. The 401 South State Street loan combination will be serviced pursuant to the CGCMT 2016-P4 pooling and servicing agreement.

The Swedesford Office mortgage loan, which is evidenced by the controlling note A-1, will be contributed to the issuing entity, has a Cut-off Date Balance of approximately $29,964,942 and represents approximately 4.2% of the Initial Pool Balance. The related companion loan, which is evidenced by the non-controlling note A-2 and has an outstanding principal balance as of the Cut-off Date of approximately $20,476,044, is currently held by Barclays Bank PLC and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Swedesford Office loan combination will be serviced pursuant to the CGCMT 2016-P4 pooling and servicing agreement.

The Marriott Midwest Portfolio mortgage loan, which is evidenced by the non-controlling note A-2, will be contributed to the issuing entity, has a Cut-off Date Balance of approximately $27,500,000 and represents approximately 3.8% of the Initial Pool Balance. The related companion loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of approximately $55,000,000, was contributed to the CGCMT 2016-P3 securitization transaction. The Marriott Midwest Portfolio loan combination is being serviced pursuant to the CGCMT 2016-P3 pooling and servicing agreement.

The Fed Ex Atlanta mortgage loan, which is evidenced by the non-controlling note A-2, will be contributed to the issuing entity, has a Cut-off Date Balance of approximately $14,200,000 and represents approximately 2.0% of the Initial Pool Balance. The related companion loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of approximately $14,200,000, is currently held by Bank of America, N.A. and is expected to be contributed to one or more future commercial mortgage securitization transactions. It is expected that (i) prior to the securitization of the Fed Ex Atlanta controlling pari passu companion loan, the Fed Ex Atlanta loan combination will be serviced under the CGCMT 2016-P4 pooling and servicing agreement, and (ii) after the securitization of the Fed Ex Atlanta controlling pari passu companion loan, the Fed Ex Atlanta loan combination will be serviced under the pooling and servicing agreement, trust and servicing agreement or comparable agreement for such securitization transaction. The Fed Ex Atlanta loan combination is cross-collateralized and cross-defaulted with the Fed Ex West Palm Beach loan combination.

The Fed Ex West Palm Beach mortgage loan, which is evidenced by the non-controlling note A-2, will be contributed to the issuing entity, has a Cut-off Date Balance of approximately $11,837,500 and represents approximately 1.6% of the Initial Pool Balance. The related companion loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of approximately $11,837,500, is currently held by Bank of America, N.A. and is expected to be contributed to one or more future commercial mortgage securitization transactions. It is expected that (i) prior to the securitization of the Fed Ex West Palm Beach controlling pari passu companion loan, the Fed Ex West Palm Beach loan combination will be serviced under the CGCMT 2016-P4 pooling and servicing agreement, and (ii) after the securitization of the Fed Ex West Palm Beach controlling pari passu companion loan, the Fed Ex West Palm Beach loan combination will be serviced under the pooling and servicing agreement, trust and servicing agreement or comparable agreement for such securitization transaction. The Fed Ex West Palm Beach loan combination is cross-collateralized and cross-defaulted with the Fed Ex Atlanta loan combination.

The Fed Ex Fife mortgage loan, which is evidenced by the non-controlling note A-2, will be contributed to the issuing entity, has a Cut-off Date Balance of approximately $20,125,000 and represents approximately 2.8% of the Initial Pool Balance. The related companion loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of approximately $20,125,000, is currently held by Bank of America, N.A. and is expected to be contributed to one or more future commercial mortgage securitization transactions. It is expected that (i) prior to the securitization of the Fed Ex Fife controlling pari passu companion loan, the Fed Ex Fife loan combination will be serviced under the CGCMT 2016-P4 pooling and servicing agreement, and (ii) after the securitization of the Fed Ex Fife controlling pari passu companion loan, the Fed Ex Fife loan combination will be serviced under the pooling and servicing agreement, trust and servicing agreement or comparable agreement for such securitization transaction.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Loan Combinations

(continued)	The Marriott Savannah Riverfront mortgage loan, which is evidenced by the non-controlling notes A-2-2 and A-4, will be contributed to the issuing entity, has a Cut-off Date Balance of approximately $16,700,974 and represents approximately 2.3% of the Initial Pool Balance. The related companion loans are evidenced by: (i) the controlling note A-1-1 and the non-controlling note A-2-1, which have outstanding principal balances as of the Cut-off Date of approximately $19,941,461 and $19,941,461 respectively, and were contributed to the CGCMT 2016-C1 securitization transaction; and (ii) the non-controlling notes A-1-2 and A-3, which have outstanding principal balances as of the Cut-off Date of approximately $4,985,365 and $11,715,608, respectively, are currently held by Cantor Commercial Real Estate Lending, L.P. and are expected to be contributed to one or more future commercial mortgage securitization transactions. The Marriott Savannah Riverfront loan combination is being serviced pursuant to the CGCMT 2016-C1 pooling and servicing agreement.

The Embassy Suites Lake Buena Vista mortgage loan, which is evidenced by the non-controlling note A-1-B, will be contributed to the issuing entity, has a Cut-off Date Balance of approximately $13,971,308 and represents approximately 1.9% of the Initial Pool Balance. The related companion loans are evidenced by: (i) the controlling note A-1-A, which has an outstanding principal balance as of the Cut-off Date of approximately $16,965,159, is currently held by Starwood Mortgage Funding VI LLC and is expected to be contributed to one or more future commercial mortgage securitization transactions; and (ii) the non-controlling note A-2, which has an outstanding principal balance as of the Cut-off Date of approximately $10,977,456, and was contributed to the CGCMT 2016-C1 securitization transaction. Prior to the securitization of the Embassy Suites Lake Buena Vista controlling pari passu companion loan, the Embassy Suites Lake Buena Vista loan combination is being serviced under the CGCMT 2016-C1 pooling and servicing agreement, and after the securitization of the Embassy Suites Lake Buena Vista controlling pari passu companion loan, the Embassy Suites Lake Buena Vista loan combination will be serviced under the pooling and servicing agreement, trust and servicing agreement or comparable agreement for such future securitization transaction.

The 247 Bedford Avenue mortgage loan, which is evidenced by the non-controlling note A-2, will be contributed to the issuing entity, has a Cut-off Date Balance of approximately $13,850,000 and represents approximately 1.9% of the Initial Pool Balance. The related companion loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of approximately $17,150,000, was contributed to the CGCMT 2016-C1 securitization transaction. The 247 Bedford Avenue loan combination is being serviced pursuant to the CGCMT 2016-C1 pooling and servicing agreement.

The Park Place mortgage loan, which is evidenced by the non-controlling note A-2-2-2, will be contributed to the issuing entity, has a Cut-off Date Balance of approximately $11,000,000 and represents approximately 1.5% of the Initial Pool Balance. The related companion loans are evidenced by: (i) the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of approximately $50,000,000 and was contributed to the CGCMT 2016-GC36 securitization transaction; (ii) the non-controlling note A-2-1, which has an outstanding principal balance as of the Cut-off Date of approximately $20,000,000 and was contributed to the CGCMT 2016-GC37 securitization transaction; and (iii) the non-controlling note A-2-2-1, which has an outstanding principal balance as of the Cut-off Date of approximately $12,000,000 and was contributed to the CGCMT 2016-C1 securitization transaction. The Park Place loan combination is being serviced pursuant to the CGCMT 2016-GC36 pooling and servicing agreement.

The Fed Ex Boulder mortgage loan, which is evidenced by the non-controlling note A-2, will be contributed to the issuing entity, has a Cut-off Date Balance of approximately $9,225,000 and represents approximately 1.3% of the Initial Pool Balance. The related companion loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of approximately $9,225,000, is currently held by Bank of America, N.A. and is expected to be contributed to one or more future commercial mortgage securitization transactions. It is expected that (i) prior to the securitization of the Fed Ex Boulder controlling pari passu companion loan, the Fed Ex Boulder loan combination will be serviced under the CGCMT 2016-P4 pooling and servicing agreement, and (ii) after the securitization of the Fed Ex Boulder controlling pari passu companion loan, the Fed Ex Boulder loan combination will be serviced under the pooling and servicing agreement, trust and servicing agreement or comparable agreement for such securitization transaction.

Servicing Standard	Each of the serviced loans will be serviced by the master servicer and the special servicer pursuant to the terms of the CGCMT 2016-P4 pooling and servicing agreement. In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders as a collective whole as if such certificateholders constituted a single lender. The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means, for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Termination of

Special Servicer	Prior to the occurrence and continuance of a Control Termination Event, the special servicer (but not any outside special servicer for any outside serviced loan combination) may be removed and replaced by the Controlling Class Representative (except with respect to any excluded mortgage loan) at any time with or without cause, in each case, upon satisfaction of certain conditions specified in the CGCMT 2016-P4 pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer (but not any outside special servicer for any outside serviced loan combination). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of a Certificateholder Quorum, or (b) more than 50% of the voting rights of each class of Non-Reduced Certificates (as defined under “Certain Definitions” below) vote affirmatively to so replace.

“Certificateholder Quorum” means the holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account realized losses and the application of any Appraisal Reduction Amounts to notionally reduce the certificate balances) of all certificates (other than the Class R Certificates), on an aggregate basis.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the CGCMT 2016-P4 pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer (but not any outside special servicer for any outside serviced loan combination), resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of Non-Reduced Certificates vote affirmatively to so replace.

Notwithstanding the foregoing, solely with respect to a servicing shift loan combination, while it is serviced pursuant to the CGCMT 2016-P4 pooling and servicing agreement, only the holder of the related controlling pari passu companion loan may terminate the special servicer without cause.

The related outside special servicer under each outside servicing agreement generally may be (or it is anticipated that such related outside special servicer may be) replaced by: (a) in the case of the Embassy Suites Lake Buena Vista Mortgage Loan, prior to the securitization of the Embassy Suites Lake Buena Vista controlling pari passu companion loan, Starwood Mortgage Funding VI LLC (the current holder of the Embassy Suites Lake Buena Vista controlling pari passu companion loan); and (b) in the case of (i) any other outside serviced mortgage loan, including a servicing shift mortgage loan after the servicing of such mortgage loan shifts to an outside servicing agreement and (ii) the Embassy Suites Lake Buena Vista mortgage loan following the securitization of the Embassy Suites Lake Buena Vista controlling pari passu companion loan, the related outside controlling class representative or the vote of the requisite holders of certificates issued under that outside servicing agreement (depending on whether or not a control termination event or a consultation termination event exists under that outside servicing agreement) in a manner similar to the manner in which the special servicer may be replaced under the CGCMT 2016-P4 pooling and servicing agreement as described in the five preceding paragraphs.

If the special servicer, to its knowledge, becomes a “borrower party” (as described in the Preliminary Prospectus) with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, the Controlling Class Representative (so long as it is not itself a borrower party and so long as no Control Termination Event shall have occurred and be continuing) will be entitled to appoint a replacement special servicer for that mortgage loan. If the Controlling Class Representative or any other certificateholder of the controlling class is precluded from appointing a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the CGCMT 2016-P4 pooling and servicing agreement.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Servicing Compensation	Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12 month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced loan from the date such serviced loan becomes a corrected mortgage loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced loan combination, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

Operating Advisor	Prior to the occurrence of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any related final asset status report but will not have any approval or consultation rights. After a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions with respect to the serviced loan(s) and will have additional monitoring responsibilities on behalf of the entire trust.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

The operating advisor will be subject to termination if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Asset Representations

Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the CGCMT 2016-P4 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution

Provisions	The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the CGCMT 2016-P4 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the CGCMT 2016-P4 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Investor Communications	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the CGCMT 2016-P4 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the CGCMT 2016-P4 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:

—all special notices delivered.

—summaries of final asset status reports.

—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

—an “Investor Q&A Forum” and a voluntary investor registry.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTAIN DEFINITIONS (continued)
■	“ADR”: For any hospitality property, average daily rate.
■	“Appraised Value”: With respect to each mortgaged property and any date of determination, the most current appraised value of such mortgaged property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 7 months prior to the origination date of the related mortgage loan. The Appraised Value for each mortgaged property is an “as-is” appraised value except as set forth under the definition of “Appraised Value” in the Preliminary Prospectus, including, without limitation, with respect to the Marriott Midwest Portfolio, Marriott Savannah Riverfront and Hilton Suites Lexington Green mortgage loans, as to each of which the Appraised Value reflects an “as-if complete”, “as complete” or “prospective market value upon completion” appraised value which assumes the completion of PIP renovations at the respective mortgaged properties, the costs of which were reserved at origination.
■	“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.
■	“Cut-off Date LTV Ratio”: With respect to each mortgage loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that mortgage loan divided by (2) the Appraised Value of the related mortgaged property or portfolio of mortgaged properties, except as set forth under the definition of “Cut-off Date LTV Ratio” in the Preliminary Prospectus including, without limitation: (i) with respect to any mortgage loan with a pari passu companion loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such mortgage loan and the related pari passu companion loan(s), unless otherwise indicated; (ii) with respect to the Fed Ex Atlanta and Fed Ex West Palm Beach loan combinations, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date LTV Ratio is presented in the aggregate; (iii) with respect to the Embassy Suites Lake Buena Vista mortgage loan, the Cut-off Date LTV Ratio was calculated based on the Cut-off Date Balance less an earnout reserve taken at origination; (iv) with respect to each of the Marriott Midwest Portfolio, Marriott Savannah Riverfront and Hilton Suites Lexington Green mortgage loans, the Cut-off Date LTV Ratio was calculated using the related Appraised Value, which in each case is subject to certain adjustments as described under the definition of “Appraised Value” above; and (v) with respect to each of the Scotsdale Apartments, Carriage Park, Winchester Plaza and Macomb Manor Apartments mortgage loans, the Cut-off Date LTV Ratio was calculated using the related “As Stabilized Appraised Value” set forth on Annex A to the Preliminary Prospectus.
■	“FF&E”: Furniture, fixtures and equipment.
■	“GLA”: Gross leasable area.
■	“Hard Lockbox”: The borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality, mixed use and multifamily properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.
■	“Maturity Date LTV Ratio”: With respect to each mortgage loan, the ratio, expressed as a percentage of (1) the balloon balance of that mortgage loan as adjusted to give effect to the amortization of the applicable mortgage loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related mortgaged property or portfolio of mortgaged properties, except as set forth under the definition of “Maturity Date LTV Ratio” in the Preliminary Prospectus including, without limitation: (i) with respect to any mortgage loan with a pari passu companion loan, the calculation of the Maturity Date LTV Ratio is based on the aggregate balloon balance at maturity of such mortgage loan and the related pari passu companion loan(s); (ii) with respect to the Fed Ex Atlanta and Fed Ex West Palm Beach loan combinations, which are cross-collateralized and cross-defaulted with each other, the Maturity Date LTV Ratio is presented in the aggregate; (iii) with respect to the Embassy Suites Lake Buena Vista mortgage loan, the related Maturity Date LTV Ratio was calculated based on the balloon balance less an earnout reserve taken at origination; (iv) with respect to each of the Marriott Midwest Portfolio, Marriott Savannah Riverfront and Hilton Suites Lexington Green mortgage loans, the Maturity Date LTV Ratio was calculated using the related Appraised Value, which in each case is subject to certain adjustments as described under the definition of “Appraised Value” above; and (v) with respect to each of the Scotsdale Apartments, Carriage Park, Winchester Plaza and Macomb Manor Apartments mortgage loans, the Maturity Date LTV Ratio was calculated using the related “As Stabilized Appraised Value” set forth on Annex A to the Preliminary Prospectus.
■	“MSA”: Metropolitan statistical area.
■	“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.
■	“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.
■	“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.
■	“Non-Reduced Certificates”: Each class of certificates (other than Class R and Class X Certificates) that has an outstanding certificate balance as may be notionally reduced by any appraisal reduction amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.
■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.
■	“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTAIN DEFINITIONS (continued)
■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral for the related mortgage loan.
■	“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.
■	“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or beds that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or beds in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as assumptions that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months after the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related mortgaged property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.
■	“Owned Outparcel(s)”: Freestanding tenants that occupy space at the mortgaged property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.
■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.
■	“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by each applicable rating agency engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then current rating assigned by that rating agency to any class of certificates. However, such confirmation will be deemed received or not required in certain circumstances as further described in the Preliminary Prospectus. See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Preliminary Prospectus.
■	“RevPAR”: With respect to any hospitality property, revenues per available room.
■	“SF”: Square feet.
■	“Soft Lockbox”: An account into which the related borrower is required to deposit or cause the property manager to deposit all rents collected. Hospitality and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.
■	“Soft Springing Lockbox”: An account into which the related borrower is required to deposit, or cause the property manager to deposit, all rents collected until the occurrence of an event of default or one or more specified trigger events under the related loan documents, at which time the lockbox converts to a Hard Lockbox.
■	“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related loan documents.
■	“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or beds that are leased or rented (as applicable), for the aggregate leased space, available rooms, units or beds at the mortgaged property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months after the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related mortgaged property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.
■	“TRIPRA”: Terrorism Risk Insurance Program Reauthorization Act of 2015.
■	“TTM”: Trailing twelve months.
■	“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTAIN DEFINITIONS (continued)
■	“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet. In some cases, historical net cash flow for a particular mortgaged property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the mortgaged property, may be less (and, perhaps materially less) than the Underwritten Net Cash Flow shown in this Term Sheet for such mortgaged property. No representation is made as to the future cash flows of the mortgaged properties, nor are the Underwritten Net Cash Flows set forth in the Preliminary Prospectus intended to represent such future cash flows. See “Risk Factors—Underwritten Net Cash Flow Could be Based on Incorrect or Failed Assumptions” in the Preliminary Prospectus.
■	“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or loan combination, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties. The Underwritten NOI for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the mortgaged property to differ materially from the Underwritten NOI set forth in this Term Sheet. In some cases, historical net operating income for a particular mortgaged property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the mortgaged property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such mortgaged property. No representation is made as to the future cash flows of the mortgaged properties, nor are the Underwritten NOIs set forth in this prospectus intended to represent such future cash flows.
■	“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material, and in certain cases contractual rent steps generally within 15 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental and self storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases or rent decreases during the term of the related mortgage loan, Underwritten Revenues were based on the average rent over the term of the mortgage loan. In some cases, the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance. See “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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OPRY MILLS

OPRY MILLS
2
POLO RALPH LAUREN

Saks Fifth Avenue OFF 5TH

OPRY MILLS

OPRY MILLS
Saks Fifth Avenue OFF 5TH
Nike Factory Store
Polo Ralph Lauren Factory Store
Bed Bath & Beyond
Forever 21
Aquarium Restaurant
Regal Cinemas
VF Outlet
TGI Friday's
Off Broadway Shoe Warehouse
OPRY MILLS Dr.
General Jackson Showboat

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

OPRY MILLS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

OPRY MILLS

CARTIFACT
Opry Mills
433 Opry Mills Drive
Nashville, TN 37214
Nashville
MADISON
TriStar Skyline Medical Center
BRILEY PKY
EAST NASHVILLE
LOCKELAND SPRINGS
DOWNTOWN
Bridgestone Arena
LP Field
Two Rivers Golf Course
Shelby Park
Mount Olivet Funeral Home and Cemetery
Trevecca Nazarene University
BELAIR
NASHVILLE INTERNATIONAL AIRPORT
Crescent Plaza Shopping Center
STARDUST ACRES
SEVEN OAKS
Seven Oaks Park
CURREYWOOD ACRES
One Hundred Oaks Mall
Paragon Mills Park
Nashville Zoo at Grassmere
Nashboro Village
Nashboro Village Golf Course
J. Percy Priest Reservoir
Elm Hill Recreation Area
Hamilton Creek Park
E.N. Peeler Park
St Louis
Louisville
Lexington
Evansville
Paducah
Clarksville
Nashville
Memphis
Chattanooga
Huntsville
Tupelo
Birmingham
Atlanta
INDIANA
ILLINOIS
KENTUCKY
TENNESSEE
MISSISSIPPI
ALABAMA
GEORGIA

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

OPRY MILLS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	CGMRC
Location (City/State)	Nashville, Tennessee		Cut-off Date Principal Balance(3)	$70,000,000
Property Type	Retail		Cut-off Date Principal Balance per SF(2)	$320.61
Size (SF)	1,169,633		Percentage of Initial Pool Balance	9.7%
Total Occupancy as of 3/14/2016	98.6%(1)		Number of Related Mortgage Loans	None
Owned Occupancy as of 3/14/2016	98.6%(1)		Type of Security	Fee Simple
Year Built / Latest Renovation	2000 / 2010 - 2014		Mortgage Rate	4.09200%
Appraised Value	$738,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Term (Months)	120

Underwritten Revenues	$52,975,528
Underwritten Expenses	$15,212,634	Escrows(4)
Underwritten Net Operating Income (NOI)	$37,762,894		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$36,274,285	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	50.8%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	50.8%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.43x / 2.33x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.1% / 9.7%	Other(5)	$0	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$375,000,000	99.0%	Loan Payoff	$346,592,719	91.5%
Other Sources	3,961,185	1.0	Principal Equity Distribution	30,241,711	8.0
			Closing Costs	2,126,755	0.6

Total Sources	$378,961,185	100.0%	Total Uses	$378,961,185	100.0%

(1)	Total Occupancy and Owned Occupancy includes four tenants, Madame Tussauds (25,854 SF), Hofbrauhaus Beer Garden (14,658 SF), Abercrombie & Fitch (6,500 SF), and Swarovski (1,231 SF), collectively representing approximately 4.1% of the net rentable area, which have executed leases but are not yet in occupancy. Madame Tussauds is expected to take occupancy and begin paying rent on May 1, 2017. Hofbrauhaus Beer Garden, Abercrombie & Fitch and Swarovski are expected to take occupancy and begin paying rent on August 1, 2016.
(2)	Calculated based on the aggregate outstanding principal balance of the Opry Mills Loan Combination (as defined below).
(3)	The Opry Mills Loan has a Cut-off Date Balance of $70,000,000 and represents the non-controlling note A-4 of the $375,000,000 Opry Mills Loan Combination, which is evidenced by five pari passu notes totaling $375,000,000. The related companion loans are evidenced by (i) the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $80,000,000, which is currently held by JPMorgan Chase Bank, National Association and expected to be contributed to the JPMCC 2016-JP2 securitization transaction, (ii) the non-controlling notes A-2 and A-3, with outstanding principal balances as of the Cut-off Date of 65,000,000 and 80,000,000, respectively, which are currently held by JPMorgan Chase Bank, National Association and expected to be contributed to one or more future commercial mortgage securitization transactions and (iii) the non-controlling note A-5, with an outstanding principal balance as of the Cut-off Date of $80,000,000, which is currently held by Citigroup Global Markets Realty Corp. and expected to be contributed to one or more future commercial mortgage securitization transactions. See “—The Mortgage Loan” below.
(4)	See “—Escrows” below.
(5)	In lieu of cash reserves, the borrower sponsor delivered a guaranty in the amount of $3,943,000 for the outstanding tenant improvement, tenant allowances and leasing commission obligations.

■	The Mortgage Loan. The mortgage loan (the “Opry Mills Loan”) is part of a loan combination (the “Opry Mills Loan Combination”) evidenced by five pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 1,169,633 SF super regional mall located in Nashville, Tennessee (the “Opry Mills Property”). The Opry Mills Loan, which is evidenced by note A-4, represents a non-controlling interest in the Opry Mills Loan Combination, had an original principal balance of $70,000,000, has a Cut-off Date Balance of $70,000,000 and represents approximately 9.7% of the Initial Pool Balance. The related companion loans (the “Opry Mills Companion Loans”) had an aggregate original principal balance of $305,000,000, have an outstanding principal balance as of the Cut-off Date of $305,000,000 and are evidenced by (i) the controlling note A-1, which is currently held by JPMorgan Chase Bank, National Association and expected to be contributed to the JPMCC 2016-JP2 securitization transaction, (ii) the non-controlling notes A-2 and A-3, which are currently held by JPMorgan Chase Bank, National Association and are expected to be contributed to one or more future commercial mortgage securitization transactions, and (iii) the non-controlling note A-5, which is currently held by Citigroup Global Markets Realty Corp. and expected to be contributed to one or more future commercial mortgage securitization transactions. The Opry Mills Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and JPMorgan Chase Bank, National Association on June 2, 2016, had an original principal balance of $375,000,000, has an outstanding principal balance as of the Cut-off Date of $375,000,000, and accrues interest at an interest rate of 4.09200% per annum. The proceeds of the Opry Mills Loan Combination were primarily used to refinance the existing debt on the Opry Mills Property, return equity to the borrower sponsor, and pay origination costs.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

OPRY MILLS

The Opry Mills Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Opry Mills Loan requires interest only payments on each due date. The scheduled maturity date of the Opry Mills Loan is the due date in July 2026. Provided that no event of default has occurred and is continuing under the Opry Mills Loan documents, at any time after the earlier of August 1, 2019 and the second anniversary of the securitization of the last portion of the Opry Mills Loan Combination, the Opry Mills Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Opry Mills Loan documents. Provided that no event of default has occurred and is continuing under the Opry Mills Loan documents, voluntary prepayment of the Opry Mills Loan without a prepayment premium or yield maintenance charge is permitted after the due date in December 2025.

■	The Mortgaged Property. The Opry Mills Property is a super-regional shopping mall located adjacent to the Gaylord Opryland Resort & Convention Center in Nashville, Tennessee. The Opry Mills Property serves as a shopping, dining and entertainment destination and is the only mall in Nashville that features designer factory outlet shopping. The Opry Mills Property is located in Opryland (which includes the Gaylord Opryland Resort & Convention Center and the Grand Ole Opry), which has over 3.0 million visitors each year. Major retailers and department stores at the Opry Mills Property include Bass Pro Shops Outdoor, Forever 21, Bed Bath & Beyond, Off Broadway Shoes, Saks Fifth Avenue Off 5th, a Regal Cinema movie theater with IMAX and H&M, among others. Additionally, the Opry Mills Property features a range of restaurants and food court tenants, including Rainforest Café, T.G.I. Fridays, Johnny Rockets, Chili’s, Moe’s Southwest Grill, Subway and Charley’s Grilled Subs. The Opry Mills Property provides approximately 8,073 parking spaces, resulting in a parking ratio of approximately 6.9 spaces per 1,000 SF of net rentable area.
As of March 14, 2016, the Opry Mills Property was approximately 98.6% leased by 169 tenants. The Opry Mills Property’s in-line tenants generally consist of national tenants, such as Polo Ralph Lauren, Nike Factory Store, Gap Outlet, Victoria’s Secret, Tommy Hilfiger, Banana Republic Factory Store and Old Navy Outlet. Gross mall sales for all tenants that had reported as of the trailing 12 month period ending December 31, 2015 were approximately $401.2 million. In-line sales per SF for comparable stores occupying less than 10,000 SF were approximately $447, $468 and $485 in 2013, 2014 and 2015, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 SF for the same years were approximately 11.8%, 11.8% and 11.8%, respectively.

The Opry Mills Property originally opened in 2000 on the former site of the Opryland USA theme park but was closed from May 2010 to March 2012 as a result of flooding from the Cumberland River. The damage to the Opry Mills Property was caused by the confluence of torrential rainfall (over 13.5 inches of rain within a 36 hour period) and the sudden release of water from the Old Hickory Dam, which was authorized by the Army Corps of Engineers (“USACE”). The Opry Mills Property was redeveloped during that period and a portion of the redevelopment included improvements to structural features in order to limit potential future flood damage. Additionally, improvements to the Cumberland River levee and pumping system were made and a post-flood technical report was prepared by USACE, outlining how it contributed to the crisis and its intent to use this information in order to reduce consequences of any potential future flooding. The Opry Mills Property re-opened in March 2012 after the borrower sponsor spent over $130.0 million to redevelop the Opry Mills Property. Operating performance improved following the redevelopment as the re-tenanting of the Opry Mills Property resulted in a higher proportion of national and credit tenancy.

Opryland is a country music themed tourist attraction that encompasses approximately 124 acres and includes the Opry Mills Property, the Gaylord Opryland Resort & Convention Center and the Grand Ole Opry. The 2,881 room Gaylord Opryland Resort & Convention Center (the largest hotel outside of Las Vegas), together with the Grand Ole Opry, draws a substantial number of visitors per year, including 1.5 million hotel guests and 2.6 million banquet facility guests, which support the foot traffic at the Opry Mills Property. The Grand Ole Opry, Tennessee’s largest tourist attraction and often called the “home of American music”, is a country music venue that showcases a variety of renowned country music artists and receives several hundreds of thousands of visitors each year. Additionally, the General Jackson Showboat, a 1,200 passenger paddlewheel boat featuring a variety of daily country music lunch and dinner cruises, docks at Opryland.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

OPRY MILLS

The following table presents certain information relating to the major tenants at the Opry Mills Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(3)	Occupancy Cost(3)	Renewal / Extension Options
Regal Cinema(4)(5)	NR / Ba1 / B+	100,056	8.6%	$2,151,204	7.2%	$21.50	5/30/2020	$557,200	24.6%	4, 5-year options
Forever 21	NR / NR / NR	53,244	4.6	1,465,467	4.9	27.52	1/31/2019	$168	18.9%	NA
Dave & Buster’s	NR / NR / NR	56,886	4.9	1,320,000	4.4	23.20	11/30/2021	$277	9.6%	1, 5-year option
Bass Pro Shops Outdoor	NR / NR / NR	130,131	11.1	1,014,996	3.4	7.80	4/30/2020	$342	3.0%	6, 5-year options
Off Broadway Shoes	NR / NR / NR	29,722	2.5	962,346	3.2	32.38	1/31/2021	$229	19.2%	NA
H&M(6)	NR / NR / NR	25,022	2.1	877,770	2.9	35.08	1/31/2024	$390	18.9%	1, 5-year option
Rainforest Cafe	NR / NR / NR	20,046	1.7	563,778	1.9	28.12	5/31/2020	$322	10.8%	2, 5-year options
Sun & Ski Sports	NR / NR / NR	21,429	1.8	469,295	1.6	21.90	5/31/2022	$190	14.5%	4, 5-year options
Bed Bath & Beyond	NR / Baa1 / BBB+	30,966	2.6	390,001	1.3	12.59	3/31/2022	$148	10.0%	2, 5-year options
Nike Factory Store	NR / A1 / AA-	13,697	1.2	380,356	1.3	27.77	1/31/2023	$858	5.4%	1, 5-year option
Ten Largest Tenants		481,199	41.1%	$9,595,213	32.2%	$19.94
Remaining Tenants		672,593	57.5	20,197,679	67.8	30.03
Vacant		15,841	1.4	0	0.0	0.00
Total / Wtd. Avg. All Tenants		1,169,633	100.0%	$29,792,892	100.0%	$25.47

(1)	Based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Tenant Sales $ per SF/Screen and Occupancy Cost represent sales for the 12-month period ending December 31, 2015 for all tenants.
(4)	Tenant Sales $ per SF/Screen reflects sales per screen for Regal Cinema. Tenant Sales $ per SF/screen is based on a total of 20 screens.
(5)	Regal Cinema has the right to terminate its lease if the occupancy rate at the Opry Mills Property falls below 50% of the leasable area, not including the premises of Regal Cinema, and such occupancy rate continues for 12 months.
(6)	H&M pays percentage rent based on 9% of adjusted gross sales.

The following table presents the lease rollover schedule at the Opry Mills Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	$0.00	0
2017	10,727	0.9	0.9%	512,369	1.7	$47.76	7
2018	31,640	2.7	3.6%	947,674	3.2	$29.95	6
2019	74,806	6.4	10.0%	2,287,343	7.7	$30.58	8
2020	302,926	25.9	35.9%	4,451,505	14.9	$14.70	8
2021	109,093	9.3	45.2%	2,648,138	8.9	$24.27	4
2022	343,763	29.4	74.6%	10,570,758	35.5	$30.75	82
2023	168,702	14.4	89.1%	4,878,116	16.4	$28.92	35
2024	34,792	3.0	92.0%	1,389,681	4.7	$39.94	5
2025	8,597	0.7	92.8%	598,004	2.0	$69.56	4
2026	42,892	3.7	96.4%	1,359,304	4.6	$31.69	8
2027 & Thereafter	25,854	2.2	98.6%	150,000	0.5	$5.80	2
Vacant	15,841	1.4	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	1,169,633	100.0%		$29,792,892	100.0%	$25.82	169

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not reflected in the Lease Expiration Schedule.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

OPRY MILLS

The following table presents certain information relating to historical leasing at the Opry Mills Property:

Historical Leased %(1)

	2013	2014	2015	As of 3/14/2016
Owned Space	97.0%	97.0%	97.0%	98.6%(2)

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	Occupancy includes four tenants, Madame Tussauds (25,854 SF), Hofbrauhaus Beer Garden (14,658 SF), Abercrombie & Fitch (6,500 SF), and Swarovski (1,231 SF), collectively representing approximately 4.1% of the net rentable area, which have executed leases but are not yet in occupancy. Madame Tussauds is expected to take occupancy and begin paying rent on May 1, 2017. Hofbrauhaus Beer Garden, Abercrombie & Fitch and Swarovski are expected to take occupancy and begin paying rent on August 1, 2016.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Opry Mills Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 1/31/2016	Underwritten	Underwritten $ per SF
Base Rent	$25,645,666	$26,886,191	$27,691,194	$27,869,739	$29,792,892	$25.47
Gross Up Vacancy	0	0	0	0	583,384	0.50
Total Rent	$25,645,666	$26,886,191	$27,691,194	27,869,739	$30,376,276	$25.97
CAM Reimbursements	7,524,044	8,002,492	8,242,367	8,206,506	9,142,890	7.82
Percentage Rent	1,963,537	1,701,241	2,159,817	2,101,647	2,309,076	1.97
Other Reimbursements(2)	8,371,007	7,940,550	8,087,640	7,918,716	7,974,588	6.82
Net Rental Income	$43,504,254	$44,530,474	$46,181,018	46,096,608	$49,802,830	$42.58
Vacancy/Credit Loss	0	0	0	0	(2,490,141)	(2.13)
Other Income(3)	5,622,945	5,533,441	5,553,022	5,669,254	5,662,840	4.84
Effective Gross Income	$49,127,199	$50,063,915	$51,734,040	51,765,862	52,975,528	$45.29

Total Expenses(4)	$14,625,041	$15,076,680	$15,026,181	14,870,712	$15,212,634	$13.01

Net Operating Income(5)	$34,502,158	$34,987,235	$36,707,859	36,895,150	$37,762,894	$32.29

Total TI/LC, Capex/RR	0	0	0	0	1,488,609	1.27
Net Cash Flow	$34,502,158	$34,987,235	$36,707,859	36,895,150	$36,274,285	$31.01

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Other Reimbursements include utilities and real estate taxes.
(3)	Other Income primarily includes income attributable to temporary tenants (including kiosk, vending machines, events and promotions), marketing income from tenants, and ATM rental income.
(4)	Total Expenses were underwritten to SPG’s 2016 budget. Historical financials were normalized to exclude non-recurring legal expenses associated with the 2010 flooding of the Cumberland River. 2014 was adjusted by $3.2 million and 2015 was adjusted by $6.5 million. The borrower has provided a guaranty related to the payment of any future legal expenses in connection with such event.
(5)	Underwritten Net Operating Income is higher than TTM 1/31/2016 Net Operating Income due primarily to the inclusion of four tenants Madame Tussauds, Hofbrauhaus Beer Garden, Abercrombie & Fitch and Swarovski which have signed leases but have not yet taken occupancy as well as contractual rent increases through May 2017. No reserve has been taken for such tenants that are not yet in occupancy.
■	Appraisal. According to the appraisal, the Opry Mills Property had an “as-is” appraised value of $738,000,000 as of May 10, 2016.
■	Environmental Matters. Based on a Phase I environmental report dated May 13, 2016, the environmental consultant did not identify evidence of a recognized environmental condition and recommended no further action.
■	Market Overview and Competition. The Opry Mills Property is located in Nashville, Tennessee within Opryland. Regional access to the area is provided by Interstate-40, Interstate-65 and Interstate-24. Nashville International Airport is located approximately 5.0 miles south of the Opry Mills Property along Interstate-40 and is served by 14 carriers with on average more than 375 daily arriving and departing flights. According to the appraisal, the trade area within a 30-mile radius contains approximately 1.5 million people, with an average household income of $79,950 as of 2015. The appraisal concluded that market rents were generally in-line with the rents in-place at the Opry Mills Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

OPRY MILLS

The following table presents certain information relating to the primary competition for the Opry Mills Property:

Competitive Set(1)

	Opry Mills Property	Rivergate Mall	The Mall at Green Hills	Providence Marketplace
Proximity (miles)	-	9.5	13.8	14.0
Year Built / Renovated	2000 / 2010 - 2014	1971 / 2011	1955 / 2011	2006 / NA
Total GLA	1,169,633(2)	1,138,169	869,000	835,000
Total Occupancy	98.6%(2)	94%	98%	98%
Anchors	Bed Bath & Beyond, Forever 21, H&M, Bass Pro Shops Outdoor(2)	Dillard’s, JCPenney, Macy’s, Sears	Dillard’s, Macy’s, Nordstrom	Target, Belk, JCPenney, Kroger, Dick’s Sporting Goods, TJ Maxx, Homegoods
	Cool Springs Galleria	Lebanon Premium Outlets	The Avenue Murfreesboro	Stones River Mall
Proximity (miles)	22.0	29.0	31.0	31.0
Year Built / Renovated	1991 / 2006	1988 / NA	2007 / NA	1992 / 2008
Total GLA	1,381,800	227,262	747,497	598,688
Total Occupancy	99%	100%	90%	97%
Anchors	Dillard’s, JCPenney, Macy’s, Belk	Gap Factory Store, Nike, AnnTaylor, The Children’s Place	Belk, Dick’s Sporting Goods, Best Buy, Haverty’s Furniture	Dillard’s, JCPenney, Sears

(1)	Source: Appraisal.
(2)	Source: Rent Roll dated March 14, 2016.
■	The Borrower. The borrower is Opry Mills Mall Limited Partnership, a single-purpose, single-asset Delaware limited partnership. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Opry Mills Loan. The non-recourse carveout guarantor for the Opry Mills Loan is Simon Property Group, L.P. (“SPG”) which is the operating partnership of Simon Property Group, Inc. Simon Property Group, Inc. is the largest real estate investment trust (“REIT”) in the United States. Simon Property Group, Inc. owns, develops and manages retail real estate properties, which consist primarily of malls and premium outlets. SPG’s liability under the non-recourse carveout provisions (including provisions relating to environmental liability) in the Opry Mills Loan documents is capped at $75.0 million plus reasonable collection costs.
■	Litigation Guaranty. In connection with a casualty from the flooding that occurred at the Opry Mills Property in 2010, the borrower was involved in a 5-year lawsuit against the insurers who initially awarded only $50.0 million out of the $200.0 million that the borrower sponsor claimed, and was ultimately granted a summary judgment by the Chancery Court for Davidson County, Tennessee, which awarded the borrower sponsor $204.0 million. The case is currently being appealed and SPG has provided a guaranty to the lender for payment of all obligations, costs, expenses and liabilities of the borrower and its affiliates incurred in connection with such insurance proceedings, including any post-trial motions and appeals arising therefrom, all attorney’s fees or disbursements, expert witness fees and other related expenses, costs or fees. Neither the lender nor the servicer has (i) any right to participate in the insurance proceedings or (ii) any right to approve any decisions of the borrower with respect to the insurance proceedings or any appeals or settlement. Under the Opry Mills Loan documents, any amounts received by the borrower from the insurance proceedings are not required to be deposited into the lockbox account and may be retained or disbursed by the borrower in its sole discretion and control in accordance with its organizational documents.
■	Escrows. In connection with the origination of the Opry Mills Loan, no upfront escrows were taken at origination. In lieu of cash reserves, SPG delivered a guaranty in the amount of $3,943,000 for the outstanding tenant improvement, tenant allowances and leasing commission obligations.

Additionally, on each due date: (A) the monthly tax reserve is waived so long as (i) there is no event of default, (ii) no DSCR Reserve Trigger Event (as defined below) exists and (iii) the borrower does not (a) fail to pay all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent or (b) fail to

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

OPRY MILLS

provide the lender with satisfactory evidence that taxes have been paid prior to the assessment of any late payment penalty and the date that such taxes become delinquent upon request; (B) the monthly insurance reserve is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the Opry Mills Property is insured under an acceptable blanket policy in accordance with the Opry Mills Loan documents; (C) the monthly replacement reserve is waived so long as no DSCR Reserve Trigger Period or event of default exists under the Opry Mills Loan documents and following the occurrence and during the continuance of a DSCR Reserve Trigger Period or an event of default, the borrower is required to deposit $19,494 per month ($0.20 per SF annually) for replacement reserves, subject to a cap of $701,780 ($0.60 per SF); and (D) following the occurrence and during the continuance of a DSCR Reserve Trigger Period or an event of default, the borrower is required to deposit $160,825 per month ($1.65 per SF annually) for TI/LC reserves. The TI/LC reserve is subject to a cap of $5,789,683 ($4.95 per SF).

A “DSCR Reserve Trigger Event” means, that as of the date of determination, the debt service coverage ratio based on the trailing four calendar quarter period immediately preceding the date of such determination is less than 1.75x for two consecutive calendar quarters.

A “DSCR Reserve Trigger Period” means the period commencing on the occurrence of a DSCR Reserve Trigger Event and continuing until the achievement of a debt service coverage ratio of 1.75x or greater for two consecutive calendar quarters based on the trailing four calendar quarter period immediately preceding the date of determination and provided that no event of default has occurred and is continuing.
■	Lockbox and Cash Management. The Opry Mills Loan documents require a hard lockbox with springing cash management. The Opry Mills Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to the Opry Mills Property be deposited into such lockbox account within two business days following receipt. If no Opry Mills Lockbox Event Period (as defined below) is continuing, the funds in the lockbox account are swept to an account controlled by the borrower. During an Opry Mills Lockbox Event Period, all rents will be swept to a segregated cash management account and held in trust and for the benefit of the lender. The designated agent for the benefit of the lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of an Opry Mills Lockbox Event Period, all funds deposited into the cash management account (with respect to an Opry Mills DSCR Trigger Event (as defined below), after payment of debt service, required reserves and budgeted operating expenses) will be held as additional security for the Opry Mills Loan.

An “Opry Mills Lockbox Event Period” exists upon (a) an event of default and continues until the acceptance by the lender of a cure of such event of default in accordance with the Opry Mills Loan documents; (b) any bankruptcy action of the borrower; (c) a bankruptcy action of the manager if the manager is an affiliate of the borrower, if such manager is not replaced within sixty days with a qualified manager in accordance with the Opry Mills Loan documents and continues until such time the bankruptcy action is discharged or dismissed within ninety days without any adverse consequences to the Opry Mills Property or the Opry Mills Loan; or (d) an Opry Mills DSCR Trigger Event until the achievement of a debt service coverage ratio of 1.60x or greater for two consecutive calendar quarters based upon the trailing four calendar quarter period immediately preceding the date of determination. The borrower may not cure an event causing an Opry Mills Lockbox Event Period (i) more than five times during the term of the Opry Mills Loan or (ii) triggered by a bankruptcy action of the borrower.

An “Opry Mills DSCR Trigger Event” means that, as of the date of determination, the debt service coverage ratio based on the trailing four calendar quarter period immediately preceding the date of such determination is less than 1.60x for two consecutive calendar quarters.

■	Property Management. The Opry Mills Property is managed by Simon Management Associates II, LLC, an affiliate of the borrower sponsor. The lender has the right to terminate the property management agreement and replace the property manager or require that the borrower terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in a bankruptcy action or proceeding; (ii) an event of default has occurred and is continuing; or (iii) a default by the property manager has

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

OPRY MILLS

occurred and is continuing under the property management agreement after the expiration of all applicable notice and cure periods.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.
■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Opry Mills Property. If TRIPRA is not in effect, the borrower is not required to pay annual premiums in excess of an amount equal to two times the then-current annual insurance premiums payable by the borrower for the policies insuring only the Opry Mills Property (excluding the wind and flood components of such insurance premiums) on a stand-alone basis in order to obtain the terrorism coverage and, if the cost of terrorism insurance exceeds such cap, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such cap, and the stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to the Opry Mills Property and reasonable for the geographic region where the Opry Mills Property is located, up to $5,000,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

CARTIFACT
GENEVA AVE
FRANKFORT AVE
ELMIRA AVE
DETROIT AVE
CHICAGO AVE
BALTIMORE AVE
ATLANTA AVE
PECAN AVE
OLIVE AVE
ORANGE AVE
WALNUT AVE
9TH ST
8TH ST
7TH ST
6TH ST
5TH ST
MAIN ST
LAKE ST
2ND ST
1ST ST
HUNTINGTON ST
CALIFORNIA ST
DELAWARE ST
NEPTUNE DR
SEASHELL DR
CORAL LN
BLUE FIN
DRIFTWOOD DR
BEACHCOMBER DR
SUNDOWN LN
POOLSIDE LN
COAST WATCH LN
PACIFIC VIEW AVE
MORABITO DR
Cucina Alessa
Steve's Liquor Market
Jax Bicycle Center
Electric Chair
Manning Park
DOWNTOWN HUNTINGTON BEACH
Sushi On Fire
Beach Front 301
Avila's El Ranchito
Pete's Mexican Food
Bulldog Lounge
Luggatti's Italian Grill
Sanchos Tacos
Hurricane Bar & Grill
The Strand
Skechers USA
Huntington Beach Beer
BJ's Restaurant
Jack's Surfboards
Johnny Rockets
Gallagher's Pub & Grill
Fred's Mexican Cafe
Spark Woodfire Grill
Duke's Huntington Beach
Huntington State Beach
Huntington Beach Pier
Savannah at the Beach
Huntington Beach Community Services
Huntington Beach
Pacific City (191,000 SQ FT Retail) (165 Room Hotel) (516 Unit Condominiums)
Retail Development
Hotel Development
Surf City Beach Cottages
Hilton Waterfront Beach Hotel
PACIFIC COAST HIGHWAY
HUNTINGTON BEACH BIKE TRAIL
Hyatt Regency Huntington Beach Resort & Spa
21500 Pacific Coast Highway
Huntington Beach, CA 92648
1
PACIFIC OCEAN
Huntington State Beach
Los Angeles
Santa Monica
Beverly Hills
West Hollywood
Alhambra
Arcadia
Irwindale
Monterey Park
West Covina
Walnut
Culver City
Montebello
Industry
Vernon
Marina Del Rey
LAX
South Gate
Whittier
El Segundo
Downey
Santa Fe Springs
La Habra
Brea
Manhattan Beach
Lynwood
Norwalk
Fullerton
Torrance
Carson
Lakewood
Cerritos
Buena Park
Anaheim
LGB
Lomita
Long Beach
Cypress
Orange
Garden Grove
Rancho Palos Verdes
Seal Beach
Westminster
Santa Ana
San Pedro Bay
Huntington Beach
Fountain Valley
SNA
Costa Mesa
Newport Beach

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Huntington Beach, California	Cut-off Date Principal Balance(2)		$60,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(1)		$386,847.20
Size (Rooms)	517	Percentage of Initial Pool Balance		8.3%
Total TTM Occupancy as of 12/31/2015	83.5%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 12/31/2015	83.5%	Type of Security		Fee Simple
Year Built / Latest Renovation	2003 / 2009-2015	Mortgage Rate		5.07000%
Appraised Value	$367,900,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest-Only Period (Months)		48
Underwritten Revenues	$88,435,908
Underwritten Expenses	$62,406,949	Escrows
Underwritten Net Operating Income (NOI)	$26,028,959
Underwritten Net Cash Flow (NCF)	$22,537,164		Upfront	Monthly
Cut-off Date LTV Ratio(1)	54.4%	Taxes	$898,739	$299,580
Maturity Date LTV Ratio(1)	49.2%	Insurance	$743,645	$63,174
DSCR Based on Underwritten NOI / NCF(1)	2.00x / 1.74x	FF&E(3) (4)	$9,300,000	$0
Debt Yield Based on Underwritten NOI / NCF(1)	13.0% / 11.3%	Other	$0	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Combination Amount	$200,000,000	99.9%	Loan Payoff	$102,519,949	51.2%
Other Sources	136,576	0.1	Principal Equity Distribution	77,797,460	38.9
			Reserves	10,942,384	5.5
			Other Uses(5)	7,900,000	3.9
			Closing Costs	976,782	0.5
Total Sources	$200,136,576	100.0%	Total Uses	$200,136,576	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Hyatt Regency Huntington Beach Resort & Spa Loan Combination.

(2)	The Hyatt Regency Huntington Beach Resort & Spa Loan has a Cut-off Date Balance of $60,000,000 and represents the non-controlling notes A-2 and A-3-1 of the $200,000,000 Hyatt Regency Huntington Beach Resort & Spa Loan Combination, which is evidenced by seven pari passu notes. The related companion loans are evidenced by (i) the controlling note A-1-1, with an outstanding principal balance as of the Cut-off Date of $54,000,000, which was contributed by Citigroup Global Markets Realty Corp., to the CGCMT 2016-C1 securitization transaction, (ii) the non-controlling note A-1-2, with an outstanding principal balance as of the Cut-off Date of $6,000,000, which is currently held by Citigroup Global Markets Realty Corp. and expected to be contributed to one or more future commercial mortgage securitization transactions, (iii) the non-controlling note A-3-2, with an outstanding principal balance as of the Cut-off Date of $20,000,000, which is currently held by Citigroup Global Markets Realty Corp. and expected to be contributed to one or more future commercial mortgage securitization transactions, (iv) the non-controlling note A-4, with an outstanding principal balance as of the Cut-off Date of $50,000,000, which was contributed by UBS Real Estate Securities Inc. to the BACM 2016-UBS10 securitization transaction and (v) the non-controlling note A-5, with an outstanding principal balance as of the Cut-off Date of $10,000,000, which was contributed by UBS Real Estate Securities Inc. to the BACM 2016-UBS10 securitization transaction. See “—The Mortgage Loan” below.

(3)	The $9,300,000 for FF&E is held by the Hyatt Manager (as defined below) in an account in which the lender has a perfected security interest. See “—Escrows” below.

(4)	The monthly FF&E reserve is one-twelfth of 4.0% of total revenue, however the requirement to fund the FF&E reserve on each monthly payment due date is waived per the terms of the Hyatt Regency Huntington Beach Resort & Spa Loan agreement under certain conditions. See “—Escrows” below.

(5)	Other Uses of $7,900,000 represents the borrower’s purchase of the fee simple interest in the Hyatt Regency Huntington Beach Resort & Spa Property. The Hyatt Regency Huntington Beach Resort & Spa Property was previously encumbered by a ground lease.

■	The Mortgage Loan. The mortgage loan (the “Hyatt Regency Huntington Beach Resort & Spa Loan”) is part of a loan combination (the “Hyatt Regency Huntington Beach Resort & Spa Loan Combination”) evidenced by seven pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 517-room full service hotel located in Huntington Beach, California (the “Hyatt Regency Huntington Beach Resort & Spa Property”). The Hyatt Regency Huntington Beach Resort & Spa Loan, which is evidenced by non-controlling notes A-2 and A-3-1, represents the non-controlling interest in the Hyatt Regency Huntington Beach Resort & Spa Loan Combination, had an original principal balance of $60,000,000, has a Cut-off Date Balance of $60,000,000 and represents approximately 8.3% of the Initial Pool Balance. The related companion loans (the “Hyatt Regency Huntington Beach Resort & Spa Companion Loans”) had an aggregate original principal balance of $140,000,000, have an outstanding principal balance as of the Cut-off Date of $140,000,000 and are evidenced by (i) the controlling note A-1-1 which was previously contributed, by Citigroup Global Markets Realty Corp., to the CGCMT 2016-C1 securitization transaction, (ii) the non-controlling notes A-1-2 and A-3-2 which are currently held by Citigroup Global Markets Realty Corp. and are expected to be contributed to one or more future securitization transactions, and (iii) the non-controlling notes A-4 and A-5 which were previously contributed, by UBS Real Estate Securities Inc., to the BACM 2016-UBS10 securitization transaction. The Hyatt Regency Huntington Beach Resort & Spa Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and UBS Real Estate Securities Inc. on April 27, 2016, had an original principal balance of $200,000,000, has an outstanding principal balance as of the Cut-off Date of $200,000,000 and accrues interest at an interest rate of 5.07000% per annum. The proceeds of the Hyatt Regency Huntington Beach Resort & Spa Loan Combination were primarily used to refinance the existing debt on the Hyatt Regency Huntington Beach Resort & Spa Property, return equity to the borrower sponsor, fund reserves, acquire the fee simple interest in the Hyatt Regency Huntington Beach Resort & Spa Property and pay origination costs. The previous mortgage loan

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

secured by the Hyatt Regency Huntington Beach Resort & Spa Property was included in the JPMCC 2006-LDP7 securitization trust.

The Hyatt Regency Huntington Beach Resort & Spa Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Hyatt Regency Huntington Beach Resort & Spa Loan requires interest only payments on each due date through and including the due date occurring in May 2020 and thereafter requires payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date of the Hyatt Regency Huntington Beach Resort & Spa Loan is the due date in May 2026. Provided that no event of default has occurred and is continuing under the Hyatt Regency Huntington Beach Resort & Spa Loan documents, at any time after the earlier of the third anniversary of origination of the Hyatt Regency Huntington Beach Resort & Spa Loan and the second anniversary of the securitization of the last portion of the Hyatt Regency Huntington Beach Resort & Spa Loan Combination, the Hyatt Regency Huntington Beach Resort & Spa Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Hyatt Regency Huntington Beach Resort & Spa Loan documents. Provided that no event of default has occurred and is continuing under the Hyatt Regency Huntington Beach Resort & Spa Loan documents, voluntary prepayment of the Hyatt Regency Huntington Beach Resort & Spa Loan without a prepayment premium or yield maintenance charge is permitted on or after the due date in February 2026.

■	The Mortgaged Property. The Hyatt Regency Huntington Beach Resort & Spa Property is a 517-room, full service hotel located on approximately 15.1 acres in Huntington Beach, California. The Hyatt Regency Huntington Beach Resort & Spa Property consists of two main buildings, the hotel and the conference center, which were constructed in 2003 and underwent renovations totaling approximately $24.0 million from 2009 to 2015. Of the 517 guestrooms, 57 are suites ranging in size from 888 SF to 2,515 SF. All guestrooms include a balcony or patio. There are 990 on-site parking spaces located in a two-level subterranean parking garage located beneath the Hyatt Regency Huntington Beach Resort & Spa Property. The Hyatt Regency Huntington Beach Resort & Spa Property is directly connected to the beachfront of Huntington Beach by a pedestrian bridge which extends over the Pacific Coast Highway.

Meeting space at the Hyatt Regency Huntington Beach Resort & Spa Property exceeds 110,000 SF, including a 20,000 SF grand ballroom with Pacific Ocean views and a maximum capacity of over 2,000 people, as well as two additional ballrooms with Pacific Ocean views and a maximum capacity ranging from 366 to 677 people. In addition to multiple ballrooms, the Hyatt Regency Huntington Beach Resort & Spa Property contains meeting and boardroom space for smaller groups and approximately 40,000 SF of outdoor function space.

The Hyatt Regency Huntington Beach Resort & Spa Property contains six restaurants including Watertable, which received an Open Table Diners’ Choice Award as one of the Top 100 Best Restaurants in America. Watertable formerly operated as The Californian before The Californian was closed and fully renovated between November 2013 and April 2014. Over $4.5 million was spent on renovating and converting The Californian into Watertable and increasing the restaurant’s capacity from 150 to 250 seats. In 2012, The Californian had revenues of approximately $2.0 million. After reopening as Watertable, the restaurant had revenues of approximately $5.6 million in 2015.

Pacific Waters Spa, located at the Hyatt Regency Huntington Beach Resort & Spa Property, is a 20,000 SF spa available to both hotel guests and non-guests. The spa features 17 treatment rooms in addition to outdoor private treatment areas, a dry sauna, a steam room, men’s and women’s lounges with private whirlpools, waterfall showers, a fitness center and a full service salon. Recreational facilities at the Hyatt Regency Huntington Beach Resort & Spa Property include a lagoon-style swimming pool and a separate water playground featuring three water slides, a hot tub and a children’s pool.

Hyatt Hotels Corporation owns a 40% indirect ownership interest in the borrower. Thus, the Hyatt Regency Huntington Beach Resort & Spa Property operates without a franchise agreement. The Hyatt Regency Huntington Beach Resort & Spa Property instead operates under a management agreement with Hyatt Corporation which

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

expires in December 2028 and has one five-year renewal option remaining (such agreement, the “Hyatt Management Agreement”).

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hyatt Regency Huntington Beach Resort & Spa Property and its competitive set, as provided in a third-party industry travel research report for the Hyatt Regency Huntington Beach Resort & Spa Property:

Historical Statistics

	Hyatt Regency Huntington Beach Resort & Spa Property(1)			Competitive Set(2)			Penetration(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	73.4%	$211.18	$154.91	59.5%	$220.75	$131.25	123.3%	95.7%	118.0%
2012	75.9%	$219.51	$166.70	63.9%	$229.06	$146.35	118.8%	95.8%	113.9%
2013	77.2%	$233.14	$179.92	68.4%	$208.54	$142.62	112.8%	111.8%	126.2%
2014	83.4%	$247.21	$206.10	72.3%	$212.91	$153.93	115.3%	116.1%	133.9%
2015	83.5%	$260.59	$217.50	72.9%	$224.74	$163.86	114.5%	116.0%	132.7%

(1)	As provided by the borrower.

(2)	Source: industry travel research report.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hyatt Regency Huntington Beach Resort & Spa Property:

Cash Flow Analysis(1)

	2013	2014	2015	Underwritten	Underwritten $ per Room
Room Revenue	$33,951,287	$38,892,228	$41,155,432	$41,155,432	$79,604
Food & Beverage Revenue	29,359,486	35,702,200	38,650,718	38,650,718	74,760
Other Revenue(2)	7,470,962	8,682,344	8,448,331	8,629,758	16,692
Total Revenue	$70,781,735	$83,276,772	$88,254,481	$88,435,908	$171,056

Room Expense	$9,428,529	$10,934,411	$10,884,686	$10,884,686	$21,054
Food & Beverage Expense	19,920,331	23,973,352	25,639,989	25,639,989	49,594
Other Expense	2,521,073	2,940,575	3,291,782	3,286,142	6,356
Total Departmental Expense	$31,869,933	$37,848,338	$39,816,457	$39,810,817	$77,004
Total Undistributed Expense	17,064,467	18,437,251	18,894,270	18,909,767	36,576
Total Fixed Charges	3,013,600	3,179,772	3,238,484	3,686,365	7,130
Total Operating Expenses	$51,948,000	$59,465,361	$61,949,211	$62,406,949	$120,710

Net Operating Income	$18,833,735	$23,811,411	$26,305,270	$26,028,959	$50,346
FF&E	3,539,087	4,163,839	4,412,724	3,491,795	6,754
Net Cash Flow	$15,294,648	$19,647,573	$21,892,546	$22,537,164	$43,592

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue consists primarily of parking fees, resorts fees, health club, spa and fitness center revenue, and revenue generated from three third-party tenant leases related to 5,845 SF of retail space at the Hyatt Regency Huntington Beach Resort & Spa Property.

■	Appraisal. According to the appraisal, the Hyatt Regency Huntington Beach Resort & Spa Property had an “as-is” appraised value of $367,900,000 as of March 18, 2016 and is expected to have an “as stabilized” appraised value of $383,500,000 as of March 18, 2018. The “as stabilized” appraised value of $383,500,000 reflects the appraiser’s assumption of stabilized occupancy of 84.0% and stabilized ADR of $285.89.

■	Environmental Matters. According to the Phase I environmental report, dated January 20, 2016, there were no recognized environmental conditions or recommendations for further action at the Hyatt Regency Huntington Beach Resort & Spa Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

■	Market Overview and Competition. The Hyatt Regency Huntington Beach Resort & Spa Property is located in Huntington Beach, Orange County, California, approximately 35 miles southeast of Los Angeles International Airport, 21 miles southwest of Anaheim, California and 5 miles north of Newport Beach, California. According to the U.S. Census Bureau, as of July 2015, Orange County was the sixth most populous county in the United States. According to the appraisal, the 2015 population within a one-, three- and five-mile radius of the Hyatt Regency Huntington Beach Resort & Spa Property was 13,036, 104,896 and 277,280, respectively. According to the appraisal, 2015 estimated average household income within a one-, three- and five-mile radius of the Hyatt Regency Huntington Beach Resort & Spa Property was $106,813, $115,117 and $104,743, respectively. Tourism is one of the leading industries in Huntington Beach, with the city reporting approximately 11.0 million visitors annually. Nicknamed “Surf City, USA”, Huntington Beach has access to 9.5 miles of Pacific Ocean beachfront which attracts surfers from around the world. Popular tourist destinations in the area include Disneyland, Knott’s Berry Farm, Newport Beach, Fashion Island Shopping Center, and Laguna Beach.

According to the city of Huntington Beach, there are over 650 industrial businesses located in Huntington Beach including Boeing, Quiksilver, Cambro Manufacturing, and C&D Aerospace. Orange County is also the headquarters of several Fortune 1,000 companies including Ingram Micro, First American Corporation and Broadcom, as well as the regional headquarters for international businesses such as Mazda, Toshiba, Toyota and Samsung. The Hyatt Regency Huntington Beach Resort & Spa Property had a meeting and group penetration factor of approximately 130.0% in 2015 as a result of, according to the appraisal, having a large number of guestrooms, the largest concentration of meeting and group space in the area, expansive grounds and the ability to utilize the beach area for activities.

The appraiser identified seven properties with varying degrees of competitiveness to the Hyatt Regency Huntington Beach Resort & Spa Property. The following table presents certain information related to the competitive properties identified in the appraisal for the Hyatt Regency Huntington Beach Resort & Spa Property:

Hyatt Regency Huntington Beach Resort & Spa Property Competitive Set(1)

Property	Year Opened	Number of Rooms	Distance (in miles)	Transient Demand	Meeting & Group Demand	Appraiser’s Estimated 2015 Occupancy	Appraiser’s Estimated 2015 ADR	Appraiser’s Estimated 2015 RevPAR
Hyatt Regency Huntington Beach Resort & Spa	2003	517	—	55%	45%	83.5%(2)	$261(2)	$217.50(2)
Kimpton Shorebreak Hotel	2009	157	1.0	75%	25%	80.0%	$220	$176.00
Hilton Huntington Beach Waterfront	1990	290	0.3	75%	25%	80.0%	$240	$192.00
Balboa Bay Resort	2003	159	5.0	70%	30%	75.0%	$200	$150.00
Marriott Newport Beach Hotel & Spa	1975	532	7.0	65%	35%	75.0%	$185	$138.75
Marriott Laguna Cliffs Resort & Spa	1987	378	22.0	60%	40%	75.0%	$215	$161.25
Omni La Costa Resort & Spa	1965	607	57.0	60%	40%	70.0%	$275	$192.50
Loews Coronado Bay Resort	1991	439	81.0	60%	40%	80.0%	$210	$168.00
Total / Wtd. Average		3,079		63%	37%	76.9%	$230	$177.00

(1)	Source: Appraisal.

(2)	As provided by the borrower.

■	The Borrower. The borrower is PCH Beach Resort, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the conversion of the borrower into a Delaware limited liability company that occurred shortly after origination of the Hyatt Regency Huntington Beach Resort & Spa Loan. The non-recourse carveout guarantors are Hyatt Hotels Corporation (which owns a 40% indirect ownership interest in the borrower), Robert L. Mayer, Jr., Mayer Financial, L.P. and Grand Resort, LLC.

Hyatt Hotels Corporation (NYSE: H, rated Baa2/BBB by Moody’s/S&P) is a global hospitality company with a 59- year history in developing, owning, operating, managing, franchising and licensing hotels, resorts, branded residences and vacation ownership properties. As of March 31, 2016, Hyatt Hotels Corporation’s worldwide portfolio consisted of 652 properties in 53 countries. For the year ended December 31, 2015, Hyatt Hotels Corporation’s reported revenue and adjusted EBITDA were approximately $4.3 billion and $727 million, respectively. As the Hyatt Regency Huntington Beach Resort & Spa Property is managed by Hyatt Corporation, the Hyatt Regency Huntington Beach Resort & Spa Property operates without a franchise agreement. The

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

management agreement with Hyatt Corporation expires in December 2028 and has one five-year renewal option remaining.

Robert L. Mayer, Jr. is the Chairman and Chief Operating Officer of The Robert Mayer Corporation. The Robert Mayer Corporation has been involved in the financing and development of more than 25,000 residential units and the construction and operation of fourteen hotels including the Hyatt Regency Huntington Beach Resort & Spa Property and the Hilton Huntington Beach Waterfront Resort located adjacent to the Hyatt Regency Huntington Beach Resort & Spa Property.

■	Escrows. On the origination date, the borrower funded aggregate reserves of $10,942,384 with respect to the Hyatt Regency Huntington Beach Resort & Spa Property, comprised of (i) $9,300,000 for FF&E (which is held by the Hyatt Manager (as defined below)), (ii) $898,739 for real estate tax expenses and (iii) $743,645 for insurance expenses.

On each due date, the borrower is required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (initially $299,580), (ii) an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay insurance over the then succeeding 12-month period (initially $63,174) and (iii) a reserve for FF&E, in an amount equal to the greater of (a) the FF&E Payment (as defined below) and (b) the amount of the deposit (if any) then required by the Hyatt Manager on account of FF&E under the Hyatt Management Agreement.

An “FF&E Payment” means, with respect to the monthly payment date, an amount equal to one-twelfth of 4% of the greater of (x) the annual gross revenues for the hotel related operations at the Hyatt Regency Huntington Beach Resort & Spa Property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel related operations at the Hyatt Regency Huntington Beach Resort & Spa Property for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget, or if no approved annual budget exists as of the date of determination, an amount reasonably determined by the lender. The FF&E reserve monthly deposit must (A) initially be determined for the balance of the 2016 calendar year as of the origination date and (B) thereafter be adjusted and determined by the lender annually on the monthly payment date in May 2017 and on each monthly payment date falling in each subsequent May thereafter. Notwithstanding anything in the Hyatt Regency Huntington Beach Resort & Spa Loan documents to the contrary, the lender may require the borrower to increase the monthly deposits required pursuant to the Hyatt Regency Huntington Beach Resort & Spa Loan documents upon 30 days’ notice to the borrower if (1) a Hyatt Regency Huntington Beach Resort & Spa Trigger Period (as defined below) is continuing and the lender determines in its reasonable discretion that an increase is necessary to maintain proper maintenance and operation of the Hyatt Regency Huntington Beach Resort & Spa Property and/or (2) the lender determines in its reasonable discretion that an increase is necessary to reflect increased FF&E expenditures required under the Hyatt Management Agreement and/or set forth in any amendment to the most recently determined approved annual budget.

Provided no event of default has occurred and is continuing, the requirement to fund the FF&E reserve on each due date will be waived, provided that Hyatt Corporation reserves funds for FF&E that will be required to be made to the Hyatt Regency Huntington Beach Resort & Spa Property during each calendar year in a manner substantially consistent with the requirements for FF&E set forth in the Hyatt Management Agreement. The lender has a perfected security interest in the FF&E reserve account held by the Hyatt Manager, which security interest is subject to the Hyatt Manager’s right to use this reserve as described in the Hyatt Management Agreement.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

On each due date (other than a monthly payment date on which sums in the cash management account are insufficient to make all deposits required pursuant to the cash management waterfall (a “Deposit Shortfall”), projected as the monthly payment dates in November and December in 2016), if sums in the cash management account are insufficient to make all deposits required pursuant to the cash management waterfall the borrower is required to fund a Seasonality Reserve Monthly Deposit (as defined below) until such time as the seasonality reserve funds deposited for the calendar year equals or exceeds 100% of the aggregate Negative Monthly Amounts (as defined below) for that calendar year based on the then current approved annual budget. The “Seasonality Reserve Monthly Deposit” equals 100% of the quotient of (x) the aggregate Negative Monthly Amounts for the 12 month period divided by (y) the number of months for which there is no Negative Monthly Amount, based on the then current approved annual budget to be adjusted annually on January 1 of each calendar year. The “Negative Monthly Amount” means, with respect to any due date, the amount, if any, by which operating income for the Hyatt Regency Huntington Beach Resort & Spa Property for the calendar month is insufficient to establish a debt service coverage ratio for the applicable month of 1.10x based on the then current approved annual budget to be adjusted annually on January 1 of each year. If at any time the lender reasonably determines that the amount on deposit in the seasonality reserve account will be insufficient to fund the actual or anticipated aggregate cash management account shortfalls expected to be incurred (such amount, the “Aggregate Shortfall”), the borrower is required to deposit with the lender an amount equal to the Aggregate Shortfall.

Provided that no event of default (except any event of default which would be satisfied by the disbursement from the seasonality reserve account) has occurred and is continuing, if, on the due dates where a Deposit Shortfall is projected (projected as the monthly payment dates in November and December 2016), sums in the cash management account are insufficient to make all deposits required pursuant to the cash management waterfall, the lender is required to disburse a portion of the seasonality reserve funds in an amount equal to the applicable shortfall into the cash management account to be disbursed in accordance with the cash management waterfall. See “—Lockbox and Cash Management” below.

■	Lockbox and Cash Management. The Hyatt Regency Huntington Beach Resort & Spa Loan is structured with a soft springing lockbox and springing cash management. Provided no Hard CM Trigger (as defined below) has occurred, all hotel revenue is collected by the Hyatt Manager and deposited in an account to which the Hyatt Manager has access (the “Hotel Operating Account”). The lender has a perfected security interest in the Hotel Operating Account. Provided no event of default has occurred and the Hyatt Management Agreement is in full force and effect, the Hyatt Manager is required to pay all operating expenses from the Hotel Operating Account pursuant to the Hyatt Management Agreement and deposit such funds necessary to maintain the $1,500,000 minimum working capital balance required under the Hyatt Management Agreement. All remaining sums are remitted to the lender-controlled lockbox account prior to the 15th day of each month. Upon the occurrence and during the continuance of an event of default, provided (1) the Hyatt Management Agreement is in full force and effect, (2) the Hyatt Manager continues to be the property manager, and (3) none of the Hyatt Manager, the related guarantors or any affiliate of the foregoing controls the borrower, the Hyatt Manager is required to make disbursements from the Hotel Operating Account as follows: (a) first, funds sufficient to pay the monthly real estate tax deposit due for the then applicable due date, if any, to the lender; (b) second, funds sufficient to pay the monthly insurance deposit due for the then applicable due date, if any, to the lender; (c) third, to fund all other approved operating expenses per the approved annual budget (including the base management fee associated with the capital management of the Hyatt Regency Huntington Beach Resort & Spa Property and a working capital amount approved by the lender in its sole discretion) with monthly comparisons reasonably acceptable to the lender of (x) actual operating expenses paid or reimbursed by or on behalf of the borrower pursuant to the prior distributions, to (y) the approved operating expenses per the approved annual budget for the subject month; and (d) fourth, the balance of all revenue derived from the Hyatt Regency Huntington Beach Resort & Spa Property to the lender-controlled lockbox account. Upon the occurrence and continuance of a Hard CM Trigger, all hotel revenue is required to be deposited directly into the lender-controlled lockbox account.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

A “Hard CM Trigger” means the occurrence of either (x) the Hyatt Management Agreement not being in full force and effect or (y) an event of default occurring and continuing and the Hyatt Manager, Hyatt Hotels Corporation or any affiliate of the foregoing controlling the borrower. All amounts in the lender-controlled lockbox account are swept daily into the lender’s cash management account.

Provided no event of default is continuing, on each due date, the lender is required to disburse funds in the cash management account in the following amounts and order of priority: (i) first, to make the monthly reserve deposit for real estate taxes; (ii) second, to make the monthly reserve deposit for insurance premiums; (iii) third, to pay any default interest and late payment charges; (iv) fourth, to pay the monthly debt service amount; (v) fifth, to make the monthly reserve deposit for FF&E (assuming the Hyatt Manager is not holding the FF&E reserve); (vi) sixth, to make the seasonality reserve monthly deposit; (vii) seventh, to pay any other amounts due and owing to the lender; (viii) eighth, to pay for operating expenses for the applicable month; and (ix) ninth, all amounts remaining are required (a) to the extent that a Hyatt Regency Huntington Beach Resort & Spa Trigger Period has occurred and is continuing, to be deposited into the excess cash flow account to be held as additional cash collateral for the Hyatt Regency Huntington Beach Resort & Spa Loan and (b) to the extent that no Hyatt Regency Huntington Beach Resort & Spa Trigger Period exists, to be disbursed to the borrower.

A “Hyatt Regency Huntington Beach Resort & Spa Trigger Period” means (a) a period commencing upon the occurrence and continuance of a monetary event of default or a material non-monetary event of default and continuing until the cure of such event of default, (b) a period commencing when the debt service coverage ratio is less than 1.30x and continuing until the debt service coverage ratio is equal to or greater than 1.40x for two consecutive calendar quarters, (c) the occurrence of a Hyatt Regency Huntington Beach Resort & Spa Hotel Agreement Trigger Period (as defined below), (d) a period commencing upon the occurrence of a Hyatt Regency Huntington Beach Resort & Spa Hotel Agreement Renewal Trigger Event (as defined below) and continuing until the Hyatt Management Agreement is renewed in accordance with the Hyatt Regency Huntington Beach Resort & Spa Loan documents, or (e) commencing upon the bankruptcy of the property manager and continuing until such property manager is replaced in accordance with the Hyatt Regency Huntington Beach Resort & Spa Loan documents.

A “Hyatt Regency Huntington Beach Resort & Spa Hotel Agreement Trigger Period” means a period (A) commencing upon the first to occur of (i) an event of default by the borrower under the Hyatt Management Agreement (other than de minimis defaults that do not have a material adverse effect), (ii) the borrower or the Hyatt Manager giving notice that it is terminating the Hyatt Management Agreement, (iii) any termination or cancellation of the Hyatt Management Agreement or the Hyatt Management Agreement expiring or otherwise failing to be in full force and effect, (iv) any bankruptcy or similar insolvency of the Hyatt Manager and (v) the Hyatt Regency Huntington Beach Resort & Spa Property failing to be operated or branded pursuant to the Hyatt Management Agreement; and (B) expiring upon the lender’s receipt of evidence reasonably acceptable of satisfaction of the applicable Hyatt Regency Huntington Beach Resort & Spa Hotel Agreement Trigger Period cure conditions and, to the extent a property improvement plan is required, the deposits of any corresponding amounts into a property improvement plan reserve account to pay for the costs of such plan.

A “Hyatt Regency Huntington Beach Resort & Spa Hotel Agreement Renewal Trigger Event” means an event which will be deemed to have occurred if the Hyatt Management Agreement is not renewed in accordance with the Hyatt Regency Huntington Beach Resort & Spa Loan documents on or before the date which is 12 months prior to the expiration of the Hyatt Management Agreement.

■	Property Management. The Hyatt Regency Huntington Beach Resort & Spa Property is currently managed by Hyatt Corporation, an affiliate of the borrower (the “Hyatt Manager”). The borrower may not replace Hyatt Corporation as the property manager of the Hyatt Regency Huntington Beach Resort & Spa Property without the lender’s consent. The lender may replace (or require the borrower to replace) the property manager if: (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof, or (ii) any voluntary bankruptcy or insolvency proceeding; (b) there exists a default by the property manager beyond all applicable notice and cure periods under the Hyatt

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HYATT REGENCY HUNTINGTON BEACH RESORT & SPA

Management Agreement, or (c) the lender is exercising its remedies under the Hyatt Regency Huntington Beach Resort & Spa Loan documents following an event of default.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Hyatt Regency Huntington Beach Resort & Spa Property, plus business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses of the Hyatt Regency Huntington Beach Resort & Spa Property for a period continuing from the time of loss until restoration, not to exceed 24 months plus a 12-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $10,000. In the event the Terrorism Risk Insurance Act of 2002, as extended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 and as it may be further extended from time to time (“TRIPRA”) or a similar or subsequent statute is not renewed or extended any time during the term, of the Hyatt Regency Huntington Beach Resort & Spa Loan and terrorism coverage is then subject to rating and availability on the open market, the borrower is required to obtain and maintain terrorism coverage for property, loss of rents/business income, general liability and excess liability/umbrella at a cost not to exceed 200% of all the then-current premiums for all coverages required for the Hyatt Regency Huntington Beach Resort & Spa Loan, excluding earthquake and flood if required, for each subsequent policy term (the “Terrorism Cap”) and, if the cost exceeds the Terrorism Cap, the borrower is required to purchase the maximum amount of coverage available with funds equal to the Terrorism Cap. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ESPLANADE I

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

ESPLANADE I

2001 Butterfield Road
TOWER

Floor	Spaces (left to right)
19	T-Mobile Central LLC, 18,145 SF, Exp. 11/30/2018
18	T-Mobile Central LLC, 19,378 SF, Exp. 11/30/2018
17	Grundfos Pumps Corporation, 13,480 SF, Exp. 3/31/2019; Capstone Financial, 3,558 SF, Exp. 12/31/2017; Vacant, 165 SF; Capstone Financial, 3,763 SF, Exp. 12/31/2017
16	T-Mobile Central LLC, 13,855 SF, Exp. 11/30/2018; Vacant, 146 SF; Vacant, 9,174 SF
15	Midventures Inc., 10,128 SF, Exp. 3/31/2019; Midventures Inc., 1,963 SF, Exp. 3/31/2019; Ameriprise Financial Services, 10,938 SF, Exp. 5/31/2021
14	JMG Financial, 23,029 SF, Exp. 11/30/2027
13	GSA – Internal Revenue Service, 23,029 SF, Exp. 7/31/2021
12	GSA – Internal Revenue Service, 23,039 SF, Exp. 7/31/2021
11	GSA – Internal Revenue Service, 15,700 SF, Exp. 7/31/2021; SNI Companies, 2,400 SF, Exp. 4/30/2019; HM Insurance Group, 1,670 SF, Exp. 4/30/2018; Ostrander Construction, 1,745 SF, Exp. 2/28/2017; Vacant, 1,034 SF
10	Elgin National, 2,724 SF, Exp. 2/28/2017; Bradley A. Schaffnit, Inc., 6,742 SF, Exp. 7/31/2020; Vacant, 1,022 SF; Energi, Inc., 3,943 SF, Exp. 7/31/2021; John Hancock Life Insurance, 2,460 SF, Exp. 2/28/2018; Vacant, 1,071 SF; Vacant, 3,724 SF
9	Konica Minolta, 1,337 SF, Exp. 12/31/2021; Konica Minolta, 12,816 SF, Exp. 12/31/2021; Konica Minolta, 4,052 SF, Exp. 12/31/2021; Vacant, 4,343 SF
8	Vacant, 23,029 SF
7	Vacant, 11,230 SF; Centerpoint Energy Services, 9,667 SF, Exp. 12/31/2022; Vacant, 2,132 SF
6	Vacant, 3,532 SF; MK Fund LLC, 3,998 SF, Exp. 8/31/2020; Siemens/Unigraphics Solutions, 15,499 SF, Exp. 2/28/2018
5	Sterling Marketing Group, Inc., 2,030 SF, MTM; American Nat'l Investment, 2,095 SF, MTM; GSA – Internal Revenue Service, 13,343 SF, Exp. 7/31/2021; Service-Now.com, 5,561 SF, Exp. 7/31/2021
4	Pizzuit Management LLC, 3,751 SF, Exp. 9/30/2016; Clearesult Consulting Inc., 5,736 SF, Exp. 1/31/2020; Optomi LLC, 3,726 SF, Exp. 5/31/2018; GSA – Comp. of Currency, 9,816 SF, Exp. 1/31/2018
3	Vein Clinics of America, 16,329 SF, Exp. 5/31/2021; Vacant, 6,656 SF
2	Tympani, Inc., 5,298 SF, Exp. 4/30/2018; Tympani, Inc., 1,990 SF, Exp. 4/30/2018; US DG LLC – Conference Center, 5,198 SF, Exp. 4/30/2021; US DG LLC – Conference Center, 7,288 SF, Exp. 4/30/2021
1	Incidentals, 892 SF, Exp. 8/31/2018; Midwest Vein Clinic, 5,948 SF, Exp. 12/31/2020; LANSA, Inc., 9,580 SF, Exp. 8/31/2025; Vacant, 958 SF
LL	US DG LLC, 200 SF, Exp. 9/30/2016; Vein Clinics of America, 198 SF, Exp. 11/30/2016; Vacant, 2,840 SF; LANSA, Inc., 93 SF, Exp. 8/31/2016; Capstone Financial, 70 SF, Exp. 12/31/2017; US DG LLC, 200 SF, Exp. 9/30/2016; Elgin National, 84 SF, Exp. 5/31/2017; Vacant, 76 SF; Verizon Wireless, 173 SF, Exp. 12/31/2016; Konica Minolta, 167 SF, Exp. 12/31/2016; Incidentals, 174 SF, Exp. 8/31/2018; ERS, 151 SF, Exp. 6/30/2017
LL	Vacant, 93 SF; Vacant, 230 SF; Vacant, 159 SF; Vacant, 797 SF; Vacant, 138 SF; Vacant, 718 SF; Vacant, 170 SF; Vacant, 174 SF; Vacant, 239 SF; Vacant, 239 SF; Vacant, 159 SF; Vacant, 139 SF; Vacant, 365 SF

Adjustment Factor: 4,474 SF – variance between rentable SF and actual SF leased with respect to building common area factor

VACANT	BUILDING	MTM	2016 – 2017	2018 – 2019	2020 – 2021	2022+

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

ESPLANADE I

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

ESPLANADE I

Esplanade I
2001 Butterfield Road
and 3131 Woodcreek Drive
Downers Grove, IL 60515
Chicago
Lake Michigan
Elk Grove Village
CHICAGO O'HARE INTERNATIONAL AIRPORT (ORD)
Bensenville
Elmhurst
Elmhurst College
Bellwood
Lombard
Wheaton
Wheaton College
Downers Grove
Advocate Good Samaritan Hospital
Elmhurst Memorial Hospital
Oakbrook Center Mall
Yorktown Center
Northwestern Medicine Central DuPage Hospital
Adventist GlenOaks Hospital
Adventist Hinsdale Hospital
Benedictine University
Naperville
Edward Hospital - Main Campus
Darien
The Morton Arboretum
Greene Valley Forest Preserve
Butterfield Rd
Roosevelt Rd
W North Ave
Geneva Rd
Ogden Ave
W Ogden Ave
Maple Ave
W 63rd St
75th St
Thorndale Ave
Allstate Arena
CARTIFACT

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

ESPLANADE I

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		PCC
Location (City/State)	Downers Grove, Illinois	Cut-off Date Principal Balance(4)		$41,500,000
Property Type	Office	Cut-off Date Principal Balance per SF(3)		$112.43
Size (SF)	609,251(1)	Percentage of Initial Pool Balance		5.8%
Total Occupancy as of 6/22/2016	85.3%(2)	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/22/2016	85.3%(2)	Type of Security		Fee Simple
Year Built / Latest Renovation	1990 / 2007	Mortgage Rate		4.41000%
Appraised Value	$105,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)	0

Underwritten Revenues	$12,985,312
Underwritten Expenses	$6,312,843	Escrows
Underwritten Net Operating Income (NOI)	$6,672,469		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,789,055	Taxes	$544,649	$115,532
Cut-off Date LTV Ratio(3)	64.9%	Insurance(5)	$0	$0
Maturity Date LTV Ratio(3)	52.3%	Replacement Reserves	$0	$12,693
DSCR Based on Underwritten NOI / NCF(3)	1.62x / 1.40x	TI/LC(6)	$2,477,838	$92,910
Debt Yield Based on Underwritten NOI / NCF(3)	9.7% / 8.5%	Other(7)	$1,028,702	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$68,500,000	95.9%	Loan Payoff	$66,601,266	93.3%
Principal’s Cash Equity Contribution	2,898,925	4.1	Reserves	4,051,189	5.7
			Closing Costs	746,470	0.9
Total Sources	$71,398,925	100.0%	Total Uses	$71,398,925	100.0%

(1)	The Size (SF) includes the Esplanade Fitness Center totaling 26,696 SF, which is an amenity for the building only with no lease or attributable lease income.
(2)	Includes JMG (23,029 SF and 3.8% of the Esplanade I Property NRA), which is not in occupancy or paying rent. JMG has taken possession of its space, has a lease commencement date of December 1, 2016, and is required to commence paying rent on December 1, 2017. An escrow was collected at origination for underwritten rent prior to lease commencement, outstanding free rent, and outstanding tenant improvements and leasing commissions. See “—Escrows” below.
(3)	Calculated based on the aggregate outstanding principal balance of the Esplanade I Loan Combination.
(4)	The Cut-off Date Principal Balance of $41,500,000 represents the controlling note A-1 of the $68,500,000 Esplanade I Loan Combination, which is comprised of two pari passu notes. The related companion loan is evidenced by the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $27,000,000, which is currently held by Principal Commercial Capital and expected to be contributed to one or more future commercial mortgage securitization transactions. See “—The Mortgage Loan” below.
(5)	Insurance is provided under a blanket policy. See “—Escrows” below.
(6)	The upfront TI/LC reserve includes outstanding tenant improvements and leasing commissions obligations. The required TI/LC monthly reserve deposits are $92,910 per month for the first 24 payment dates following loan origination, and $63,464/month thereafter; provided that the borrower’s obligation to make deposits into the TI/LC reserve is temporarily suspended at any time the amount in such reserve equals or exceeds $2,600,000 (which cap is subject to reduction upon certain lease-up events). See “—Escrows” below.
(7)	Upfront other reserve includes outstanding underwritten rent prior to lease commencement for the tenant JMG along with contractual free rent and reimbursements for five tenants, including JMG. See “—Escrows” below.
■	The Mortgage Loan. The mortgage loan (the “Esplanade I Loan”) is part of a loan combination (the “Esplanade I Loan Combination”) evidenced by two pari-passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a Class A office development located in Downers Grove, Illinois (the “Esplanade I Property”). The Esplanade I Loan (evidenced by note A-1), which represents the controlling interest in the Esplanade I Loan Combination, had an original principal balance of $41,500,000, has an outstanding principal balance as of the Cut-off Date of $41,500,000 and represents 5.8% of the Initial Pool Balance. The related companion loan (the “Esplanade I Companion Loan”), which had an original principal balance of $27,000,000 and has a Cut-off Date Balance of $27,000,000, is evidenced by the non-controlling note A-2, is currently held by Principal Commercial Capital and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Esplanade I Loan Combination was originated by Principal Commercial Capital on June 22, 2016. The Esplanade I Loan Combination has an outstanding principal balance as of the Cut-off Date of $68,500,000 and each note accrues interest at an interest rate of 4.41000% per annum. The proceeds of the Esplanade I Loan Combination were primarily used to refinance existing debt securing the Esplanade I Property, pay origination costs, and fund reserves.

The Esplanade I Loan Combination had an initial term of 120 months and has a remaining term as of the Cut-off Date of 120 months. The Esplanade I Loan Combination requires monthly payments of interest and principal sufficient to amortize the Esplanade I Loan Combination over a 30-year amortization schedule. The scheduled maturity date of the Esplanade I Loan Combination is July 1, 2026. Provided no event of default under the Esplanade I Loan Combination is continuing, at any time prior to the payment date in April 2026 and from and after the earlier to occur of (i) the 25th payment date following the closing date of the securitization into which the final portion of the Esplanade I Loan Combination is deposited and (ii) 48 months following the first payment date

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

ESPLANADE I

of the Esplanade I Loan Combination (such earlier date, the “Esplanade I Lockout Date”), the Esplanade I Loan Combination may be defeased in whole or in part (see “—Partial Release” below) with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Esplanade I Loan Combination documents. In addition, the Esplanade I Loan Combination is prepayable without penalty on or after the due date occurring in April 2026.

▄	The Mortgaged Property. The Esplanade I Property is comprised of two buildings: a 19-story, Class A office building totaling 536,322 SF and a two-story research and development (“R&D”) building totaling 72,929 SF for a total net rentable area (“NRA”) of 609,251 SF. Both buildings were constructed in 1990, and the R&D building was expanded by 25,350 SF in 2007. The Esplanade I Property is situated on a 12.08 acre site with parking provided for 1,776 vehicles (approximately 2.92 spaces per 1,000 SF) with over 90% of the parking in an attached parking garage located between the office and R&D building, all of which are interconnected. The Esplanade I Property is part of the Esplanade at Locust Point business park, a master-planned development which encompasses approximately 80 acres and contains approximately three million SF including office space and luxury amenities for the business community. The Esplanade I Property provides convenient and enclosed interconnected access to other components of Esplanade at Locust Point (hotel, conference center, parking structure, and other office buildings).

The office building is approximately 83.2% leased to over 50 tenants with no one tenant accounting for more than 12.3% of the Esplanade I Property’s total NRA. The R&D building is comprised 48% of office space and 52% of R&D space. The R&D building is 100.0% leased to Hillshire (12.0% of the Esplanade I Property’s total NRA). The R&D building is one of only two such facilities operated by Hillshire, and Hillshire spent an estimated $4 million to build-out this space. As of June 22, 2016, the Esplanade I Property was 85.3% occupied.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

ESPLANADE I

The following table presents certain information relating to the major tenants at the Esplanade I Property:

Tenant	Tenant Description	Renewal/Extension Options
GSA-Internal Revenue Service (“GSA-IRS”)

The General Services Administration (the “GSA”) is the federal government’s premier acquisitions agency and helps other government agencies manage their procurement, real property, and information resources. The Internal Revenue Service is the revenue service of the United States Federal Government. The agency is under the bureau of the Department of Treasury, and led by the Commissioner of Internal Revenue. The GSA has a credit rating of AAA/Aaa/AA+ according to Fitch/Moody’s/S&P, based on the ratings of the United States of America.

NA

Hillshire Brands (“Hillshire”)

The subject lease is with the Sara Lee Corporation. Sara Lee previously changed its name to

Hillshire Brands in 2012 and was subsequently purchased by Tyson Foods. Hillshire is a manufacturer and marketer of branded, convenient food. In August 2014, Tyson Foods completed its merger with Hillshire, creating a single company with a portfolio that includes recognized brands such as Tyson, Wright, Jimmy Dean, Ball Park, State Fair, and Hillshire Farm. Upon the completion of the merger, Hillshire became a wholly-owned subsidiary of Tyson Foods, and Hillshire stock ceased trading. Tyson Foods reportedly employs more than 124,000 people and produces 20% of all chicken, beef, and pork in the US. Tyson trades on the NYSE under the symbol TSN and has a credit rating of BBB/Baa3/BBB according to Fitch/Moody’s/S&P.

2, 5-year options

T-Mobile Central LLC (“T-Mobile”)

T-Mobile, a subsidiary of T-Mobile US Inc., is a provider of mobile communications services. The company offers postpaid and prepaid wireless voice, messaging and data services, and wholesale wireless services. T-Mobile is a provider of high-speed service with a range of desirable handsets and devices with service to approximately 47 million customers through a nationwide network. The company also offers a selection of wireless handsets and accessories, including smartphones, wireless-enabled computers such as notebooks and tablets, and data cards. T-Mobile has approximately 70,000 total points of distribution, including approximately 8,000 T-Mobile branded locations and approximately 62,000 third-party and national retailer locations, as well as distribution through its websites. The company trades on the NYSE under the symbol TMUS.

1, 5-year option

JMG Financial (“JMG”)	JMG is an employee-owned, fee-only, registered investment advisory firm which focuses on wealth management, investment management and tax planning. Since 1984, JMG has been providing services to its clients. JMG is national in scope, with clients in over 40 states.	1, 5-year option

Vein Clinics of America	Vein Clinics of America is the largest group in the country specializing exclusively in vein disease treatment. Established in 1981, the company has locations in 14 states.	1, 5-year option

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

ESPLANADE I

The following table presents certain information relating to the major tenants at the Esplanade I Property:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/ S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
GSA-Internal Revenue Service(3)(4)	AAA / Aaa / AA+	75,111	12.3%	$1,881,531	20.6%	$25.05	7/31/2021	NA
Hillshire Brands(5)	BBB / Baa3 / BBB	72,929	12.0	1,126,542	12.3	15.45	5/31/2021	2, 5-year options
T-Mobile Central LLC	NA / NR / BB	51,378	8.4	982,861	10.8	19.13	11/30/2018	1, 5-year option
JMG Financial(6)	NA / NA / NA	23,029	3.8	436,400	4.8	18.95	11/30/2027	1, 5-year option
Vein Clinics of America	NA / NA / NA	22,851	3.8	394,180	4.3	17.25	5/31/2021	1, 5-year option
GSA-Comp of the Currency(4)	AAA / Aaa / AA+	9,816	1.6	332,359	3.6	33.86	1/31/2018	2, 5-year options
Konica Minolta	NA / NA / NA	18,205	3.0	327,173	3.6	17.97	12/31/2021	2, 5-year options
Siemens/Unigraphics Solutions	A / A1 / A+	15,499	2.5	287,481	3.1	18.55	2/28/2018	2, 5-year options
Grundfos Pumps Corporation	NA / NA / NA	13,480	2.2	250,409	2.7	18.58	3/31/2019	2, 5-year options
Midventures Inc.	NA / NA / NA	12,091	2.0	227,907	2.5	18.85	3/31/2019	1, 5-year option
Largest Tenants		314,389	51.6%	$6,246,843	68.3%	$19.87
Remaining Tenants(7)		205,005	33.6	2,892,767	31.7	14.11
Vacant		89,857	14.7	0	0.0	0.00
Total / Wtd. Avg. All Tenants		609,251	100.0%	$9,139,610	100.0%	$17.60

(1)	The list of top ten tenants named in the table above includes primarily office users and excludes US DG LLC – Conference Center, which leases 36,232 SF (5.9% of GLA) through April 30, 2021 at an UW Base Rent of $6.54/SF (2.6% of total UW Base Rent) and is technically the tenth largest tenant based on UW Base Rent. The tenant leases the conference center space on behalf of the adjacent DoubleTree hotel and its GLA and UW Base Rent are instead represented within the Remaining Tenants category. US DG LLC – Conference Center and the borrower have a mutual option to terminate 5,198 SF of its space at any time upon 90 days’ notice.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease. In the case of GSA-Internal Revenue Service, the ratings are the ratings of the United States of America.
(3)	GSA-International Revenue Service has the option to terminate its lease any time after July 31, 2018.
(4)	The UW Base Rent and UW Base Rent $ per SF for the GSA-International Revenue Service and GSA-Comp of the Currency are on a gross basis and the remaining ten largest tenants are on a net basis.
(5)	Hillshire occupies 100% of the R&D building (72,929 SF). The lease and underwritten rent roll breaks out the square footage and rent based upon the original square footage (47,579 SF at an UW Base Rent of $11.70/SF) and the expansion square footage (25,350 SF at an UW Base Rent of $22.48/SF).
(6)	JMG Financial is not in occupancy or paying rent. JMG Financial has taken possession of its space, has a lease commencement date of December 1, 2016, and is required to commence paying rent on December 1, 2017. An escrow was collected at origination for underwritten rent prior to lease commencement, outstanding free rent and outstanding tenant improvements and leasing commissions. JMG Financial has the option to terminate its lease effective November 30, 2024 provided JMG Financial provides notification of intent to terminate no later than December 1, 2023 and pays a termination fee equal to the unamortized costs of tenant improvements, leasing commissions, rent abatement and landlord legal fees.
(7)	The Remaining Tenants category also includes the Esplanade Fitness Center totaling 26,696 SF. While this is an amenity for the building only with no lease or attributable lease income, its SF is included as part of the % of GLA calculation.

The following table presents the lease rollover schedule at the Esplanade I Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	2,095	0.3%	0.3%	$55,328	0.6%	$26.41	1
2016	9,807	1.6	2.0%	168,581	1.8	17.19	12
2017	25,565	4.2	6.1%	484,561	5.3	18.95	15
2018	103,471	17.0	23.1%	2,089,934	22.9	20.20	14
2019	30,629	5.0	28.2%	571,908	6.3	18.67	5
2020	25,906	4.3	32.4%	506,133	5.5	19.54	7
2021	247,035	40.5	73.0%	4,361,785	47.7	17.66	10
2022	9,667	1.6	74.5%	187,685	2.1	19.42	1
2023	5,914	1.0	75.5%	109,646	1.2	18.54	1
2024	0	0.0	75.5%	0	0.0	0.00	0
2025	9,580	1.6	77.1%	167,650	1.8	17.50	1
2026	0	0.0	77.1%	0	0.0	0.00	0
2027 & Thereafter(3)	49,725	8.2	85.3%	436,400	4.8	8.78	2
Vacant	89,857	14.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	609,251	100.0%		$9,139,610	100.0%	$17.60	69

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Certain tenants have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and which are not reflected in the Lease Expiration Schedule.
(3)	Esplanade Fitness Center totaling 26,696 SF (4.4% of Owned GLA) is included in the 2027 & Thereafter category. Esplanade Fitness Center is an amenity for the building only with no lease or attributable lease income.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

ESPLANADE I

The following table presents certain information relating to historical leasing at the Esplanade I Property:

Historical Leased %(1)(2)

	2011	2012	2013	2014	2015	As of 6/22/2016(3)
Owned Space	91.6%	92.3%	90.7%	91.7%	94.0%	85.3%

(1)	As provided by the borrower which reflects average occupancy for the specified year unless otherwise indicated.
(2)	The Esplanade I Property has had an average occupancy of 91.1% since 2007.
(3)	In early 2016, the Esplanade I Property lost three tenants totaling 7.4% of NRA causing occupancy to dip below the historical average of 91.1%.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Esplanade I Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 4/30/2016	Underwritten(2)(3)	Underwritten $ per SF
Base Rent	$8,243,655	$8,654,293	$9,194,478	$9,253,602	$9,016,806	$14.80
Contractual Rent Steps(4)	0	0	0	0	122,804	0.20
Gross Up Vacancy	0	0	0	0	1,579,586	2.59
Total Rent	$8,243,655	$8,654,293	$9,194,478	$9,253,602	$10,719,196	$17.59
Total Reimbursements	3,667,118	3,814,029	4,186,554	4,301,278	4,527,025	7.43
Other Income(5)	65,864	105,113	107,830	121,364	107,830	0.18
Vacancy & Credit Loss	0	0	0	0	(2,368,739)	(3.89)
Effective Gross Income	$11,976,637	$12,573,435	$13,488,862	$13,676,244	$12,985,312	$21.31

Real Estate Taxes	$1,223,044	$1,325,176	$1,266,169	$1,262,729	$1,320,361	$2.17
Insurance	74,426	73,461	67,791	73,475	65,946	0.11
Management Fee	613,119	631,745	679,488	691,363	519,412	0.85
Other Operating Expenses	4,090,873	4,095,791	4,515,282	4,407,124	4,407,124	7.23
Total Operating Expenses	$6,001,462	$6,126,173	$6,528,730	$6,434,691	$6,312,843	$10.36

Net Operating Income	$5,975,175	$6,447,262	$6,960,132	$7,241,553	$6,672,469	$10.95
TI/LC	43,882	22,331	18,007	14,889	761,564	1.25
Replacement Reserves	0	0	0	0	121,850	0.20
Net Cash Flow	$5,931,293	$6,424,931	$6,942,125	$7,226,664	$5,789,055	$9.50

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent is lower than TTM 4/30/2016 Base Rent largely due to the loss of three tenants (7.4% of NRA) in early 2016.
(3)	Underwritten Base Rent includes the full annual rent from five tenants that are currently in a pre-lease commencement or free rent period (36,342 SF of NRA; approximately $1 million in outstanding rent obligations). Of the five tenants, JMG is the largest with 23,029 SF of NRA and $982,648 in underwritten rent prior to lease commencement and free rent. Escrows for all five tenants were collected at origination for such pre-lease commencement rent and free rent, as well as outstanding tenant improvements and leasing commissions.
(4)	Contractual rent steps are underwritten based upon the actual scheduled rent increases through January 2017.
(5)	Other income includes percentage rent, tenant service income, rooftop management income, internet fee income, miscellaneous income and the fitness center operations.

■	Appraisal. According to the appraisal, the Esplanade I Property had an “as-is” appraised value of $105,500,000 as of May 24, 2016. The appraiser also concluded an “as-stabilized” value of $112,100,000 as of June 1, 2017.
■	Environmental Matters. Based on the Phase I environmental report dated May 26, 2016, there were no recognized environmental conditions related to the Esplanade I Property.
■	Market Overview and Competition. The Esplanade I Property is located on Butterfield Road (office building) and Woodcreek Drive (R&D building) in the village of Downers Grove, Illinois, approximately 23 miles west of the Chicago Central Business District. The Esplanade I Property is located in the northwest quadrant of the Esplanade at Locust Point office park which is located at the intersection of the East-West Tollway (I-88) and the North-South Tollway (I-355).

The Esplanade I Property is located within the broader East-West Corridor submarket. According to the appraisal, the broader East-West Corridor submarket includes 13.1 million SF of Class A office space and reported a

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

ESPLANADE I

vacancy rate of 11.2% with gross asking rents of $28.54 per SF as of first quarter of 2016. More specifically, the Esplanade I Property is part of the Eastern East-West Tollway submarket which includes 8.9 million SF of Class A office space and reported a vacancy rate of 12.1% with asking rents of $29.08/SF for the same period. The Eastern East-West Tollway submarket reported an average vacancy of 14.0% since 2006. According to the appraisal, the Esplanade I Property is part of a competitive set of 8 Class A office properties which reported an average vacancy of 10.8%.

The following table presents certain information relating to certain directly competitive office buildings provided in the appraisal for the Esplanade I Property:

Directly Competitive Office Buildings(1)

	Esplanade I Property	Esplanade IV(2)	Corridors III	Esplanade II	Highland Landmark II	Mid America Plaza II
Property Address	2001 Butterfield Road and 3131 Woodcreek Drive	1901 Butterfield Road	2650 Warrenville Road	3500 Lacey Road	3025 Highland Parkway	2 Mid America Plaza
City	Downers Grove	Downers Grove	Downers Grove	Downers Grove	Downers Grove	Oakbrook Terrace
Total GLA	536,322(3)	275,285	221,969	584,000	279,876	204,630
Total Occupancy	85.3%(3)	81.0%	99.0%	91.0%	87.0%	95.0%
Direct Asking Rent	$18.50(3)	$18.50	$18.50	$18.50	$18.50	$18.50

(1)	Source: Appraisal.
(2)	Esplanade IV is owned by affiliates of the borrower.
(3)	Source : Underwritten rent roll dated June 22, 2016.

■	The Borrower. The borrower is Esplanade I SPE LLC, a newly formed, bankruptcy remote entity, with two independent directors. The borrower and its affiliates are owned by Hamilton Partners, Accesso Partners, LLC and AG Products Company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Esplanade I Loan Combination. The guarantors of the non-recourse carveouts under the Esplanade I Loan Combination are Hamilton Holdings, LLC, Ronald Lunt, and the Shigeru Mori Marital Trust dated September 1, 2012, each of which is affiliated with Hamilton Partners. Recovery against the guarantors under the non-recourse carveout guaranty and environmental indemnity is limited to the guarantors’ ownership interests in Hamilton Partners Limited Partnership Industrial LP, which the guarantors represented have an aggregate value of $9,796,296 as of December 31, 2015. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” and “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Hamilton Partners, the original developer of Esplanade at Locust Point, is a privately-owned real estate development firm based in Chicago. The company develops, leases and manages commercial projects throughout Chicago, Salt Lake City, Denver, Milwaukee and Raleigh-Durham. With over 40 years of experience, the company’s principals have developed over 25 million SF of office, industrial, apartment and retail projects. Accesso Partners, LLC is a full-service, vertically integrated commercial real estate investment manager, owner, and operator with a focus on acquiring commercial office properties in Class A locations throughout the United States.

■	Escrows. On the origination date of the Esplanade I Loan Combination, the borrower funded a reserve of (i) $544,649 for real estate taxes, (ii) $2,477,838 for outstanding tenant improvements and leasing commissions obligations with respect to twelve tenants, and (iii) $1,028,702 in underwritten rent prior to lease commencement for JMG and outstanding free rent obligations with respect to five tenants, including JMG.

On each payment date, the borrower will be required to fund (i) an amount calculated by the lender with respect to the estimated annual taxes with respect to the Esplanade I Property, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket insurance policy under the Esplanade I Loan Combination documents, an insurance reserve in an amount calculated by the lender with

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

ESPLANADE I

respect to estimated annual insurance premiums for the insurance required under the Esplanade I Loan documents, (iii) a tenant improvements and leasing commissions reserve in the amount of $92,910 for the first 24 payment dates following the Esplanade I Loan Combination origination, and $63,464 for each payment date thereafter, provided that, so long as no event of default is continuing under the Esplanade I Loan Combination documents, the borrower’s obligation to make deposits into the tenant improvements and leasing commissions reserve is temporarily suspended at any time the amount in such reserve equals or exceeds $2,600,000 (which cap is subject to reduction upon certain lease-up events), and (iv) a replacement reserve in the amount of $12,693. During the first 24 payment dates of the Esplanade I Loan Combination term, $62,593 of the $92,910 monthly deposit into the tenant improvements and leasing commissions reserve is required to be allocated to a subaccount to cover tenant improvements and leasing commissions for the GSA-IRS space. On each payment date from June 2020 to June 2021, amounts (to the extent available) in the tenant improvements and leasing commissions reserve and any excess cash flow reserve are required to be reallocated (i) if the GSA-IRS subaccount is less than $1,502,220 on the June 2020 payment date, into the GSA-IRS subaccount until the aggregate amount that has been deposited therein (both prior to and after June 2020) equals $1,502,220 and (ii) into a subaccount for the Hillshire space (i.e. the R&D building) until the aggregate amount that has been deposited therein equals $1,097,780. On the July 2021 payment date, any remaining amounts in the GSA-IRS subaccount must be reallocated to the general tenant improvements and leasing commissions reserve to be used for any spaces other than the R&D building. In addition, on and after the July 2021 payment date, upon certain trigger events related to the R&D building, an additional amount (to the extent available) of up to $1,097,780 is required to be reallocated from the general tenant improvements and leasing commissions reserve and any excess cash flow reserve into a subaccount for the R&D building.

■	Lockbox and Cash Management. The Esplanade I Loan Combination documents require a hard lockbox with springing cash management. The Esplanade I Loan Combination documents require the borrower to direct all tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to the Esplanade I Property be promptly deposited into such lockbox account following receipt. Prior to the occurrence of an Esplanade I Cash Sweep Trigger Event (as defined below), all funds in the lockbox account are swept into the borrower’s operating account. Following the occurrence of an Esplanade I Cash Sweep Trigger Event and until the occurrence of an Esplanade I Cash Sweep Cure (as defined below), all cash flow is required to be swept from the lockbox account into a lender-controlled cash management account and applied in accordance with the Esplanade I Loan Combination documents, and excess cash is required to be swept and held as additional collateral for the Esplanade I Loan Combination.

An “Esplanade I Cash Sweep Trigger Event” means the occurrence of any one or more of the following as determined by the lender in its sole discretion: (a) an event of default under the Esplanade I Loan Combination documents; (b) either Hillshire or GSA-IRS (A) ceases to operate its business from all or any portion of the Hillshire space or GSA-IRS space, as applicable, (B) becomes the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to federal bankruptcy law or any similar federal or state law or files for bankruptcy or other insolvency proceedings, (C) provides notice of its intent to terminate its respective lease with respect to all or any part of its space, provided, however, that the exercise of the GSA-IRS lease termination option does not constitute an Esplanade I Cash Sweep Trigger Event, or (D) defaults under its lease; (c) the failure of either Hillshire or GSA-IRS to renew its lease, at least twelve months prior to the scheduled expiration; or (d) the amortizing debt service coverage ratio is less than 1.15x as of the last day of any calendar quarter.

An “Esplanade I Cash Sweep Cure” means the following, as determined by the lender in its sole discretion: (i) with respect to an Esplanade I Cash Sweep Trigger Event described in clause (a) above, upon the waiver by the lender of, or cure accepted by the lender of, such event of default; (ii)(A) with respect to an Esplanade I Cash Sweep Trigger Event described in clause (b) (A) of the definition thereof, the earlier to occur of (x) the passage of 60 days after the reopening of the tenant causing the Esplanade I Cash Sweep Trigger Event or (y) the lender sweeping the cash flow for twelve consecutive months following the Esplanade I Cash Sweep Trigger Event, (ii)(B)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

ESPLANADE I

with respect to an Esplanade I Cash Sweep Trigger Event described in clause (b) (B) of the definition thereof, a reaffirmation of the lease causing the Esplanade I Cash Sweep Trigger Event in bankruptcy or other insolvency proceedings, provided that the terms of the lease remain substantially similar to the original lease terms, (ii)(C) with respect to an Esplanade I Cash Sweep Trigger Event described in clause (b) (D) of the definition thereof, the cure of the applicable default; and (iii) with respect to an Esplanade I Cash Sweep Trigger Event described in clauses (b)(C), (c) or (d) of the definition thereof, the Esplanade I Property maintaining an amortizing debt service coverage ratio of greater than 1.20x for two consecutive calendar quarters determined by the lender as of the last day of each calendar quarter for such quarter; provided, however, that, such Esplanade I Cash Sweep Cure set forth in this definition is subject to the following conditions: (i) no event of default under the Esplanade I Loan Combination documents has occurred and is continuing, (ii) no other Esplanade I Cash Sweep Trigger Event has occurred and is continuing, and (iii) the borrower has paid all of the lender’s expenses in connection with such Esplanade I Cash Sweep Cure including, without limitation, reasonable attorney’s fees and expenses.

■	Property Management. The Esplanade I Property is managed by an affiliate of the borrower, HP/Esplanade #1 Limited Partnership, pursuant to the terms of the organizational documents of the borrower and certain of its affiliates. The lender has the right to direct the borrower to terminate the manager’s right to manage the Esplanade I Property and replace the manager in accordance with the Esplanade I Loan Combination documents in the event (a) the manager becomes insolvent or defaults under the management agreement (including the management provisions of the borrower’s and its affiliates’ organizational documents), or (b) if the manager is not HP/Esplanade #1 Limited Partnership, the amortizing debt service coverage ratio calculated for any 12-month period falls below 1.0x. The lender may terminate the manager’s right to manage the Esplanade I Property upon the occurrence and during the continuance of an event of default under the Esplanade I Loan Combination documents.

■	Partial Release. Provided no event of default is then continuing under the Esplanade I Loan Combination, at any time following the Esplanade I Lockout Date and prior to the payment date in April 2026, the borrower has the right to obtain a release of the R&D building (currently occupied by Hillshire), subject to the satisfaction of certain conditions, including, among others: (i) the borrower must defease an amount equal to (a) the then outstanding principal amount of the Esplanade I Loan Combination, multiplied by (b) 12.61% (i.e., the allocated loan amount), multiplied by (c) 120% ; (ii) the amortizing debt service coverage ratio on the remaining property following such release is not less than 1.35x; (iii) the loan to value ratio on the remaining property following such release does not exceed 60%; (iv) the borrower furnishes the lender (a) evidence that any tenant with approval rights has consented to the release, (b) an executed and recorded reciprocal easement agreement similar to the one currently in place that addresses how the released property and the remaining property share parking, access, maintenance and other operational matters and (c) evidence that the remaining property consists of a complete lot or lots and continues to satisfy all applicable zoning, parking and other requirements, and (v) at the lender’s option the lender receives (a) a rating agency confirmation and (b) a REMIC opinion.

■	Mezzanine or Subordinate Indebtedness. Not permitted.
■	Terrorism Insurance. The Esplanade I Loan Combination documents require that the borrower maintain an “all risk” insurance policy (with a deductible that is acceptable to the lender and is no larger than $50,000) that provides coverage for terrorism in an amount equal to the full replacement cost of the Esplanade I Property. The Esplanade I Loan Combination documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity; provided that if the policies contain an exclusion for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, the borrower is required to maintain separate insurance against such loss or damage provided such insurance is commercially available. See “Risk Factors – Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

401 SOUTH STATE STREET

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

401 SOUTH STATE STREET

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

401 SOUTH STATE STREET

CARTIFACT
Chicago River
THE LOOP
W WACKER DR
E WACKER DR
W LAKE ST
E LAKE ST
W RANDOLPH ST
E RANDOLPH ST
W WASHINGTON ST
E WASHINGTON ST
W MADISON ST
E MADISON ST
W MONROE ST
E MONROE ST
W ADAMS ST
E ADAMS ST
W JACKSON BLVD
E JACKSON BLVD
W VAN BUREN ST
E VAN BUREN ST
E CONGRESS PKWY
W HARRISON ST
E HARRISON ST
E BALBO DR
POLK ST
E 8TH ST
E 9TH ST
E 11TH ST
S STATE ST
S WABASH AVE
S MICHIGAN AVE
COLUMBUS DR
290
Millennium Park
Maggie Daley Park
Cloud Gate Sculpture
Grant Park
Buckingham Fountain
Butler Field
The Art Institute of Chicago
401 South State Street
401 South State Street
Chicago, IL 60605
418 South Wabash Avenue
Chicago, IL 60605
PEDESTRIAN WALKWAY
Lake Michigan
Chicago
Lake Forest
Waukegan
Mundelein
Lincolnshire
Buffalo Grove
Lakewood
Hoffman Estates
Northbrook
Elgin
Schaumburg
Evanston
St. Charles
Addison
Lincolnwood
Oak Park
Aurora
Wheaton
Cicero
Naperville
Downers Grove
Oak Lawn
Sugar Grove
Bolingbrook
Oswego
Lemont
Whiting
Plainfield
Orland Park
Harvey
Hammond
Gary
Shorewood
Joliet
Homewood
Frankfort
Hobart
Lisbon
Schererville
Merrillville
Elwood
Monee

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

401 SOUTH STATE STREET

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Chicago, Illinois	Cut-off Date Principal Balance(2)	$32,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)	$98.07
Size (SF)	487,022	Percentage of Initial Pool Balance	4.4%
Total Occupancy as of 5/5/2016	76.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 5/5/2016	76.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	1892, 1893 / 2012, 2014	Mortgage Rate	4.80000%
Appraised Value	$76,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Term (Months)	NAP
Underwritten Revenues	$12,429,423
Underwritten Expenses	$6,948,035	Escrows
Underwritten Net Operating Income (NOI)	$5,481,387	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,777,954	Taxes	$987,754	$164,626
Cut-off Date LTV Ratio(1)	62.4%	Insurance	$28,255	$14,128
Maturity Date LTV Ratio(1)	51.0%	Replacement Reserve	$2,850,000	$10,210
DSCR Based on Underwritten NOI / NCF(1)	1.82x / 1.59x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	11.5% / 10.0%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$47,760,000	64.3%	Purchase Price	$68,100,000	91.6%
Principal’s New Cash Contribution(3)	18,735,832	25.2	Reserves	3,866,009	5.2
Mezzanine Loan Amount(4)	7,830,000	10.5	Closing Costs	2,359,823	3.2

Total Sources	$74,325,832	100.0%	Total Uses	$ 74,325,832	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the 401 South State Street Loan Combination.

(2)	The 401 South State Street Loan has a Cut-off Date Balance of $32,000,000 and represents the controlling note A-1 of the $47,760,000 401 South State Street Loan Combination. The related companion loan, which is evidenced by the non-controlling note A-2 and has an outstanding principal balance as of the Cut-off Date of $15,760,000, is currently held by Citigroup Global Markets Realty Corp. and expected to be contributed to one or more future securitization transactions. See “— The Mortgage Loan” below.

(3)	Principal’s new cash contribution includes an unsecured credit facility made by an affiliate of the seller of the 401 South State Street Property (the “Unsecured Credit Facility Lender”) to an indirect owner of the 401 South State Street Loan borrower, with a principal balance of $12,000,000 that is subordinated to the 401 South State Street Loan Combination and is not secured by a pledge of any direct or indirect interest in the borrower. The Unsecured Credit Facility Lender is only entitled to payments under the unsecured credit facility so long as certain conditions are met, including that payments are only made with excess cash flow from the 401 South State Street Property that are actually made available to the unsecured credit facility borrower. The Unsecured Credit Facility Lender has entered into a subordination and standstill agreement with the lender of the 401 South State Street Loan Combination and Mezzanine Loan whereby the Unsecured Credit Facility Lender does not have the right to exercise any remedies under the unsecured credit facility until the 401 South State Street Loan Combination and Mezzanine Loan are indefeasibly paid in full.

(4)	The Mezzanine Loan may be increased to a maximum principal balance of $9,830,000 based on certain conditions being satisfied under the Mezzanine Loan documents. See “— Mezzanine and Subordinate Indebtedness” below.

■	The Mortgage Loan. The mortgage loan (the “401 South State Street Loan”) is part of a loan combination (the “401 South State Street Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee interest in a 479,522 SF office building and a 7,500 one-story commercial building located in Chicago, Illinois (the “401 South State Street Property”). The 401 South State Street Loan, which is evidenced by note A-1 and represents the controlling interest in the 401 South State Street Loan Combination, had an original principal balance of $32,000,000, has a Cut-off Date Balance of $32,000,000, and represents approximately 4.4% of the Initial Pool Balance. The related companion loan (the “401 South State Street Companion Loan”), which is evidenced by note A-2 and represents the non-controlling interest in the 401 South State Street Loan Combination, is currently held by Citigroup Global Markets Realty Corp. and expected to be contributed to one or more future securitization transactions, had an original principal balance of $15,760,000, and has an outstanding principal balance as of the Cut-off Date of $15,760,000. The 401 South State Street Loan Combination was originated by Citigroup Global Markets Realty Corp. on June 10, 2016, had an original principal balance of $47,760,000 and has an outstanding principal balance as of the Cut-off Date of $47,760,000. Both the 401 South State Street Loan and the 401 South State Street Companion Loan accrue interest at an interest rate of 4.80000% per annum. The proceeds of the 401 South State Street Loan Combination were primarily used to acquire the 401 South State Street Property, pay origination costs and fund reserves.

The 401 South State Street Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 401 South State Street Loan requires monthly payments of interest and principal sufficient to amortize the 401 South State Street Loan over a 30-year amortization schedule. The scheduled maturity date of the 401 South State Street Loan is the due date in July 2026. Voluntary prepayment of the 401 South State

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

401 SOUTH STATE STREET

Street Loan without payment of any prepayment premium is permitted on or after the due date in April 2026. At any time after the earlier to occur of (i) the second anniversary of the last securitization of any portion of the 401 South State Street Loan Combination and (ii) the fourth anniversary of the origination date of the 401 South State Street Loan Combination, the 401 South State Street Loan may be prepaid with the payment of a prepayment fee equal to the greater of (i) a yield maintenance premium calculated based on the present value of the remaining schedule of principal and interest payments until the open period and (ii) 1.0% of the principal amount being prepaid.

■	The Mortgaged Property. The 401 South State Street Property, located in Chicago, Illinois, consists of a 479,522 SF, 8-story office building (the “Robert Morris Center”) occupying a full block on State Street between East Van Buren Street and East Congress Parkway and a 7,500 SF one-story commercial building (the “Willow Creek Church”) which is located on 418 South Wabash Avenue, each of which is located in Chicago, Illinois. The buildings are located on two non-contiguous parcels, divided by a public alleyway and connected via a private, underground, maintenance tunnel. Total Occupancy and Owned Occupancy at the 401 South State Street Property were both 76.5% as of May 5, 2016.

The Robert Morris Center was originally constructed in 1892 and was formerly utilized as Sears Roebuck and Company’s flagship department store until its sale in 1983 at which point the seller implemented a comprehensive renovation of the building into a traditional office use at an estimated cost of $25 million. Between 1984 and 1997, the Robert Morris Center was occupied by a variety of governmental entities such as the State of Illinois and the General Services Administration. Due to the ornamentation of the façade on floors 2-8, the building is designated as a National and Chicago Historical Landmark.

The sole tenant at the Robert Morris Center is Robert Morris University (“RMU”) which leased its initial space in 1997 and subsequently expanded seven times since initial occupancy. RMU has invested approximately $29 million of its own capital to improve its space at the Robert Morris Center. The Robert Morris Center serves as the main campus for RMU which has an additional 9 locations throughout Illinois. The building features classrooms, culinary space, general, pharmacy, and nursing lab space, an auditorium, an exercise room, a student center, an art studio and gallery, as well as administrative/faculty offices.

RMU is an independent, private, not-for-profit, multi-location higher education institution offering associate, baccalaureate, and graduate degree programs. RMU was founded in 1913 and has an undergraduate enrollment of more than 2,700 students. RMU is accredited by the Higher Learning Commission and a member of the North Central Association. According to the appraisal, the Higher Learning Commission is one of the six regional accrediting bodies in the United States and offers the highest form of accreditation available to a university. RMU has 8 colleges and 16 fields of study, inclusive of 3 master’s degree, 11 bachelor’s degrees, and 11 associate’s degrees. RMU is also a member of the National Association of Intercollegiate Athletics (“NAIA”) and offers 11 men’s sports and 14 women’s sports. In 2015, RMU reported total assets of approximately $120.5 million, net assets of $86.9 million and a total endowment of $42.6 million.

The Willow Creek Church was constructed in 1893 and is fully leased to the Willow Creek Community Church (“WCCC”) and has been since August 2011. WCCC is a non-denominational, multi-generational Evangelical Christian mega church located in the Chicago suburb of South Barrington, Illinois. WCCC currently has 7 campuses throughout Chicago and has three weekend services averaging 26,000 attendees. WCCC uses the Willow Creek Church as an office and small meeting space. WCCC also leases out the Auditorium Theatre, a space next door which seats 2,500 people and is not part of the 401 South State Street Property, to host service on Sundays.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

401 SOUTH STATE STREET

The following table presents certain information relating to the major tenants at the 401 South State Street Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Robert Morris University	NR / NR / NR	365,033	75.0%	$6,683,746	97.6%	$18.31	6/30/2024	N/A
Willow Creek Community Church	NR / NR / NR	7,500	1.5	160,200	2.4	21.36	7/30/2017	N/A
RCN Cable(2)	NR / NR / NR	0	0.0	1,210	0.0	N/A	3/12/2017	N/A
Three Largest Tenants		372,533	76.5%	$6,845,156	100.0%	$18.37
Remaining Owned Tenants		0	0.0	0	0.0	0.00
Vacant Spaces (Owned Space)		114,489	23.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		487,022	100.0%	$6,845,156	100.0%	$18.37

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	RCN Cable leases an antennae space at the Robert Morris Center at a current annual rent of $1,210.

The following table presents the lease rollover schedule at the 401 South State Street Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	7,500	1.5	1.5%	161,410	2.4	21.52	2
2018	0	0.0	1.5%	0	0.0	0.00	0
2019	0	0.0	1.5%	0	0.0	0.00	0
2020	0	0.0	1.5%	0	0.0	0.00	0
2021	0	0.0	1.5%	0	0.0	0.00	0
2022	0	0.0	1.5%	0	0.0	0.00	0
2023	0	0.0	1.5%	0	0.0	0.00	0
2024	365,033	75.0	76.5%	6,683,746	97.6	18.31	1
2025	0	0.0	76.5%	0	0.0	0.00	0
2026	0	0.0	76.5%	0	0.0	0.00	0
2027 & Thereafter	0	0.0	76.5%	0	0.0	0.00	0
Vacant	114,489	23.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	487,022	100.0%		$6,845,156	100.0%	$18.37	3

(1)	Calculated based on approximate square footage occupied by each Owned Tenant. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not reflected in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the 401 South State Street Property:

Historical Leased %(1)

	2013	2014	2015	As of 5/5/2016
Owned Space	76.5%	76.5%	76.5%	76.5%

(1)	As provided by the borrower and which reflects average occupancy for the specified year unless otherwise indicated.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

401 SOUTH STATE STREET

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 401 South State Street Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 4/30/2016	Underwritten	Underwritten $ per SF
Base Rent	$6,228,660	$6,385,812	$6,559,793	$6,619,022	$6,659,018	$13.67
Contractual Rent Steps(2)	0	0	0	0	186,139	0.38
Gross Up Vacancy	0	0	0	0	3,177,365	6.52
Total Rent	$6,228,660	$6,385,812	$6,559,793	$6,619,022	$10,022,521	$20.58
Total Reimbursables(3)	4,234,233	4,311,551	3,906,150	3,905,953	5,379,766	11.05
Other Income(4)	324,061	317,012	262,220	241,456	204,500	0.41
Vacancy & Credit Loss	0	0	0	0	(3,177,365)	(6.52)
Effective Gross Income	$10,786,954	$11,014,375	$10,728,163	$10,766,431	$12,429,423	$25.52

Real Estate Taxes	$2,292,442	$2,238,277	$2,100,000	$2,100,000	$2,799,996	$5.75
Insurance	109,791	128,645	113,200	113,200	161,459	0.33
Management Fee	539,300	550,715	489,941	484,335	621,471	1.28
Other Operating Expenses	2,694,226	2,984,569	2,997,312	3,003,133	3,365,109	6.91
Total Operating Expenses	$5,635,759	$5,902,206	$5,700,453	$5,700,668	$6,948,035	$14.27

Net Operating Income	$5,151,195	$5,112,169	$5,027,710	$5,065,763	$5,481,387	$11.25
TI/LC	0	0	0	0	581,678	1.19
Replacement Reserves	0	0	0	0	121,756	0.25
Net Cash Flow	$5,151,195	$5,112,169	$5,027,710	$5,065,763	$4,777,954	$9.81

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through August 1, 2016.

(3)	Total Reimbursables were underwritten per terms of the leases in place at the 401 South State Street Property. The discrepancy between Underwritten Total Reimbursables and historical Total Reimbursables is due to the 401 South State Street Property seller’s failure to reconcile RMU’s baseline operating expenses since 2011 which resulted in an underpayment in reimbursements from RMU for the past few years.

(4)	Other Income includes after hours heating and cooling cost reimbursement as well other miscellaneous income.

■	Appraisal. According to the appraisal, the 401 South State Street Property had an “as-is” appraised value of $76,500,000 as of May 18, 2016 and “as-stabilized” appraised value of $88,300,000 as of June 1, 2019 which assumes the 401 South State Street Property reaches stabilized occupancy of 88.0%.

■	Environmental Matters. Based on the Phase I environmental report dated May 27, 2016, there are no recognized environmental conditions or recommendations for further action at the 401 South State Street Property other than the recommendation for the continued implementation of the existing asbestos operations and maintenance plan.

■	Market Overview and Competition. The 401 South State Street Property is located in the South Loop neighborhood of Chicago’s Central Business District (“CBD”). Nearby uses include the DePaul Center (DePaul University Loop Campus) to the north, the University Center of Chicago/Columbia College to the south, the Auditorium Theatre of Roosevelt University/Roosevelt University to the east, and the Harold Washington Public Library to the west. The area is known as South Loop Education Corridor due to the high concentration of universities in the vicinity. The daily student population throughout the South Loop Education Corridor is approximately 65,000 according to the appraisal, which significantly enhances the customer base for commercial, retail and residential properties located throughout the neighborhood.

The 401 South State Street Property has frontage along Congress Parkway and State Street, and is in the southernmost portion of The Loop, which contains the main concentrations of office and commercial space in the CBD. The 401 South State Street Property is part of the East Loop submarket which consists of 22.9 million SF of office space, comprising 17.9% of the overall downtown market. Industries within the East Loop are primarily financial services firms, government, law firms, and professional service firms. According to the appraisal, the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

401 SOUTH STATE STREET

direct vacancy rate in the submarket is 13.5% as of first quarter 2016. The appraisal included eight rental comparables, for which the quoted rental rates range from $25.00 to $35.00 per SF.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 401 South State Street Property:

Office Lease Comparables(1)

	Robert Morris Center	LaSalle Bank Building	120 South LaSalle Building	Chicago Board of Trade	300 West Adams Building	LaSalle- Wacker Building
Year Built	1892, 1893	1934	1928	1930	1928	1930
Total GLA	487,522(2)	1,258,205	650,279	1,365,182	252,857	360,594
Occupancy	76.5%(2)	99%	78%	83%	93%	91%
Expense Basis	Modified Gross	Gross	Gross	Gross	Gross	Modified Gross
Quoted Rental Rate ($per SF)	--	$35.00	$29.00	$31.00	$25.00	$32.00

	Burnham Center	The Sullivan Center	100 North LaSalle
Year Built	1914	1898	1926
Total GLA	579,778	943,332	157,409
Occupancy	92%	87%	84%
Expense Basis	Gross	Gross	Gross
Quoted Rental Rate ($per SF)	$30.00	$29.00	$32.50

(1)	Source: Appraisal.

(2)	Source: Underwritten rent roll dated May 5, 2016.

■	The Borrower. The borrower is 401 S. State Street Owner, LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 401 South State Street Loan Combination. The guarantor of the non-recourse carveouts under the 401 South State Street Loan Combination is Steven A. Cuculich, Sr. Steven A. Cuculich, Sr. has over 25 years of experience managing, operating and redeveloping real estate. His real estate experience includes ownership and management of commercial, residential and industrial properties, with a particular focus in the Chicago, Atlanta and Tampa markets.

■	Escrows. On the origination date of the 401 South State Street Loan Combination, the borrower funded (i) a reserve of $987,754 for real estate taxes, (ii) a reserve of $28,255 for insurance premiums and (iii) a $2,850,000 replacement reserve associated with future budgeted capital expenditure.

On each due date, the borrower will be required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period, (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period (unless the borrower maintains an approved blanket or umbrella policy covering the 401 South State Street Property), and (iii) a replacement reserve in the amount of $10,210.

■	Lockbox and Cash Management. The 401 South State Street Loan Combination is structured with a hard lockbox and in-place cash management. The borrower is required to deposit, or cause to be deposited, all revenue generated by the 401 South State Street Property into a restricted account. All funds are transferred on each business day from the restricted account to a lender-controlled cash management account for the payment of debt service of the 401 South State Street Loan and Mezzanine Loan (defined below) and funding of reserves, with the remainder disbursed to the borrower, except during the continuance of a 401 South State Street Trigger Period (as defined below) or a mezzanine loan trigger period, when the remainder is held by the lender in an excess cash flow fund.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

401 SOUTH STATE STREET

A “401 South State Street Trigger Period” means a period (i) commencing upon the occurrence of an event of default under the 401 South State Street Loan documents and continuing until the same is cured, (ii) commencing on the date that the debt service coverage ratio as calculated under the 401 South State Street Loan documents is less than 1.25x (with respect to solely the 401 South State Street Loan) or 1.10x (with respect to the aggregate of the 401 South State Street Loan and Mezzanine Loan) and continuing until the debt service coverage ratio is equal to or greater than 1.30x with regard to the 401 South State Street Loan or 1.15x with regard to the 401 South State Street Loan and Mezzanine Loan combined, in each case for two consecutive calendar quarters or (iii) commencing upon the occurrence of a 401 South State Street Specified Tenant Trigger Period (as defined below), and continuing until the same is cured.

A “401 South State Street Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a 401 South State Street Specified Tenant (as defined below) being in default under its lease beyond applicable notice and cure periods, (ii) a 401 South State Street Specified Tenant failing to be in actual, physical possession of its space or “going dark” or with respect to the tenant RMU, “going dark” on two or more floors of the space leased by RMU unless RMU has renewed its lease prior to the expiration thereof, (iii) a 401 South State Street Specified Tenant giving notice that it is terminating its lease for any portion of its space, (iv) any termination or cancellation of any 401 South State Street Specified Tenant lease or any 401 South State Street Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any 401 South State Street Specified Tenant, and (vi) any 401 South State Street Specified Tenant failing to extend or renew the applicable 401 South State Street Specified Tenant lease on or prior to the date that is 24 months prior to the date that is the earlier of the expiration date of the applicable lease or the date notice is required to renew said lease; and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence of (1) the cure of the applicable event giving rise to the 401 South State Street Specified Tenant Trigger Period in accordance with the provisions of the 401 South State Street Loan documents or such circumstances ceasing to exist, or (2) the borrower leasing the entire space demised to the applicable 401 South State Street Specified Tenant and the applicable tenant under the lease being in occupancy and open for business in the space and paying the full amount of the rent due under its lease.

A “401 South State Street Specified Tenant” means (i) RMU or any replacement tenant thereof, (ii) any tenant whose lease which, individually or when aggregated with all other leases at the 401 South State Street Property with the same tenant or its affiliate, either accounts for 25% or more of the total rental income for the 401 South State Street Property or 25% or more of the 401 South State Street Property’s gross leasable area, and (iii) any other lessee(s) of the 401 South State Street Specified Tenant spaces and any guarantor(s) of the related lease(s); and in all cases, any parent or affiliate providing credit support for any lease meeting the requirements of (i), (ii) and/or (iii) above.

■	Property Management. The 401 South State Street Property is currently managed by Anvan/Midwest Realty Management Co., a third party manager. The lender has the right to terminate the property management agreement and replace the property manager or require that the borrower terminate the property management agreement and replace the property manager if (a) the property manager becomes a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof or (ii) any voluntary bankruptcy or insolvency proceeding, (b) there exists a 401 South State Street Trigger Period and the property manager has been provided with 30 days of prior notice, (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (d) there exists a material default by the property manager beyond all applicable notice and cure periods under the property management agreement.

■	Mezzanine and Subordinate Indebtedness. Concurrently with the origination of the 401 South State Street Loan, MSC – 401 South State Street HoldCo, LLC funded a $7,830,000 mezzanine loan (the “Mezzanine Loan”) to 401 South State Street Member, LLC (the sole member of the borrower), as mezzanine borrower. The Mezzanine Loan may be increased to the maximum principal balance of $9,830,000 as reimbursement to the borrower for approved leasing expenses for certain leases with remaining terms of at least five years upon the satisfaction of certain conditions under the Mezzanine Loan documents, including that (i) such increase occurs

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

401 SOUTH STATE STREET

prior to December 1, 2017, (ii) no event of default has occurred under the Mezzanine Loan documents, (iii) the combined debt yield (prior to increase) is no less than the greater of 9.5% and the debt yield on the date of the increase request, (iv) the combined debt service coverage ratio (prior to increase) is no less than the greater of 1.45x and the combined debt service coverage ratio on the date of the increase request and (v) the mezzanine borrower and mortgage borrower provide certain certifications as to the leasing expenses and any related construction completed thereunder. The Mezzanine Loan is secured by a pledge of the mezzanine borrower’s 100% limited liability company interests in the borrower. The Mezzanine Loan requires a monthly payment of interest only and accrues interest at an interest rate of 12.0000% per annum and is co-terminous with the 401 South State Street Loan. The Mezzanine Loan may be prepaid without a requisite pro rata payment of the 401 South State Street Loan, provided that certain conditions are satisfied under the 401 South State Street Loan documents, including that there is no event of default continuing at such time under the 401 South State Street Loan or Mezzanine Loan, such prepayment funds may be derived from excess cash flow disbursed to the borrower but not any other source of funds derived from the 401 South State Street Property, and, if the related guarantor provides such funds, the payment of such funds may not cause the guarantor to violate the net worth and minimum liquidity covenants as set forth in the 401 South State Street Loan documents. The rights and obligations of the respective holders of the 401 South State Street Loan and the related Mezzanine Loan are subject to an intercreditor agreement.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 401 South State Street Property (plus 18 months of rental loss and/or business interruption coverage and an additional period of indemnity covering the six months following restoration) with a deductible no greater than $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SWEDESFORD OFFICE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SWEDESFORD OFFICE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SWEDESFORD OFFICE

Swedesford Office
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CARTIFACT

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SWEDESFORD OFFICE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		Barclays
Location (City/State)	Wayne, Pennsylvania	Cut-off Date Principal Balance(2)		$29,964,942
Property Type	Office	Cut-off Date Principal Balance per SF(1)		$195.92
Size (SF)	257,460	Percentage of Initial Pool Balance		4.2%
Total Occupancy as of 6/7/2016	83.9%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/7/2016	83.9%	Type of Security		Fee Simple
Year Built / Latest Renovation	1972 / 2007	Mortgage Rate		5.15000%
Appraised Value	$72,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)		NAP
Underwritten Revenues	$7,155,163
Underwritten Expenses	$2,606,818	Escrows
Underwritten Net Operating Income (NOI)	$4,548,345		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,347,733	Taxes	$391,453	$47,485
Cut-off Date LTV Ratio(1)	70.1%	Insurance	$25,000	$0
Maturity Date LTV Ratio(1)	64.8%	Replacement Reserve	$0	$4,291
DSCR Based on Underwritten NOI / NCF(1)	1.37x / 1.31x	TI/LC(3)	$3,524,034	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.0% / 8.6%	Other(4)	$68,133	$0

Sources and Uses(5)
Sources	$	%	Uses	$	%
Loan Combination Amount	$50,500,000	99.9%	Loan Payoff	$45,238,688	89.5%
Other Sources	50,000	0.1	Reserves	4,008,620	7.9
			Closing Costs	972,106	1.9
			Principal Equity Distribution	330,587	0.7
Total Sources	$50,550,000	100.0%	Total Uses	$50,550,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Swedesford Office Loan Combination.

(2)	The Cut-off Date Principal Balance of $29,964,942 is evidenced by the controlling note A-1 which is part of a loan combination evidenced by two pari passu notes with a combined outstanding principal balance as of the Cut-off Date of $50,440,986. The related companion loan, which is evidenced by the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $20,476,044 is expected to be contributed to one or more future commercial mortgage securitization transactions. See “— The Mortgage Loan” below.

(3)	TI/LC reserve is capped at $3,000,000. See “— Escrows” below.

(4)	Other upfront reserves of $68,133 are for free rent obligations of the borrower sponsor. See “— Escrows” below.

(5)	Based on the aggregate original principal balance of the Swedesford Office Loan Combination.

■	The Mortgage Loan. The mortgage loan (the “Swedesford Office Loan”) is part of a loan combination (the “Swedesford Office Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrowers’ fee interest in a three-building, 257,460 SF office center in Wayne, Pennsylvania (the “Swedesford Office Property”). The Swedesford Office Loan, which is evidenced by note A-1 and represents the controlling interest in the Swedesford Office Loan Combination, had an original principal balance of $30,000,000, has a Cut-off Date Balance of $29,964,942, and represents approximately 4.2% of the Initial Pool Balance. The related companion loan (the “Swedesford Office Companion Loan”), which is evidenced by note A-2 and represents the non-controlling interest in the Swedesford Office Loan Combination, is expected to be contributed to one or more future commercial mortgage securitization transactions. The Swedesford Office Companion Loan had an original principal balance of $20,500,000 and has an outstanding principal balance as of the Cut-off Date of $20,476,044. The Swedesford Office Loan Combination was originated by Barclays Bank PLC on June 6, 2016. The Swedesford Office Loan Combination had an original principal balance of $50,500,000 and has an outstanding principal balance as of the Cut-off Date of $50,440,986. Both the Swedesford Office Loan and the Swedesford Office Companion Loan accrue interest at an interest rate of 5.15000% per annum. The proceeds of the Swedesford Office Loan Combination were primarily used to refinance the Swedesford Office Property, fund reserves, pay origination costs and return equity to the borrower sponsor.

The Swedesford Office Loan had an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The Swedesford Office Loan requires monthly payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the Swedesford Office Loan is the due date in June 2021. The Swedesford Office Loan may be voluntarily prepaid on or after the due date in July 2017 with the payment of a prepayment fee equal to the greater of (i) a yield maintenance premium calculated based on the present values of the remaining scheduled principal and interest payments and (ii) 1.0% of the principal amount being prepaid. Voluntary prepayment of the Swedesford Office Loan is permitted on and after the due date in February 2021 without the payment of any yield maintenance or prepayment premium.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SWEDESFORD OFFICE

■	The Mortgaged Property. The Swedesford Office Property consists of three office buildings totaling 257,460 SF with 910 parking spaces and is located in Wayne, Pennsylvania, approximately 1.5 miles west of the King of Prussia Mall. The Swedesford Office Property was constructed in 1972 and acquired by the borrower sponsor in September 2005. Subsequent to the acquisition, the borrower sponsor invested $19.4 million into capital improvements to convert the Swedesford Office Property to its current use. Two of the buildings were transformed into Class A office space, receiving new façades and window systems, upgraded bathrooms and lobbies, new HVAC units and fire/life safety systems, and updated landscaping at a total cost of approximately $4.8 million. The third building originally comprised two separate structures that were completely gut-renovated and combined into a single Class A+ building with a newly constructed central atrium, new glass curtain exterior façades and upgraded building systems at a total cost of approximately $14.6 million. As of June 7, 2016 the Swedesford Office Property is 83.9% leased to 31 tenants.

The following table presents certain information relating to the major tenants at the Swedesford Office Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Signal Holdings	NR / Baa2 / BBB+	25,805	10.0%	$956,075	15.1%	$37.05	9/30/2018	2, 5-year options
Laser Spine Institute(2)	NR / NR/ NR	26,568	10.3	823,608	13.0	31.00	9/30/2028	NA
Affiliated Distributors	NR / NR/ NR	28,287	11.0	820,323	13.0	29.00	7/31/2019	NA
LiquidHub	NR / NR/ NR	23,962	9.3	605,040	9.6	25.25	6/30/2023	2, 5-year options
Robert Half International	NR / NR/ NR	14,730	5.7	486,090	7.7	33.00	3/31/2017	1, 5-year option
QUAD656	NR / NR/ NR	7,010	2.7	217,310	3.4	31.00	8/31/2019	1, 5-year option
Sono Bello	NR / NR/ NR	6,098	2.4	189,038	3.0	31.00	7/31/2017	2, 5-year options
NetApp(3)	NR / Baa1 / BBB+	5,894	2.3	178,293	2.8	30.25	1/31/2018	1, 5-year option
Kelley Jasons McGowan Spinelli & Hanna, LLP(4)	NR / NR / NR	5,879	2.3	173,430	2.7	29.50	10/31/2019	1, 5-year option
Susanin Widman & Brennan PC	NR / NR / NR	5,272	2.0	160,743	2.5	30.49	12/31/2020	1, 5-year option
Ten Largest Tenants		149,505	58.1%	$4,609,952	72.9%	$30.83
Remaining Tenants		66,427	25.8	1,714,856	27.1	25.82
Vacant		41,528	16.1	0	0.0	0.00
Total / Wtd. Avg. All Tenants		257,460	100.0%	$6,324,808	100.0%	$29.29

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Laser Spine Institute executed a lease expansion on June 2, 2016 for an additional 5,452 SF which included a four month abatement of the rent applicable to the related expansion space. In connection with the origination of the Swedesford Office Loan Combination, the borrowers deposited $56,337 into a rent concession reserve to account for the abated rent related to the Laser Spine Institute expansion space.

(3)	NetApp subleases the entirety of its space to J.G. Wentworth for the remainder of its lease term at an annual rent of $23.50 per SF, pursuant to a sublease agreement dated December 17, 2015. The annual rent under the NetApp lease of $30.25 per SF was underwritten. J.G. Wentworth is not entitled to the lease extension option provided for in the NetApp lease.

(4)	Kelley Jasons McGowan Spinelli & Hanna, LLP has the one-time right to terminate its lease on November 30, 2017 with six months’ notice and the payment of a termination fee.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SWEDESFORD OFFICE

The following table presents the lease rollover schedule at the Swedesford Office Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	2,054	0.8%	0.8%	$25,844	0.4%	$12.58	2
2016	0	0.0	0.8%	0	0.0	0.00	0
2017	35,997	14.0	14.8%	1,036,180	16.4	28.79	8
2018	43,701	17.0	31.8%	1,464,725	23.2	33.52	5
2019	57,518	22.3	54.1%	1,670,015	26.4	29.03	7
2020	8,802	3.4	57.5%	248,111	3.9	28.19	2
2021	12,656	4.9	62.4%	312,234	4.9	24.67	4
2022	4,674	1.8	64.2%	139,052	2.2	29.75	1
2023	23,962	9.3	73.6%	605,040	9.6	25.25	1
2024	0	0.0	73.6%	0	0.0	0.00	0
2025	0	0.0	73.6%	0	0.0	0.00	0
2026	0	0.0	73.6%	0	0.0	0.00	0
2027 & Thereafter	26,568	10.3	83.9%	823,608	13.0	31.00	1
Vacant	41,528	16.1	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	257,460	100.0%		$6,324,808	100.0%	$29.29	31

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Swedesford Office Property:

Historical Leased %(1)

	2013	2014	2015	As of 6/7/2016
Owned Space	88.5%	89.8%	83.5%	83.9%

(1)	As provided by the borrowers and which reflects average occupancy for the specified year unless otherwise indicated.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SWEDESFORD OFFICE

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Swedesford Office Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 3/31/2016	Underwritten	Underwritten $ per SF
Base Rent	$6,433,463	$6,416,741	$6,176,501	$6,275,195	$6,235,987	$24.22
Contractual Rent Steps(2)	0	0	0	0	88,822	0.34
Gross Up Vacancy	0	0	0	0	1,215,082	4.72
Total Rent	$6,433,463	$6,416,741	$6,176,501	$6,275,195	$7,539,890	$29.29
Total Reimbursements	785,304	802,847	755,579	765,809	826,980	3.21
Other Income(3)	8,739	3,224	4,421	3,374	3,374	0.01
Vacancy & Credit Loss	0	0	0	0	(1,215,082)	(4.72)
Effective Gross Income	$7,227,506	$7,222,812	$6,936,501	$7,044,378	$7,155,163	$27.79

Total Operating Expenses	$2,558,076	$2,825,272	$2,784,025	$2,695,417	$2,606,818	$10.13

Net Operating Income	$4,669,430	$4,397,540	$4,152,476	$4,348,961	$4,548,345	$17.67
TI/LC	0	0	0	0	549,120	2.13
Upfront Rollover Reserve(4)	0	0	0	0	(400,000)	(1.55)
Replacement Reserves	0	0	0	0	51,492	0.20
Net Cash Flow	$4,669,430	$4,397,540	$4,152,476	$4,348,961	$4,347,733	$16.89

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Contractual Rent Steps includes contractual rent steps through June 2017.

(3)	Other Income includes minor miscellaneous income.

(4)	Underwritten Upfront Rollover Reserve reflects an offset to the calculation of TI/LC due to the $3.0 million deposited into a rollover reserve for any TI/LC expenses related to future leasing activities at the Swedesford Office Property. See “—Escrows” below.

■	Appraisal. According to the appraisal, the Swedesford Office Property had an “as-is” appraised value of $72,000,000 as of May 2, 2016 and an “as stabilized” value of $75,000,000 as of May 1, 2017.

■	Environmental Matters. Based on the Phase I environmental reports dated May 13, 2016, there are no recognized environmental conditions or recommendations for further action at the Swedesford Office Property other than the recommendation to implement an asbestos operations and maintenance plan.

■	Market Overview and Competition. The Swedesford Office Property is located 20 miles northwest of downtown Philadelphia within the King of Prussia/Wayne submarket. The Swedesford Office Property is located on East Swedesford Road, bordered by U.S. 202 and less than a mile away from Interstate 76 (Pennsylvania Turnpike). Additionally, the Swedesford Office Property is located within 1.5 miles of the King of Prussia Mall, one of the largest malls in the United States. According to the appraisal, 2015 median household income within a one, three and five mile radius of the Swedesford Office Property is $113,268, $94,243 and $84,978, respectively.

According to the appraisal, the King of Prussia/Wayne submarket comprised approximately 8.5 million SF of Class A office space with a 14.4% vacancy rate and average asking rents of $28.76 per SF, as of the first quarter 2016. Additionally, the two-mile radius surrounding the Swedesford Office Property comprises 3.7 million SF of Class A office space with an 8.0% vacancy rate and average asking rents of $28.69 per SF, as of the second quarter 2016. According to the appraisal, no new construction has taken place in the King of Prussia/Wayne submarket since 2010.

The appraisal identified three Class A+ office buildings totaling 568,003 SF that are considered to be directly competitive with the Class A+ building at the Swedesford Office Property. The Class A+ competitive set properties are located within two miles of the Swedesford Office Property and range in size from 89,914 SF to 272,665 SF with a weighted average occupancy rate of 96.4%. Additionally, the appraisal identified five Class A office buildings totaling 594,189 SF that are considered to be directly competitive with the two Class A buildings at the Swedesford Office Property. The Class A+ competitive set properties are located within four miles of the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SWEDESFORD OFFICE

Swedesford Office Property and range in size from 64,991 SF to 164,360 SF with a weighted average occupancy rate of 86.0%.

■	The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Swedesford Office Property:

Class A+ Office Lease Comparables(1)

	Swedesford Office Property	Cross Point At Valley Forge	151 South Warner Road	SORA East	401 East City Avenue	300 Four Falls Corporate Center
Year Built/Renovated	1972/2007	1974/2014	1980/2008	2008/NA	1989/2008	2003/NA
Total GLA(2)	146,639	272,665	89,914	40,828	387,838	297,320
Lease SF	NAP	11,058	89,914	16,846	23,000	15,991
Lease Structure	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross
Lease Term (years)	Various	8.0	15.0	10.0	15.0	5.0
Rental Rate ($ per SF)(2)	$31.36	$33.50	$30.42	$31.31	$31.25	$31.75

(1)	Source: Appraisal.

(2)	Total GLA and Rental Rate ($ per SF) for the Swedesford Office Property represent the Class A+ building only.

Class A Office Lease Comparables(1)

	Swedesford Office Property	Westlakes 3	Parkview Tower	Triad Building	Ash Street	Berwyn Park
Year Built/Renovated	1972/2007	1990/NA	1973/1998	1985/2006	1996/NA	1987/2002
Total GLA(2)	110,821	118,487	220,513	176,156	60,000	75,025
Lease SF	NAP	30,121	2,452	2,870	NAV	9,602
Lease Structure	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross	Net
Lease Term (years)	Various	5.0	2.0	6.0	NAV	7.0
Rental Rate ($ per SF)(2)	$25.84	$25.50	$24.50	$23.00	$28.50	$27.69

(1)	Source: Appraisal.

(2)	Total GLA and Rental Rate ($ per SF) for the Swedesford Office Property represent the two Class A buildings only.

■	The Borrowers. The borrowers are 480 Swedesford Associates, L.P., 500 Swedesford Associates, L.P. and 676 and 656 Swedesford Associates, L.P., each a single-purpose, single-asset entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Swedesford Office Loan Combination. The guarantor of the non-recourse carveouts under the Swedesford Office Loan Combination is Keystone Property Fund Management, L.P. (“Keystone”). Keystone is a commercial real estate operator, fund investor and developer headquartered in Conshohocken, Pennsylvania. Keystone acquires, develops, leases and manages commercial real estate properties, including office, flex and industrial in major markets throughout the United States. Keystone has created and fully invested five fund vehicles, deploying over $250.0 million of equity into over $2.0 billion of real estate. William Glazer founded Keystone in 1991 and currently serves as the firm’s President and CEO. Marc Rash partnered with William Glazer in 1994 and serves as the executive vice president of the company. One of the indirect owners of the borrowers that has a majority interest in the borrower and that is not the non-recourse carveout guarantor reported that it is involved in pending litigation unrelated to the Swedesford Office Loan Combination or the Swedesford Office Property. See “Risk Factors—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan” and “Description of the Mortgage Pool—Litigation Considerations” in the Preliminary Prospectus.

■	Escrows. In connection with the origination of the Swedesford Office Loan Combination, the borrowers deposited (i) $391,453 into a tax reserve, (ii) $25,000 into an insurance reserve, (iii) $524,034 into a TI/LC reserve for existing TI/LC obligations due to tenants as of the Swedesford Office Loan Combination origination date, (iv) $3,000,000 into a rollover reserve for any TI/LC expenses related to future leasing activities at the Swedesford Office Property and (v) $68,133 into a rent concession reserve for existing free rent obligations due to tenants for free rent as of the Swedesford Office Loan Combination origination date.

Additionally, on each due date, the borrowers are required to fund the following reserves with respect to the Swedesford Office Property: (i) a tax reserve in an amount equal to one-twelfth of the taxes that the lender

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SWEDESFORD OFFICE

estimates will be payable over the then-succeeding 12-month period, which currently equates to $47,485, (ii) an insurance reserve in an amount equal to one-twelfth of the annual insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies upon expiration, however, notwithstanding the foregoing, in the event that an acceptable blanket insurance policy is in effect, deposits into the insurance reserve are suspended to the extent that insurance premiums relate to an acceptable insurance policy; as of the Swedesford Office Loan Combination origination date, an acceptable blanket insurance policy was in place, (iii) a replacement reserve in the amount of $4,291 for replacements to the Swedesford Office Property and (iv) from such date as the balance then on deposit in the rollover reserve is first equal to or less than $1,600,000, a rollover reserve equal to the lesser of (a) $26,819 and (b) the amount by which the balance on deposit in the rollover reserve is less than $3,000,000.

■	Lockbox and Cash Management. The Swedesford Office Loan Combination is structured with a hard lockbox and springing cash management. The Swedesford Office Loan Combination documents require the borrowers to direct the tenants to pay rent directly to a lender-controlled lockbox account. Other than during a Swedesford Office Trigger Period (as defined below), all amounts on deposit in the lockbox account will be swept on a daily basis into a borrower-controlled operating account. Upon the occurrence and during the continuance of a Swedesford Office Trigger Period, such funds are required to be swept on a daily basis into the lender-controlled cash management account. On each due date during a Swedesford Office Trigger Period, the Swedesford Office Loan Combination documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and all remaining amounts be reserved in an excess cash flow reserve account.

A “Swedesford Office Trigger Period” means any period (i) commencing upon the occurrence of an event of default under the Swedesford Office Loan Combination documents and ending when such event of default is no longer continuing or (ii) commencing upon the conclusion of the second consecutive calendar quarter for which the debt service coverage ratio (as calculated under the Swedesford Office Loan Combination documents) is less than 1.15x and ending at the conclusion of the second consecutive calendar quarter for which the debt service coverage ratio is greater than or equal to 1.20x.

■	Property Management. The Swedesford Office Property is managed by Keystone Property Group, L.P. (“KPG”), an affiliate of the borrowers. Under the Swedesford Office Loan Combination documents, the borrowers may not: (i) surrender, terminate, cancel, modify, renew or extend the property management agreements (it being agreed that automatic renewals or extensions in accordance with the terms of the property management agreements are permitted without the lender’s consent), (ii) enter into any other agreement relating to the management or operation of the Swedesford Office Property with KPG or any other entity, (iii) consent to the assignment by KPG of its interest under the property management agreement, or (iv) waive or release any of its rights and remedies in any material respect under the property management agreement, in each case without the express consent of the lender, which consent will not be unreasonably withheld; provided, however, with respect to the replacement of KPG with a new property manager, the lender’s consent is not required provided no event of default is continuing under the Swedesford Office Loan Combination documents and provided (a) such new property manager meets certain criteria specified in the Swedesford Office Loan Combination documents, (b) if such new property manager is an affiliate of any of the borrowers, the borrowers are required to deliver a new substantive non-consolidation opinion, (c) the borrowers deliver rating agency confirmation that such replacement will not result in a qualification, downgrade or withdrawal of the credit rating of the securities and (d) such new manager and the borrowers execute both a property management agreement and a subordination of property management agreement in a form reasonably acceptable to the lender. Following a Replacement Manager Trigger (as defined below), the lender has the right to require the borrowers to replace the property manager with (x) an unaffiliated property manager meeting certain criteria specified in the Swedesford Office Loan Combination documents and selected by the borrowers or (y) another property manager chosen by the borrowers and approved by the lender (provided, that such approval may be conditioned upon the borrowers delivering rating agency confirmation that such replacement will not result in a qualification, downgrade or withdrawal of the credit rating of the securities).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SWEDESFORD OFFICE

A “Replacement Manager Trigger” means the occurrence of any one or more of the following events: (i) at any time following the occurrence and during the continuance of an event of default under the Swedesford Office Loan Combination documents, (ii) if the property manager is in default under the management agreement beyond any applicable notice and cure period, (iii) if the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, (iv) if at any time the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, (v) at the lender’s option, at the end of the second consecutive calendar quarter for which the debt service coverage ratio is less than 1.10x or (vi) the control of the property manager is transferred (to the extent that the property manager is an affiliate of the borrowers) such that William Glazer and/or Marc Rash and/or an entity controlled by both of them or either of them no longer controls such affiliated property manager.

■	Condominium Development. Two of the three buildings comprising the Swedesford Office Property, 480 East Swedesford Road (“Unit A”) and 500 East Swedesford Road (“Unit B”) are party to a three-unit condominium development covering four separate office buildings. Unit A and Unit B represent approximately 13.0% and 15.9%, respectively, of the condominium development as a whole. The third unit (“Unit C”) represents approximately 71.1% of the condominium development and is not collateral for the Swedesford Office Loan Combination. The operation and maintenance of common elements is managed by the Valley Forge Office Center Condominium Association (the “Swedesford Road Association”), although each unit is responsible for the maintenance of its respective parking areas. The Swedesford Road Association also carries general insurance for common elements in the condominium development. The condominium board has five members, one of which is elected by the owner of Unit A, one of which is elected by the owner of Unit B, and three of which are elected by the owner of Unit C. While the borrowers do not control the condominium board, the condominium documents contain typical lender protections, including notice and cure rights, the subordination of all Swedesford Road Association liens to the lien of any mortgage, and mortgagee consent and estoppel requirements for any amendments to the condominium documents.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Swedesford Office Property (plus loss of rents and/or business interruption insurance for a period beginning on the date of casualty and continuing until the restoration of the Swedesford Office Property is completed or the expiration of 18 months, whichever first occurs as well as an extended period of indemnity covering the 365 days following restoration). If TRIPRA (or any applicable subsequent statute, extension or reauthorization) is not in effect and terrorism coverage becomes subject to rating and availability on the open market, the borrowers are obligated to purchase the maximum amount of terrorism coverage available from the highest rated insurance company providing such terrorism coverage. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SHORELINE VILLAGE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SHORELINE VILLAGE

CARTIFACT
Long Beach
W 7TH ST
E 7TH ST
W 6TH ST
E 6TH ST
W 3RD ST
E 3RD ST
W BROADWAY
E BROADWAY
W OCEAN BLVD
E OCEAN BLVD
E SHORELINE DR
PACIFIC AVE
LONG BEACH BLVD
ATLANTIC AVE
MAGNOLIA AVE
GOLDEN SHORE ST
QUEENSWAY BR
S PINE AVE
SEASIDE FREEWAY
NORTH PINE
EAST VILLAGE
WESTGATE
WATERFRONT
THE PROMENADE
City Place Shopping Center
Pine Square
Los Angeles River
Long Beach Convention Center
Long Beach Arena
Long Beach Center For Performing Arts
The Pike At Rainbow Harbor & Pike Outlets
Aquarium Of The Pacific
Rainbow Harbor
Rainbow Lagoon
Shoreline Park
Catalina Express
Catalina Landing
Long Beach Shoreline Marina
Queensway Bay
Shoreline Village
401 - 435 Shoreline Village Drive
Long Beach, CA 90802
Los Angeles
Santa Monica
Glendale
DTLA
LAX
LGB
SNA
Long Beach
Anaheim

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SHORELINE VILLAGE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF V
Location (City/State)	Long Beach, California	Cut-off Date Principal Balance		$29,500,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$454.29
Size (SF)	64,936	Percentage of Initial Pool Balance		4.1%
Total Occupancy as of 6/1/2016	93.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2016	93.2%	Type of Security		Leasehold
Year Built / Latest Renovation	1982, 1983 / NAP	Mortgage Rate		4.25000%
Appraised Value	$41,700,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		48

Underwritten Revenues	$5,210,478
Underwritten Expenses	$2,352,770	Escrows
Underwritten Net Operating Income (NOI)	$2,857,708		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,780,434	Taxes	$119,002	$19,834
Cut-off Date LTV Ratio	70.7%	Insurance	$0	$0
Maturity Date LTV Ratio	63.0%	Replacement Reserves	$0	$1,028
DSCR Based on Underwritten NOI / NCF	1.64x / 1.60x	TI/LC(1)	$0	$6,500
Debt Yield Based on Underwritten NOI / NCF	9.7% / 9.4%	Other(2)	$1,098,463	$64,869

	Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$29,500,000	100.0%	Loan Payoff	$18,701,657	63.4%
			Principal Equity Distribution	9,369,510	31.8
			Reserves	1,217,465	4.1
			Closing Costs	211,369	0.7
Total Sources	$29,500,000	100.0%	Total Uses	$29,500,000	100.0%

(1)	TI/LC Reserve is capped at $234,000. See “—Escrows” below.
(2)	Other upfront reserves represent (i) $1,000,000 for a ground lease extension reserve, (ii) $64,869 for ground rent payments and (iii) $33,594 for deferred maintenance. Other monthly reserve represents an ongoing escrow for ground rent payments. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Shoreline Village Loan”) is evidenced by a promissory note in the original principal amount of $29,500,000 and is secured by a first mortgage encumbering the borrowers’ leasehold interest in a retail property located in Long Beach, California (the “Shoreline Village Property”). The Shoreline Village Loan was originated by Starwood Mortgage Capital LLC on June 10, 2016 and will be acquired by Starwood Mortgage Funding V LLC on or prior to the securitization Closing Date. The Shoreline Village Loan represents approximately 4.1% of the Initial Pool Balance. The note evidencing the Shoreline Village Loan has a Cut-off Date Balance of $29,500,000 and an interest rate of 4.25000% per annum. The proceeds of the Shoreline Village Loan were primarily used to refinance the Shoreline Village Property, pay origination costs, fund reserves and return equity to the borrowers’ sponsors. The previous mortgage loan secured by the Shoreline Village Property was included in the COMM 2006-C7 securitization trust.
The Shoreline Village Loan had an initial term of 120 months and has a remaining term of 120 months. The Shoreline Village Loan requires payments of interest only through the due date in July 2020, after which it requires monthly payments of interest and principal sufficient to amortize the Shoreline Village Loan over a 30-year amortization schedule. The scheduled maturity date is the due date in July 2026. The Shoreline Village Loan may be voluntarily prepaid on or after the due date in August 2018 with the payment of a prepayment fee equal to the greater of (i) a yield maintenance premium calculated based on the excess, if any, of the present values of the remaining scheduled principal and interest payments through the due date in February 2026, over the outstanding principal balance of the Shoreline Village Loan, and (ii) 1% of the principal amount being prepaid. Voluntary prepayment of the Shoreline Village Loan is permitted on and after the due date in February 2026 without payment of any yield maintenance or any other prepayment premium as more particularly set forth in the Shoreline Village Loan documents. Provided that no event of default has occurred and is continuing, defeasance with non-callable obligations of the United States of America (or other “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii)) is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SHORELINE VILLAGE

■	The Mortgaged Property. The Shoreline Village Property is a 64,936 SF retail property located in Long Beach, California in Los Angeles County. The Shoreline Village Property has 33 tenants and was built in 1982 and 1983. The area is a destination for the approximately 5.5 million annual visitors to the attractions of the surrounding area. Sidewalks and overpasses attach the Shoreline Village Property to nearby attractions which include the Long Beach Aquarium of the Pacific, the Long Beach Convention Center, the Shoreline Marina, the Queen Mary Museum and Hotel, the Pike Outlet Mall and the Long Beach Cruise Terminal.

The Shoreline Village Property is located at 401-435 Shoreline Village Drive, Long Beach, California. The Shoreline Village Property is situated across the street from the Long Beach Convention Center, which recently invested $40 million into modernizing the design and functionality of the event space. The Long Beach Convention Center has a capacity of approximately 13,000 guests, and hosts hundreds of events each year, including conferences, sporting events and theatrical events. There are a number of hotels in the surrounding area which include the Hyatt Regency Long Beach, the Hyatt Centric, the Pike Long Beach, the Renaissance Long Beach, the Westin Long Beach and the Courtyard Long Beach Downtown, among others. The Shoreline Village Property is also located less than one mile from the Pike Outlets, which features retailers such as the Restoration Hardware Outlet, H&M, Starbucks Coffee, Gap Factory, Forever 21’s F21 RED, California Pizza Kitchen and the Nike Factory Store. As of June 1, 2016, Total Occupancy and Owned Occupancy at the Shoreline Village Property were both 93.2%.

The following table presents certain information relating to the major tenants at the Shoreline Village Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options(2)
Yard House	NR / NR / NR	10,563	16.3%	$600,439	27.6%	$56.84	5/31/2023	$1,216	6.6%	2, 7-year options
Parker’s Lighthouse	NR / NR / NR	14,849	22.9	550,800	25.3	37.09	6/30/2024	$619	9.7%	1, 5-year option
Tequila Jack’s	NR / NR / NR	6,315	9.7	230,000	10.6	36.42	6/30/2017	$655	6.6%	2, 5-year options
Shenanigan’s Irish Pub & Grille	NR / NR / NR	2,143	3.3	80,894	3.7	37.75	5/31/2020	$896	6.8%	1, 5-year option
Pelican Pier Pavilion	NR / NR / NR	4,936	7.6	61,960	2.8	12.55	2/28/2017	$146	8.6%	1, 3-year option
Stefano’s Pizza	NR / NR / NR	1,128	1.7	45,454	2.1	40.30	6/30/2018	$337	18.8%	NA
Village Hat Shop	NR / NR / NR	2,061	3.2	45,135	2.1	21.90	12/31/2021	$325	14.7%	NA
Raindance	NR / NR / NR	1,240	1.9	44,640	2.0	36.00	4/30/2021	$333	18.8%	NA
The Purple House	NR / NR / NR	1,519	2.3	40,417	1.9	26.61	1/31/2017	$115	41.8%	NA
Pirate’s Cove	NR / NR / NR	1,147	1.8	39,503	1.8	34.44	10/31/2017	$482	12.6%	NA
Ten Largest Tenants		45,901	70.7%	$1,739,242	79.8%	$37.89
Remaining Tenants		14,646	22.6	439,918	20.2	30.04
Vacant		4,389	6.8	0	0.0	0.00
Total / Wtd. Avg. All Tenants		64,936	100.0%	$2,179,160	100.0%	$35.99

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	None of the Ten Largest Tenants has a lease termination option or an option to terminate its lease based on not achieving a sales threshold.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SHORELINE VILLAGE

The following table presents the lease rollover schedule at the Shoreline Village Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	1,688	2.6%	2.6%	$45,077	2.1%	$26.70	3
2016	725	1.1	3.7%	18,930	0.9	$26.11	2
2017	16,961	26.1	29.8%	464,591	21.3	$27.39	9
2018	4,139	6.4	36.2%	138,073	6.3	$33.36	7
2019	3,137	4.8	41.0%	72,069	3.3	$22.97	2
2020	4,099	6.3	47.4%	158,498	7.3	$38.67	4
2021	4,386	6.8	54.1%	130,683	6.0	$29.80	4
2022	0	0.0	54.1%	0	0.0	$0.00	0
2023	10,563	16.3	70.4%	600,439	27.6	$56.84	1
2024	14,849	22.9	93.2%	550,800	25.3	$37.09	1
2025	0	0.0	93.2%	0	0.0	$0.00	0
2026	0	0.0	93.2%	0	0.0	$0.00	0
2027 & Thereafter	0	0.0	93.2%	0	0.0	$0.00	0
Vacant	4,389	6.8	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	64,936	100.0%		$2,179,160	100.0%	$35.99	33

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

The following table presents certain information relating to historical leasing at the Shoreline Village Property:

Historical Leased %(1)

	2011	2012	2013	2014	2015	As of 6/1/2016
Owned Space	93.6%	86.0%	86.7%	95.9%	94.5%	93.2%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SHORELINE VILLAGE

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Shoreline Village Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 4/30/2016	Underwritten	Underwritten $ per SF
Base Rent	$2,025,057	$2,078,531	$2,008,176	$2,165,574	$2,155,521	$33.19
Contractual Rent Steps(2)	0	0	0	0	23,639	0.36
Gross Up Vacancy	0	0	0	0	110,676	1.70
Total Rent	$2,025,057	$2,078,531	$2,008,176	$2,165,574	$2,289,836	$35.26
Total Reimbursables	906,886	934,651	882,701	898,489	1,110,693	17.10
Percentage Rent	621,513	737,780	902,498	898,210	898,210	13.83
Other Income(3)	942,451	892,164	918,641	911,950	1,058,288	16.30
Vacancy & Credit Loss	0	0	0	0	(146,550)	(2.26)
Effective Gross Income	$4,495,906	$4,643,126	$4,712,016	$4,874,223	$5,210,478	$80.24

Real Estate Taxes	$112,260	$343,803	$233,336	$235,724	$354,193	$5.45
Insurance	86,741	91,223	90,242	89,909	94,560	1.46
Management Fee	134,877	139,294	141,360	146,227	156,314	2.41
Ground Lease – Fixed Rent(4)	300,000	300,000	300,000	300,000	300,000	4.62
Ground Lease – Participation Rent(4)	469,551	522,035	386,281	415,391	550,871	8.48
Other Operating Expenses	821,369	887,535	907,726	896,831	896,831	13.81
Total Operating Expenses	$1,924,799	$2,283,890	$2,058,946	$2,084,082	$2,352,770	$36.23

Net Operating Income	$2,571,108	$2,359,236	$2,653,070	$2,790,141	$2,857,708	$44.01
TI/LC	0	0	0	0	64,936	1.00
Replacement Reserves	0	0	0	0	12,338	0.19
Net Cash Flow	$2,571,108	$2,359,236	$2,653,070	$2,790,141	$2,780,434	$42.82

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.
(2)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through December 2016.
(3)	Other Income consists primarily of contractual parking income, cart income (which was historically included in Base Rent) and miscellaneous other income.
(4)	Annual ground rent payable is comprised of fixed rent equal to $300,000 plus participation rent. Participation rent is equal to 20% of (a) gross revenue; less the sum of (b) recoverable operating expenses, (c) non-recoverable expenses, (d) amortization of historical leasing commissions, (e) amortization of historical tenant improvements and (f) amortization of major improvement/replacement costs. See “—Ground Lease” below.

■	Appraisal. According to the appraisal, the Shoreline Village Property had an “as-is” appraised value of $41,700,000 as of June 1, 2016.
■	Environmental Matters. Based on a Phase I environmental report dated June 9, 2016, the environmental consultant did not identify evidence of a recognized environmental condition and recommended no further action.
■	Market Overview and Competition. According to the appraisal, the Shoreline Village Property is located in the Los Angeles-Long Beach-Glendale Metropolitan Statistical Area (“MSA”) within Los Angeles County. The MSA had a 2015 total population of 10,170,300. The Shoreline Village Property is a retail shopping center located on approximately 7.1 acres in Long Beach, California, on the southwest corner of Shoreline Drive and Shoreline Village Drive. Regional access to the Shoreline Village Property is also provided by 710 Freeway, which is accessible via East Ocean Boulevard and located approximately one mile to the west of the Shoreline Village Property. The Shoreline Village Property has direct frontage from the Pacific Ocean from the southwest. The surrounding area is fully built out and is part of a dense retail and entertainment corridor. Long Beach is a coastal destination and attracts over 5.5 million visitors annually. In addition to the Long Beach Convention Center and the Pike Outlet Mall, attractions within close proximity to the Shoreline Village Property include the Long Beach Aquarium of the Pacific, Shoreline Marina, Queen Mary Museum and Hotel and the Long Beach Cruise Terminal.

According to a third-party report, the Shoreline Village Property is part of the Long Beach/Cerritos/Carson retail submarket of the Los Angeles, California retail market. As of the fourth quarter of 2015, the Los Angeles retail market contained approximately 140.5 million SF of retail space and exhibited a vacancy rate of 7.6% with average asking rents of $29.76 per SF. As of the first quarter of 2016, the Long Beach/Cerritos/Carson retail

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SHORELINE VILLAGE

submarket contained approximately 6.5 million SF of retail space and had a vacancy rate of 6.4% with average asking rents of $30.72 per SF.

■	The Borrowers. The borrowers are ABA Shoreline Village, LLC and Gateway Enterprises, LLC, each a single-purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Shoreline Village Loan. The borrowers own the Shoreline Village Property as tenants-in-common and have waived their respective rights to partition. Michael Pashaie and David Taban are the non-recourse carveout guarantors under the Shoreline Village Loan.

Michael Pashaie is a principal of Golden West Properties and David Taban is a principal of Jade Enterprises. Both Mr. Pashaie and Mr. Taban have over 25 years of experience owning and managing commercial real estate, generally in the Los Angeles area. In addition to the subject, the borrowers’ sponsors own a significant number of properties in the surrounding area.

■	Escrows. On the origination date of the Shoreline Village Loan, the borrowers funded escrow reserves in the amounts of (i) $119,002 with respect to certain real estate taxes, (ii) $1,000,000 with respect to a ground lease extension reserve, (iii) $64,869 for ground rent and (iv) $33,594 for deferred maintenance. Additionally, see “—Ground Lease” below.

On each due date, the borrowers are required to fund (i) a tax reserve in a monthly amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then-succeeding 12-month period, which currently equates to $19,834, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrowers does not constitute a blanket or umbrella insurance policy under the Shoreline Village Loan documents, an insurance reserve equal to one-twelfth of the amount the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12 month period, (iii) a replacement reserve in the monthly amount of $1,028, (iv) a tenant improvements and leasing commissions reserve equal to $6,500, capped at $234,000 and (v) $64,869 for ground rent payments, which amount may be adjusted as the lender deems necessary. Commencing on the payment date in August 2018, if the borrowers fail to deliver an executed ground lease extension to the lender, a reserve in an amount equal to the difference between actual monthly debt service payments payable and an assumed monthly debt service payment based on a 300-month amortization will be required until the lender’s receipt of a fully executed ground lease extension. Funds on deposit in this reserve will be released to the borrowers upon the lender’s receipt of the fully executed ground lease extension.

■	Lockbox and Cash Management. The Shoreline Village Loan is structured with a springing lockbox and springing cash management. Following the occurrence of the first Shoreline Village Sweep Event Period (defined below), the Shoreline Village Loan documents require the borrowers to direct tenants to pay their rents directly to a lender-controlled lockbox account. During a Shoreline Village Sweep Event Period, funds on deposit in the lockbox account are required to be transferred on a daily basis to a lender-controlled cash management account. On each due date during a Shoreline Village Sweep Event Period, the Shoreline Village Loan documents require that all amounts on deposit in the cash management account be used to pay debt service, fund required reserves and pay operating expenses, and all remaining amounts will be deposited in the excess cash flow reserve account and held as additional collateral for the Shoreline Village Loan.

A “Shoreline Village Sweep Event Period” means any period (i) after the occurrence of an event of default under the Shoreline Village Loan until cured (so long as no other Shoreline Village Sweep Event Period is in effect) or (ii) during which the debt service coverage ratio of the Shoreline Village Property (based on the trailing 12 calendar months and as determined by the lender) is less than 1.15x until the debt service coverage ratio of the Shoreline Village Property (based on the trailing 12 calendar months and as determined by the lender) is equal to or greater than 1.20x for two consecutive calendar quarters (so long as no other Shoreline Village Sweep Event Period is in effect).

■	Property Management. The Shoreline Village Property is currently managed by Pacific Ocean Management, LLC pursuant to a management agreement. Under the Shoreline Village Loan documents, the Shoreline Village Property may be managed by Pacific Ocean Management, LLC or any other management company reasonably

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SHORELINE VILLAGE

approved by the lender and with respect to which a rating agency confirmation has been received. Upon any of (i) the occurrence of an event of default under the Shoreline Village Loan documents, (ii) the debt service coverage ratio of the Shoreline Village Property being less than 1.05x, (iii) the continuance of a default by the property manager under the management agreement beyond any applicable notice and cure period, (iv) the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager or (v) the engagement by the property manager in gross negligence, fraud, willful misconduct or misappropriation of funds, the lender may require the borrowers to terminate the management agreement and replace the property manager with a new property manager selected by the borrowers, subject to the lender’s approval and, if required by the lender, with respect to which a rating agency confirmation has been received.
■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.
■	Ground Lease. The Shoreline Village Property is subject to a 40-year ground lease with the City of Long Beach. Ground rent payable is equal to (i) $300,000 per annum, plus (ii) 20% of adjusted net income, which is defined as (a) gross revenue less the sum of (b) recoverable operating expenses, (c) non-recoverable expenses, (d) amortization of historical leasing commissions, (e) amortization of historical tenant improvements and (f) amortization of major improvement/replacement costs. The ground lease expires on November 14, 2047, and the borrowers’ sponsors are in early stages of negotiations to extend the ground lease by an additional 15 years. In connection with the proposed extension, the borrowers escrowed $1,000,000 at origination of the Shoreline Village Loan which will be applied towards any improvements completed in connection with a ground lease extension. Additionally, commencing on the payment date in August 2018, if the borrowers fail to deliver an executed ground lease extension to the lender, a reserve in an amount equal to the difference between actual monthly debt service payments payable and an assumed monthly debt service payment based on a 300-month amortization will be required until the lender’s receipt of a fully executed ground lease extension. Funds on deposit in this reserve will be released to the borrowers upon the lender’s receipt of the fully executed ground lease extension.
■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy in an amount equal to the full replacement cost of the Shoreline Village Property and 18 months of business interruption insurance that provide coverage for perils of terrorism and which do not exclude “Acts of Terrorism” (as such term is defined in TRIPRA or a similar or subsequent statute). The required terrorism insurance may be included in a blanket policy, provided that, among other things, any such blanket policy specifically allocates to the Shoreline Village Property the amount of coverage from time to time required under the Shoreline Village Loan agreement. See “Risk Factors–Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BASS PRO SHOPS - RANCHO CUCAMONGA

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BASS PRO SHOPS - RANCHO CUCAMONGA

CARTIFACT
Bass Pro Shops -
Rancho Cucamonga
7777 Victoria Gardens Lane
Rancho Cucamonga, CA 91739
Heritage Community Park
Chaffey College
BANYAN ST
Upland Hills Country Club
Central Park
BASELINE AVE
CABLE AIRPORT
Upland
Red Hill Country Club
Victoria Gardens
Fontana
Terra Vista Town Center
E FOOTHILL BLVD
San Antonio Hospital
The Epicenter
Rancho Cucamonga
W ARROW HWY
MONTCLAIR STATION
UPLAND STATION
RANCHO CUCAMONGA STATION
W 8TH ST
Montclair Plaza
Empire Lakes Golf Course
Auto Club Speedway
Montclair Hospital
W 4TH ST
John Galvin Park
Cucamonga-Guasti Regional Park
SAN BERNARDINO AVE
Ontario Mills
Bellevue Cemetery
Montclair
E HOLT BLVD
ONTARIO STATION
E AIRPORT DR
ONTARIO INTERNATIONAL AIRPORT
JURUPA AVE
Southridge Plaza
E FRANCIS ST
Ontario
EAST ONTARIO STATION
Chino Town Square Shopping Center
E PHILADELPHIA ST
Whispering Lakes Golf Course
RIVERSIDE DR
CHINO AVE
Chino
EDISON AVE
Ruben S Ayala Community Park
CHINO AIRPORT
PINE AVE
Burbank
Pasadena
Glendale
Beverly Hills
West Hollywood
Santa Monica
Los Angeles
DTLA
Culver City
Marina Del Rey
LAX
El Segundo
Manhattan Beach
Torrance
Lomita
Rancho Palos Verdes
Long Beach
LGB
San Pedro Bay
South Gate
Downey
Lynwood
Carson
Lakewood
Vernon
Alhambra
Arcadia
Monterey Park
Montebello
Whittier
Santa Fe Springs
Norwalk
Cerritos
La Habra
Brea
Fullerton
Buena Park
Anaheim
Cypress
Garden Grove
Orange
Westminster
Huntington Beach
Santa Ana
Fountain Valley
Tustin
Irvine
SNA
Costa Mesa
Newport Beach
Laguna Hills
Mission Viejo
Lake Forest
Rancho Santa Margarita
Azusa
Irwindale
West Covina
Walnut
Industry
Diamond Bar
San Dimas
La Verne
Claremont
Pomona
Ontario
Chino
Chino Hills
Rancho Cucamonga
Fontana
Eastvale
Norco
Placentia
Yorba Linda
Corona
Villa Park
Cleveland National Forest

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BASS PRO SHOPS - RANCHO CUCAMONGA

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		Barclays
Location (City/State)	Rancho Cucamonga, California	Cut-off Date Principal Balance		$29,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$161.11
Size (SF)	180,000	Percentage of Initial Pool Balance		4.0%
Total Occupancy as of 7/6/2016	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/6/2016	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2007 / NAP	Mortgage Rate		4.81300%
Appraised Value	$49,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		60
Underwritten Revenues	$3,678,068
Underwritten Expenses	$737,813	Escrows(1)
Underwritten Net Operating Income (NOI)	$2,940,255		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,668,677	Taxes	$0	$0
Cut-off Date LTV Ratio	58.6%	Insurance	$0	$0
Maturity Date LTV Ratio	53.9%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF	1.61x / 1.46x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.1% / 9.2%	Other	$0	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$29,000,000	99.7%	Loan Payoff	$28,049,330	96.5%
Other Sources	75,000	0.3	Principal Equity Distribution	831,373	2.9
			Closing Costs	194,297	0.7
Total Sources	$29,075,000	100.0%	Total Uses	$29,075,000	100.0%

(1)	See “— Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Bass Pro Shops - Rancho Cucamonga Loan”) is evidenced by a note in the original principal amount of $29,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 180,000 SF freestanding retail building located in Rancho Cucamonga, California (the “Bass Pro Shops - Rancho Cucamonga Property”). The Bass Pro Shops - Rancho Cucamonga Loan was originated by Barclays Bank PLC on June 6, 2016 and represents approximately 4.0% of the Initial Pool Balance. The note evidencing the Bass Pro Shops - Rancho Cucamonga Loan has a Cut-off Date Balance of $29,000,000 and an interest rate of 4.81300% per annum. The proceeds of the Bass Pro Shops - Rancho Cucamonga Loan were primarily used to retire existing debt encumbering the Bass Pro Shops - Rancho Cucamonga Property, pay origination costs and return equity to the borrower sponsor.

The Bass Pro Shops - Rancho Cucamonga Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Bass Pro Shops - Rancho Cucamonga Loan requires interest only payments on each due date through and including the due date in June 2021 and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the Bass Pro Shops - Rancho Cucamonga Loan is the due date in June 2026. Voluntary prepayment of the Bass Pro Shops - Rancho Cucamonga Loan without payment of any prepayment premium is permitted on or after the due date in March 2026. Provided no event of default under the Bass Pro Shops - Rancho Cucamonga Loan documents occurred and is continuing, at any time after the second anniversary of the securitization Closing Date, the Bass Pro Shops - Rancho Cucamonga Loan may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the Bass Pro Shops - Rancho Cucamonga Loan documents.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BASS PRO SHOPS - RANCHO CUCAMONGA

■	The Mortgaged Property. The Bass Pro Shops - Rancho Cucamonga Property is a 180,000 SF freestanding retail building with 899 parking spaces, set on 16.8 acres in Rancho Cucamonga, California. The Bass Pro Shops - Rancho Cucamonga Property is located along Interstate 15, approximately 37 miles east of downtown Los Angeles and is the only Bass Pro Shops location in southern California. The Bass Pro Shops - Rancho Cucamonga Property is 100.0% leased to Bass Pro Shops through December 2037 with four five-year extension options and was built-to-suit by the borrower sponsor in 2007 at a total cost of $37.7 million. The Bass Pro Shops - Rancho Cucamonga Property features a two-story lodge-inspired lobby area with a fireplace, a 60-foot clerestory and an 8,000-gallon fresh water aquarium. In addition to a wide selection of hunting, fishing, hiking and backpacking equipment, the store offers customers an archery range, a pistol range, a Tracker Marine boat center and a 11,090 SF seafood restaurant. Customers can also enroll in free on-site outdoor-skills workshops taught by hunting and fishing professionals or complete a hunter’s licensing course offered at the Bass Pro Shops - Rancho Cucamonga Property in collaboration with the California Department of Fish and Wildlife. As of July 6, 2016, the Total Occupancy and Owned Occupancy were both 100.0%.

The Bass Pro Shops - Rancho Cucamonga Property is adjacent to Victoria Gardens, a 1.4 million SF lifestyle mall anchored by Macy’s, JCPenney, Apple Store and AMC Theaters, with 170 specialty stores and a 600-seat food court. As of December 31, 2015, Victoria Gardens was 93.0% occupied, with sales of $815 per SF (including the Apple Store) and $770 per SF (excluding the Apple Store).

Bass Pro Shops is a multifaceted sporting equipment retailer, with a special emphasis on fishing, hunting and camping. Founded in 1971 and headquartered in Springfield, Missouri, the company is best known for its Outdoor World stores, massive facilities that combine a large selection of goods with amusement features, such as target ranges, fish tanks, restaurants and video arcades. Bass Pro Shops also runs a major mail-order business, which originally provided the platform for the company’s entry into megastores. Its private label sporting goods are also distributed to other sporting goods stores through its American Rod & Gun wholesale operation. In addition, Bass Pro Shops owns Tracker Marine, one of the largest boat manufacturers in the United States. In recent years, Tracker Marine has extended its brand to a line of recreational land vehicles to serve the fishing and hunting market. Additionally, the company runs an upscale, 850-acre resort, Big Cedar Lodge, in Missouri’s Ozark Mountains. As of June 20, 2016, Bass Pro Shops operated 98 stores and Tracker Marine Centers across the United States and Canada.

The following table presents certain information relating to the sole tenant at the Bass Pro Shops - Rancho Cucamonga Property:

Largest Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost(2)	Renewal / Extension Options
Bass Pro Shops	NR / NR / NR	180,000	100.0%	$3,325,000	100.0%	$18.47	12/31/2037	NA	NA	4, 5-year options

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Bass Pro Shops does not report sales.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BASS PRO SHOPS - RANCHO CUCAMONGA

The following table presents certain information relating to the lease rollover schedule at the Bass Pro Shops - Rancho Cucamonga Property, based the initial lease expiration date:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027 & Thereafter	180,000	100.0	100.0%	3,325,000	100.0	18.47	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	180,000	100.0%		$3,325,000	100.0%	$18.47	1

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Bass Pro Shops - Rancho Cucamonga Property:

Historical Leased %(1)

2013	2014	2015	As of 7/6/2016
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower, and reflects average occupancy for the specified year unless otherwise indicated.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bass Pro Shops - Rancho Cucamonga Property:

Cash Flow Analysis(1)

	2013	2014	2015	Underwritten	Underwritten $ per SF
Base Rent	$3,325,000	$3,325,000	$3,325,000	$3,325,000	$18.47
Total Reimbursement Revenue(2)	647,851	557,116	686,387	546,650	3.04
Other Income	179	0	36	0	0.00
Total Rent	$3,973,030	$3,882,116	$4,011,423	$3,871,650	$21.51
Vacancy & Credit Loss	0	0	0	(193,583)	(1.08)
Effective Gross Income	$3,973,030	$3,882,116	$4,011,423	$3,678,068	$20.43

Total Operating Expenses	$736,623	$658,528	$619,545	$737,813	$4.10

Net Operating Income	$3,236,407	$3,223,588	$3,391,878	$2,940,255	$16.33
TI/LC	0	0	0	244,578	1.36
Capital Expenditures	0	0	0	27,000	0.15
Net Cash Flow	$3,236,407	$3,223,588	$3,391,878	$2,668,677	$14.83

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The Bass Pro Shops - Rancho Cucamonga Property is party to a participation agreement that expires in June 2033, whereby the Rancho Cucamonga Redevelopment Agency reimburses the borrower for real estate taxes paid. The reimbursement amount is limited to the lesser of (i) the amount of taxes actually paid by the borrower for the base year ($557,252) as increased by 3.0% per annum and (ii) a specified amount for each such year equal to the total sales tax revenues, tax increment revenues and business license taxes paid by the tenant, Bass Pro Shops, to the City of Rancho Cucamonga.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BASS PRO SHOPS - RANCHO CUCAMONGA

■	Appraisal. According to the appraisal, the Bass Pro Shops - Rancho Cucamonga Property had an “as-is” appraised value of $49,500,000 as of April 14, 2016.

■	Environmental Matters. According to a Phase I environmental report dated June 14, 2016, there are no recognized environmental conditions or recommendations for further action at the Bass Pro Shops - Rancho Cucamonga Property.

■	Market Overview and Competition. The Bass Pro Shops - Rancho Cucamonga Property is located in southern California, along Interstate 15 in the city of Rancho Cucamonga, approximately 37 miles east of downtown Los Angeles. The Bass Pro Shops - Rancho Cucamonga Property is surrounded by a community with a 2016 average household income of $93,166 and a population of 287,812 within the five-mile radius trade area defined by the appraisal. Interstate 15, located adjacent to the Bass Pro Shops - Rancho Cucamonga Property, provides regional access to the points north and south. Interstate 10, located approximately six miles south of the Bass Pro Shops - Rancho Cucamonga Property, connects the area to points east and west. The Bass Pro Shops - Rancho Cucamonga Property draws customers from throughout southern California as it is the only Bass Pro Shops location in the greater southern California area. The next nearest Bass Pro Shops stores are located in Las Vegas, Nevada and Mesa, Arizona, approximately 229 miles and 352 miles from Bass Pro Shops - Rancho Cucamonga Property, respectively. Additionally, the Bass Pro Shops - Rancho Cucamonga Property is adjacent to Victoria Gardens, a 1.4 million SF lifestyle center that draws over 16.0 million shopper visits annually.

The Bass Pro Shops - Rancho Cucamonga Property competitive set is comprised of recent office leases ranging from 46,000 SF to 143,564 SF within the greater southern California area.

The following table presents certain information relating to certain retail lease comparables provided in the appraisal for the Bass Pro Shops - Rancho Cucamonga Property:

Retail Lease Comparables(1)

	Bass Pro Shops - Rancho Cucamonga Property	The Commons At Chino Hills	Superior Grocers	Hobby Lobby	Equinox Irvine	Dick’s Sporting Goods	Gateway Towne Center	Haggen Supermarket	Grossmont Center
Distance from Subject	-	12.5 miles	12.0 miles	30.0 miles	35.0 miles	36.5 miles	42.0 miles	41.0 miles	95.0 miles
Property Type	Single Tenant	Power Center	Single Tenant	Single Tenant	Single Tenant	Single Tenant	Power Center	Single Tenant	Lifestyle
Year Built	2007	2008	1998	1997	1990	2014	2007	2004	1961
Total GLA	180,000	398,790	62,273	46,000	136,926	83,100	300,000	57,644	924,717
Total Occupancy	100.0%	75.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	97.0%
Tenant	Bass Pro	Hobby Lobby	Superior	Hobby Lobby	Equinox	Dick’s Sporting	Toys/Babies	Haggen	Walmart;
			Grocers		Fitness	Goods	“R” Us		Authority
Lease GLA	180,000	55,000	62,273	46,000	136,926	83,100	74,000	57,644	143,564;
Rent Rate per SF	$18.47	$10.56	$9.96	$14.52	$14.16	$18.24	$22.56	$13.80	$12.00; $12.00
Expense Basis	Mod. Gross	Triple Net	Triple Net	Triple Net	Triple Net	Triple Net	Triple Net	Triple Net	Triple Net
Mod. Gross Equivalent
Rent Rate per SF(2)	-	$15.36	$14.40	$18.72	$19.92	$23.04	$28.68	$21.12	$16.56; $15.96

(1)	Source: Appraisal.

(2)	Mod. Gross Equivalent Rent Rate per SF reflects appraisal estimates and is derived by adding tax and insurance expenses to the triple net rental rates.

■	The Borrower. The borrower is Rancho BP, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bass Pro Shops - Rancho Cucamonga Loan. Forest City Realty Trust, Inc. (“Forest City”) (NYSE: FCE), an indirect owner of the borrower, is the non-recourse carveout guarantor under the Bass Pro Shops - Rancho Cucamonga Loan. Pursuant to the Bass Pro Shops - Rancho Cucamonga Loan documents, the liability of the non-recourse carveout guarantor is specific to certain bankruptcy events of the borrower and limited to the lesser of (i) $5,800,000 and (ii) the outstanding principal balance of the Bass Pro Shops - Rancho Cucamonga Loan.

Rancho BP, LLC is 51.0% indirectly owned by Forest City and 49.0% indirectly owned by QIC Limited (“QIC”), an investment firm owned by the State of Queensland, Australia. Forest City is a real estate company principally engaged in the ownership, development, management and acquisition of commercial and residential real estate throughout the United States. Founded in 1920 and based in Cleveland, Ohio, Forest City’s portfolio comprised

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BASS PRO SHOPS - RANCHO CUCAMONGA

$8.8 billion of consolidated assets in 20 states and the District of Columbia, as of March 31, 2016. Weighted average occupancy across Forest City’s retail, office and residential properties was 93.8%, 95.1% and 93.0%, respectively, as of March 31, 2016. Sales at Forest City’s retail properties averaged $558 per SF as of the same date. QIC is one of the largest institutional investment managers in Australia, with $78.5 billion (US$60.4 billion) in funds under management, as of March 31, 2016. The firm offers its global client base infrastructure, real estate, private equity, liquid strategies and multi-asset investment services. QIC has over 500 employees spread across its headquarters in Brisbane, Australia and its offices in New York, San Francisco, Los Angeles, London, Sydney, and Melbourne.

■	Escrows. On the origination date, the borrower was not required to fund any escrow reserves. On each due date, the borrower will be required to fund (i) a tax reserve equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes over the then succeeding 12-month period unless no Bass Pro Shops - Rancho Cucamonga Trigger Period is then in effect and (ii) an insurance reserve equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay the insurance premiums over the then succeeding 12-month period unless no event of default is occurring and insurance coverage is maintained under an approved blanket policy.

A “Bass Pro Shops - Rancho Cucamonga Trigger Period” means any period (i) commencing upon the occurrence of an event of default under the Bass Pro Shops - Rancho Cucamonga Loan and ending when such event of default is no longer continuing, (ii) commencing upon the debt service coverage ratio (as calculated under the Bass Pro Shops - Rancho Cucamonga Loan documents) for the trailing 12-month period falling below 1.20x and ending at the conclusion of the second consecutive calendar quarter for which the debt service coverage ratio is greater than or equal to 1.25x, (iii) commencing upon the occurrence of an event of default under the Bass Pro Shops lease at the Bass Pro Shops - Rancho Cucamonga Property and ending when such event of default is no longer continuing, (iv) commencing upon the tenant under the Bass Pro Shops lease ceasing operations, vacating its space or abandoning its space at the Bass Pro Shops - Rancho Cucamonga Property prior to the maturity date of the Bass Pro Shops - Rancho Cucamonga Loan and ending when, among other things, the tenant under the Bass Pro Shops lease or one or more replacement tenants acceptable to the lender is open for business and is paying rent at the Bass Pro Shops - Rancho Cucamonga Property, (v) commencing upon any bankruptcy action of the tenant under the Bass Pro Shops lease and ending when such bankruptcy action is dismissed without any adverse consequences to the Bass Pro Shops lease, the Bass Pro Shops - Rancho Cucamonga Loan or the Bass Pro Shops - Rancho Cucamonga Property and (vi) commencing upon any bankruptcy action of the guarantor under the Bass Pro Shops lease and ending when (a) such bankruptcy action is dismissed without any adverse consequences to the Bass Pro Shops lease, the Bass Pro Shops - Rancho Cucamonga Loan or the Bass Pro Shops - Rancho Cucamonga Property or (b) the guarantor under the Bass Pro Shops lease is replaced with an entity reasonably acceptable to the lender.

■	Lockbox and Cash Management. The Bass Pro Shops - Rancho Cucamonga Loan is structured with a hard lockbox and springing cash management. The Bass Pro Shops - Rancho Cucamonga Loan documents require the borrower to direct the tenant to pay rent directly to a lender-controlled lockbox account. On each business day, other than during a Bass Pro Shops - Rancho Cucamonga Trigger Period, all amounts on deposit in the cash management account in excess of the amounts required to be paid to or reserved with the lender on the next due date will be swept into a borrower-controlled operating account. Upon the occurrence and during the continuance of a Bass Pro Shops - Rancho Cucamonga Trigger Period, the borrower will have no further access to funds in the lockbox account, and such funds are required to be swept on each business day into the lender-controlled cash management account. On the business day preceding each due date during a Bass Pro Shops - Rancho Cucamonga Trigger Period, the Bass Pro Shops - Rancho Cucamonga Loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and all remaining amounts be reserved in an excess cash flow reserve account.

■	Property Management. The Bass Pro Shops - Rancho Cucamonga Property is self-managed by the borrower. Under the Bass Pro Shops - Rancho Cucamonga Loan documents, any third-party property manager subsequently engaged by the borrower to manage the Bass Pro Shops - Rancho Cucamonga Property must be previously approved by the lender in writing. The lender has the right to replace, or require the borrower to

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

BASS PRO SHOPS - RANCHO CUCAMONGA

replace, the property manager with a property manager selected by the lender (i) if the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, (ii) during the continuance of an event of default under the Bass Pro Shops - Rancho Cucamonga Loan or (iii) upon the occurrence of a material default by the property manager under the management agreement (after the expiration of any applicable notice or grace periods).

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the Bass Pro Shops - Rancho Cucamonga Property (plus loss of rents and/or business interruption insurance for a period beginning on the date of casualty and continuing until the restoration of the Bass Pro Shops - Rancho Cucamonga Property is completed or the expiration of 18 months, whichever first occurs). The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the blanket policy will provide the same protection as would be provided if the Bass Pro Shops - Rancho Cucamonga Property was insured on a stand-alone basis. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MARRIOTT MIDWEST PORTFOLIO

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MARRIOTT MIDWEST PORTFOLIO

CARTIFACT
Minneapolis
St Paul
Edina
Eagan
Milwaukee
Mequon
Menomonee Falls
Brookfield
Wauwatosa
Waukesha
New Berlin
Muskego
Franklin
South Milwaukee
Lake Michigan
Detroit
Romeo
Waterford
Bloomfield
Farmington Hills
Livonia
Dearborn
Canton
Westland
CANADA
MINNESOTA
WISCONSIN
MICHIGAN
IOWA
ILLINOIS
INDIANA
OHIO
Madison
Lansing
Chicago
Des Moines

Marriott Midwest Portfolio

#	Property Name	Address	City/State	Zip Code
1	TownePlace Suites Detroit Dearborn	6101, 6121 & 6141 Mercury Drive	Dearborn, MI	48126
2	SpringHill Suites Minneapolis West	5901 Wayzata Boulevard	St. Louis Park, MN	55416
3	SpringHill Suites Eden Prairie	11552 Leona Road	Eden Prairie, MN	55344
4	TownePlace Suites Milwaukee Brookfield	600, 640 & 650 North Calhoun Road	Brookfield, WI	53005
5	TownePlace Suites Detroit Sterling Heights	14800 & 14880 Lakeside Circle	Sterling Heights, MI	48313
6	TownePlace Suites Minneapolis West	1400 & 1450 Zarthan Avenue South	St. Louis Park, MN	55416
7	TownePlace Suites Eden Prairie	11576 and 11588 Leona Road	Eden Prairie, MN	55344
8	SpringHill Suites Minneapolis St. Paul Airport	3635 Crestridge Drive	Eagan, MN	55122
9	TownePlace Suites Detroit Livonia	17350 and 17450 Fox Drive	Livonia, MI	48152
10	TownePlace Suites Minneapolis St. Paul Airport	3615 Crestridge Drive	Eagan, MN	55122

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MARRIOTT MIDWEST PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	10	Loan Seller		PCC
Location (City/State)	Various	Cut-off Date Principal Balance(3)		$27,500,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(3)		$74,796.01
Size (Rooms)	1,103	Percentage of Initial Pool Balance		3.8%
Total TTM Occupancy as of 4/30/2016	76.9%	Number of Related Mortgage Loans		None
Owned Occupancy as of 04/30/2016	76.9%	Type of Security		Fee Simple
Year Built / Latest Renovation(1)	Various / Various	Mortgage Rate		4.72000%
Appraised Value(2)	$136,800,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60

Underwritten Revenues	$33,112,823
Underwritten Expenses	$20,325,257
Underwritten Net Operating Income (NOI)	$12,787,566	Escrows
Underwritten Net Cash Flow (NCF)	$11,463,053		Upfront	Monthly
Cut-off Date LTV Ratio(3)(4)	60.3%	Taxes	$802,511	$165,745
Maturity Date LTV Ratio(3)(4)	60.3%	Insurance	$100,611	$20,122
DSCR Based on Underwritten NOI / NCF(3)	3.24x / 2.90x	FF&E	$0	$54,633
Debt Yield Based on Underwritten NOI / NCF(3)	15.5% / 13.9%	Other(5)	$14,774,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$82,500,000	60.2%	Purchase Price	$116,696,387	85.2%
Principal’s New Cash Contribution	54,436,233	39.8	Reserves	15,677,121	11.4
			Closing Costs	4,562,725	3.3
Total Sources	$136,936,233	100.0%	Total Uses	$136,936,233	100.0%

(1)	See “—The Mortgaged Properties” below.

(2)	The Appraised Value represents the aggregate “as-if complete” value of $136,800,000, which assumes the property improvement plan (“PIP”) renovations to the Marriott Midwest Portfolio Properties are completed in 2016. The “as-is” value is $119,800,000.

(3)	The Cut-off Date Principal Balance of $27,500,000 represents the non-controlling note A-2 of a $82,500,000 loan combination evidenced by two pari passu notes. The pari passu companion loan is evidenced by the controlling note A-1 in the original principal amount of $55,000,000. Such pari passu companion loan was contributed to the CGCMT 2016-P3 securitization transaction. All statistical financial information related to balances per room, loan-to-value ratios, debt service coverage ratios and debt yield are based on the Marriott Midwest Portfolio Loan Combination.

(4)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based on the “as-if complete” value of $136,800,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” value of $119,800,000 are 68.9% and 68.9%, respectively.

(5)	Other upfront reserves include a PIP reserve of $14,724,000 and $50,000 for the cure of certain building code violations, which cure has now been completed. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Marriott Midwest Portfolio Loan”) is part of a loan combination (the “Marriott Midwest Portfolio Loan Combination”) evidenced by two pari passu notes that are secured by a first mortgage encumbering the borrower’s fee interest in a portfolio of ten limited service hotels located in Michigan, Minnesota, and Wisconsin (the “Marriott Midwest Portfolio Properties”). The Marriott Midwest Portfolio Loan (evidenced by note A-2), which represents the non-controlling interest in the Marriott Midwest Portfolio Loan Combination, has an outstanding principal balance as of the Cut-off Date of $27,500,000 and represents approximately 3.8% of the Initial Pool Balance. The related companion loan (the “Marriott Midwest Portfolio Companion Loan”), which has a Cut-off Date Balance of $55,000,000 and is evidenced by note A-1, represents the controlling interest in the Marriott Midwest Portfolio Loan Combination and was contributed to the CGCMT 2016-P3 securitization transaction. The Marriott Midwest Portfolio Loan Combination was originated by Principal Commercial Capital on February 8, 2016. The Marriott Midwest Portfolio Loan Combination has an outstanding principal balance as of the Cut-off Date of $82,500,000 and each note has an interest rate of 4.72000% per annum. The borrower utilized the proceeds of the Marriott Midwest Portfolio Loan Combination to purchase the Marriott Midwest Portfolio Properties, fund reserves and pay origination costs.

The Marriott Midwest Portfolio Loan Combination had an initial term of 60 months and has a remaining term of 56 months as of the Cut-off Date. The Marriott Midwest Portfolio Loan Combination requires interest only payments on each payment date through the scheduled maturity date on March 1, 2021. Voluntary prepayment of the Marriott Midwest Portfolio Loan Combination is prohibited prior to the payment date in December 2020. At any time prior to the payment date in December 2020 and from and after the 25th payment date following the closing date of this securitization (the “Marriott Midwest Portfolio Lockout Date”), the borrower may defease the Marriott Midwest Portfolio Loan Combination in whole, or in part, in connection with a partial release (see “—Release of Collateral” below). The Marriott Midwest Portfolio Loan Combination is prepayable without penalty on or after December 1, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MARRIOTT MIDWEST PORTFOLIO

■	The Mortgaged Properties. The Marriott Midwest Portfolio Properties consist of ten hotels totaling 1,103 rooms, including three SpringHill Suites hotels and seven TownePlace Suites hotels. All of the hotels operate pursuant to long term franchise agreements with Marriott International, Inc. which expire in 2031 and are undergoing $14,728,386 of franchise-mandated capital upgrades expected to be completed by December 2016. The following table presents certain information relating to the Marriott Midwest Portfolio Properties:

Portfolio Summary

Property	Cut-off Date Allocated Loan Combination Amount	Rooms	Occupancy(1)	Year Built/Year Renovated	Appraised Value(2)	PIP(3)	PIP per Room	UW NCF	UW NCF per Room
TownePlace Suites Detroit Dearborn	$15,860,746	148	86.1%	2001/2014	$26,300,000	$1,830,502	$12,368	$2,646,544	$17,882
SpringHill Suites Minneapolis West	11,036,184	126	77.5	2002/2016	18,300,000	814,006	6,460	1,519,235	12,057
SpringHill Suites Eden Prairie	8,865,132	119	74.1	2001/2016	14,700,000	816,506	6,861	1,233,594	10,366
TownePlace Suites Detroit Sterling Heights	7,417,763	95	79.0	2001/2016	12,300,000	1,133,130	11,928	1,026,349	10,804
TownePlace Suites Milwaukee Brookfield	8,382,675	112	74.9	1998/2014	13,900,000	1,759,983	15,714	994,729	8,882
TownePlace Suites Minneapolis West	7,116,228	106	72.9	2001/2016	11,800,000	1,558,825	14,706	908,747	8,573
TownePlace Suites Eden Prairie	6,875,000	103	74.1	1998/2016	11,400,000	1,438,377	13,965	862,175	8,371
TownePlace Suites Detroit Livonia	6,211,623	95	80.6	2000/2016	10,300,000	1,409,285	14,835	843,032	8,874
SpringHill Suites Minneapolis St. Paul Airport	6,271,930	105	72.4	1997/2016	10,400,000	2,398,381	22,842	780,775	7,436
TownePlace Suites Minneapolis St. Paul Airport	4,462,719	94	80.2	1999/2016	7,400,000	1,569,391	16,696	647,873	6,892
Total / Wtd. Avg.	$82,500,000	1,103	77.2%		$136,800,000	$14,728,386	$13,353	$11,463,053	$10,393

(1)	Source: Third party market report as of April 2016. Reflects average occupancy for 12 months ending April 30, 2016.

(2)	The Appraised Value represents the aggregate “as-if complete” value of $136,800,000, which assumes the PIP renovations to the Marriott Midwest Portfolio Properties are completed in 2016. The “as-is” value is $119,800,000.

(3)	The total PIP of $14,728,386 reflects the actual budgeted capital upgrades at each property versus the upfront PIP reserve of $14,724,000.

The following table presents certain information relating to the 2014 demand analysis with respect to the Marriott Midwest Portfolio Properties based on market segmentation, as provided in the appraisals for the Marriott Midwest Portfolio Properties:

2014 Accommodated Room Night Demand(1)

Property	Commercial	Extended Stay	Leisure	Meeting & Group
TownePlace Suites Detroit Dearborn	35.0%	40.0%	20.0%	5.0%
SpringHill Suites Minneapolis West	40.0%	10.0%	40.0%	10.0%
SpringHill Suites Eden Prairie	45.0%	10.0%	35.0%	10.0%
TownePlace Suites Milwaukee Brookfield	10.0%	70.0%	15.0%	5.0%
TownePlace Suites Detroit Sterling Heights	20.0%	40.0%	35.0%	5.0%
TownePlace Suites Minneapolis West	15.0%	65.0%	15.0%	5.0%
TownePlace Suites Eden Prairie	25.0%	55.0%	15.0%	5.0%
TownePlace Suites Minneapolis St. Paul Airport	25.0%	50.0%	20.0%	5.0%
TownePlace Suites Detroit Livonia	15.0%	60.0%	20.0%	5.0%
SpringHill Suites Minneapolis St. Paul Airport	60.0%	10.0%	20.0%	10.0%
TownePlace Suites Minneapolis St. Paul Airport	25.0%	50.0%	20.0%	5.0%

(1)	Source: Appraisal.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Marriott Midwest Portfolio Properties:

Marriott Midwest Portfolio(1)

	2012	2013	2014	2015	TTM April 2016
Occupancy	69.5%	76.9%	76.8%	78.2%	76.9%
ADR	$90.80	$87.41	$97.40	$103.28	$105.62
RevPAR	$63.15	$67.19	$74.78	$80.73	$81.17

(1)	As provided by the borrower and reflects average occupancy, ADR and RevPAR for the indicated period.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MARRIOTT MIDWEST PORTFOLIO

The following table presents certain information relating to the historical penetration rates for the Marriott Midwest Portfolio Properties, as provided in December 2015 and April 2016 third party market research reports:

Historical Penetration Rates(1)

	2014			2015			TTM April 2016
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TownePlace Suites Detroit Dearborn	136.2%	117.7%	160.4%	139.8%	127.7%	178.5%	143.4%	129.7%	186.0%
SpringHill Suites Minneapolis West	115.1%	107.3%	123.5%	116.1%	108.4%	125.9%	115.7%	107.2%	124.0%
SpringHill Suites Eden Prairie	107.4%	93.3%	100.2%	104.7%	96.2%	100.7%	104.7%	96.8%	101.3%
TownePlace Suites Milwaukee Brookfield	126.4%	123.1%	155.7%	128.5%	118.6%	152.4%	135.4%	118.6%	160.7%
TownePlace Suites Detroit Sterling Heights	109.1%	108.5%	118.3%	109.2%	109.8%	119.9%	109.3%	111.5%	121.9%
TownePlace Suites Minneapolis West	117.0%	127.3%	148.8%	120.5%	129.9%	156.5%	114.2%	128.6%	147.0%
TownePlace Suites Eden Prairie	120.0%	113.0%	135.6%	111.4%	121.4%	135.2%	112.6%	119.5%	134.5%
SpringHill Suites Minneapolis St. Paul Airport	97.7%	107.7%	105.2%	97.3%	110.6%	107.6%	95.1%	111.1%	105.6%
TownePlace Suites Detroit Livonia	104.2%	121.1%	126.3%	111.2%	112.8%	125.4%	103.5%	120.2%	124.3%
TownePlace Suites Minneapolis St. Paul Airport	90.3%	132.7%	119.9%	110.8%	132.2%	146.5%	113.2%	129.8%	147.0%
Average	112.3%	115.2%	129.4%	115.0%	116.8%	134.9%	114.7%	117.3%	135.2%

(1)	Source: Third party market research reports dated December 2015 and April 2016.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marriott Midwest Portfolio Properties:

Cash Flow Analysis(1)

	2013(2)	2014(2)	2015	TTM April 2016	Underwritten	Underwritten $ per Room
Room Revenue	$27,049,100	$30,107,324	$32,500,161	$32,678,782	$32,678,912	$29,627
Food & Beverage Revenue	59,840	82,975	67,687	105,220	105,220	95
Other Revenue(3)	222,967	220,808	403,728	328,691	328,691	298
Total Revenue	$27,331,907	$30,411,107	$32,971,576	$33,112,693	$33,112,823	$30,021

Room Expense	$6,352,187	$6,777,598	$7,139,168	$6,955,271	$6,955,308	$6,306
Food & Beverage Expense	5,969	8,480	5,337	12,846	12,846	12
Other Expense	240,677	236,100	461,027	465,013	465,013	422
Total Departmental Expense	$6,598,833	$7,022,178	$7,605,532	$7,433,130	$7,433,167	$6,739
Total Undistributed Expense	9,278,620	10,224,131	10,810,523	11,241,682	11,195,178	10,150
Total Fixed Charges	1,622,650	1,698,244	1,651,060	1,664,172	1,696,912	1,538
Total Operating Expenses	$17,500,103	$18,944,553	$20,067,115	$20,338,984	$20,325,257	$18,427

Net Operating Income	$9,831,804	$11,466,554	$12,904,461	$12,773,709	$12,787,566	$11,593
FF&E	1,093,275	1,216,445	1,318,862	1,324,508	1,324,513	1,201
Net Cash Flow	$8,738,529	$10,250,109	$11,585,599	$11,449,201	$11,463,053	$10,393

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were not considered for the underwritten cash flow.

(2)	Net Operating Income in 2014 increased due to ADR growth of 11% between 2013 and 2014.

(3)	Other Revenue consists of telephone and other supplemental revenue.

■	Appraisal. According to appraisal valuations dated between November 30, 2015 and December 2, 2015, the Marriott Midwest Portfolio Properties had an aggregate “as-is” appraised value of $119,800,000, which takes into account a $14,728,386 deduction for franchise-mandated capital upgrades. The Marriott Midwest Portfolio Properties have an aggregate “as-if complete” appraised value of $136,800,000, as of dates ranging from November 2015 to December 2015, assuming completion of the franchise mandated capital upgrades at the ten Marriott Midwest Portfolio Properties in 2016.

■	Environmental Matters. According to Phase I environmental reports dated between December 8, 2015 and December 10, 2015, the environmental consultant did not identify evidence of any recognized environmental conditions at any of the Marriott Midwest Portfolio Properties.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MARRIOTT MIDWEST PORTFOLIO

■	Market Overview and Competition. The Marriott Midwest Portfolio Properties consist of ten Marriott flagged hotels, including three SpringHill Suites hotels, and seven TownePlace Suites hotels. The Marriott Midwest Portfolio Properties are located within three separate markets across three different states.

TownePlace Suites Detroit Dearborn Property

The TownePlace Suites Detroit Dearborn property is located in the Detroit-Warren-Livonia Metropolitan Statistical Area (“MSA”). According to the appraisal, the TownePlace Suites Detroit Dearborn property’s competitive set collectively had an average occupancy of 66.7%, ADR of $90.78, and RevPAR of $60.59 during 2014.

The following table presents certain information relating to the primary competition for the TownePlace Suites Detroit Dearborn property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
TownePlace Suites Detroit Dearborn	148	2001	84%	$102.03	$86.04
Best Western Greenfield Inn	209	1966	53%	$71.00	$37.63
Comfort Inn Near Greenfield Village	116	1990	61%	$90.00	$54.90
Holiday Inn Express & Suites Allen Park Dearborn	121	1999	72%	$107.00	$77.04
Extended Stay America Detroit Dearborn	93	2002	70%	$82.00	$57.40
Total	687

(1)	Source: Appraisal.

SpringHill Suites Minneapolis West Property

The SpringHill Suites Minneapolis West property is located in the Minneapolis/St. Paul, MN-WI MSA. According to the appraisal, the SpringHill Suites Minneapolis West property’s competitive set collectively had an average occupancy of 67.4%, ADR of $108.63, and RevPAR of $73.26 during 2014.

The following table presents certain information relating to the primary competition for the SpringHill Suites Minneapolis West property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
SpringHill Suites Minneapolis West	126	2002	76%	$115.34	$87.88
Sheraton Hotel Minneapolis West	220	1985	69%	$119.00	$82.11
Best Western Plymouth Hotel & Conference Center	149	1973	60%	$87.00	$52.20
La Quinta Inns & Suites Minneapolis Minnetonka	127	1990	60%	$88.00	$52.80
Holiday Inn Express & Suites Minneapolis Golden Valley	117	1995	63%	$117.00	$73.71
Country Inn & Suites Minneapolis West	132	1995	66%	$98.00	$64.68
Homewood Suites Minneapolis St. Louis Park @ West End	125	2010	78%	$125.00	$97.50
Total	996

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MARRIOTT MIDWEST PORTFOLIO

SpringHill Suites Eden Prairie Property

The SpringHill Suites Eden Prairie property is located in the Minneapolis/St. Paul, MN-WI MSA. According to the appraisal, the SpringHill Suites Eden Prairie property’s competitive set collectively had an average occupancy of 69.7%, ADR of $115.53, and RevPAR of $80.56 during 2014.

The following table presents certain information relating to the primary competition for the SpringHill Suites Eden Prairie property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
SpringHill Suites Eden Prairie	119	2001	74%	$109.11	$80.62
Holiday Inn Express & Suites Minneapolis Minnetonka	93	1997	70%	$111.00	$77.70
Hilton Garden Inn Minneapolis Eden Prairie	97	2000	75%	$131.00	$98.25
Courtyard Minneapolis Eden Prairie	149	1989	68%	$115.00	$78.20
Hyatt Place Minneapolis Eden Prairie	126	1997	67%	$121.00	$81.07
Fairfield Inn & Suites Minneapolis Eden Prairie	90	1997	65%	$104.00	$67.60
Total	674

(1)	Source: Appraisal.

TownePlace Suites Milwaukee Brookfield Property

The TownePlace Suites Milwaukee Brookfield property is located in the Milwaukee-Waukesha-West Allis MSA. According to the appraisal, the TownePlace Suites Milwaukee Brookfield property’s competitive set collectively had an average occupancy of 63.3%, ADR of $75.53, and RevPAR of $47.85 during 2014.

The following table presents certain information relating to the primary competition for the TownePlace Suites Milwaukee Brookfield property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
TownePlace Suites Milwaukee Brookfield	112	1998	77%	$88.17	$67.76
Hampton Inn Milwaukee Brookfield	119	1988	67%	$80.00	$53.60
Quality Inn Brookfield	129	1989	62%	$74.00	$45.88
Extended Stay America Milwaukee Waukesha	122	1997	56%	$66.00	$36.96
Extended Stay America Milwaukee Brookfield	138	1998	57%	$67.00	$38.19
Total	620

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MARRIOTT MIDWEST PORTFOLIO

TownePlace Suites Detroit Sterling Heights Property

The TownePlace Suites Detroit Sterling Heights property is located in the Detroit-Warren-Livonia MSA. According to the appraisal, the TownePlace Suites Detroit Sterling Heights property’s competitive set collectively had an average occupancy of 75.2%, ADR of $82.67, and RevPAR of $62.14 during 2014.

The following table presents certain information relating to the primary competition for the TownePlace Suites Detroit Sterling Heights property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
TownePlace Suites Detroit Sterling Heights	95	2001	81%	$88.24	$71.19
Comfort Inn Utica	101	1988	65%	$72.00	$46.80
La Quinta Inns & Suites Detroit Utica	102	1997	68%	$78.00	$53.04
Extended Stay America Detroit Warren	59	1997	85%	$64.00	$54.40
Staybridge Suites Detroit Utica	91	2001	78%	$90.00	$70.20
Holiday Inn Express & Suites Detroit Utica	104	2007	79%	$95.00	$75.05
Total	552

(1)	Source: Appraisal.

TownePlace	Suites Minneapolis West Property

The TownePlace Suites Minneapolis West property is located in the Minneapolis/St. Paul, MN-WI MSA. According to the appraisal, the TownePlace Suites Minneapolis West property’s competitive set collectively had an average occupancy of 64.4%, ADR of $79.87, and RevPAR of $51.45 during 2014.

The	following table presents certain information relating to the primary competition for the TownePlace Suites Minneapolis West property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
TownePlace Suites Minneapolis West	106	2001	73%	$96.22	$70.21
Days Inn Plymouth Minneapolis West	113	1977	54%	$50.00	$27.00
La Quinta Inns & Suites Minneapolis Minnetonka	127	1990	60%	$88.00	$52.80
Holiday Inn Express & Suites Minneapolis Golden Valley	117	1995	63%	$117.00	$73.71
Extended Stay America Minneapolis Maple Grove	104	1998	74%	$43.50	$32.19
Total	567

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MARRIOTT MIDWEST PORTFOLIO

TownePlace Suites Eden Prairie Property

The TownePlace Suites Eden Prairie property is located in the Minneapolis/St. Paul, MN-WI MSA. According to the appraisal, the TownePlace Suites Eden Prairie property’s competitive set collectively had an average occupancy of 67.1%, ADR of $79.01, and RevPAR of $53.02 during 2014.

The following table presents certain information relating to the primary competition for the TownePlace Suites Eden Prairie property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
TownePlace Suites Eden Prairie	103	1998	78%	$86.69	$67.17
AmericInn Chanhassen	77	1998	61%	$74.00	$45.14
Extended Stay America Minneapolis Eden Prairie Valley View Road	104	1998	69%	$66.00	$45.54
Extended Stay America Minneapolis Eden Prairie Technology Drive	98	1998	67%	$68.00	$45.56
Best Western Eden Prairie Inn	54	1985	56%	$73.00	$40.88
Fairfield Inn & Suites Minneapolis Eden Prairie	90	1997	65%	$104.00	$67.60
Total	526

(1)	Source: Appraisal.

SpringHill Suites Minneapolis St. Paul Airport Property

The SpringHill Suites Minneapolis St. Paul Airport property is located in the Minneapolis/St. Paul, MN-WI MSA. According to the appraisal, the SpringHill Suites Minneapolis St. Paul Airport property’s competitive set collectively had an average occupancy of 74.7%, ADR of $100.15, and RevPAR of $74.79 during 2014.

The following table presents certain information relating to the primary competition for the SpringHill Suites Minneapolis St. Paul Airport property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
SpringHill Suites Minneapolis St. Paul Airport	105	1997	73%	$106.30	$77.84
Quality Inn & Suites Eagan	120	1994	65%	$78.00	$50.70
Hampton Inn Minneapolis Eagan	122	1994	73%	$103.00	$75.19
Hilton Garden Inn Minneapolis Eagan	99	1998	86%	$111.00	$95.46
Fairfield Inn & Suites Minneapolis St. Paul Airport	119	2001	78%	$101.00	$78.78
Total	565

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MARRIOTT MIDWEST PORTFOLIO

TownePlace Suites Detroit Livonia Property

The TownePlace Suites Detroit Livonia property is located in the Detroit-Warren-Livonia MSA. According to the appraisal, the TownePlace Suites Detroit Livonia property’s competitive set collectively had an average occupancy of 74.5%, ADR of $74.34, and RevPAR of $55.37 during 2014.

The following table presents certain information relating to the primary competition for the TownePlace Suites Detroit Livonia property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
TownePlace Suites Detroit Livonia	95	2000	77%	$87.80	$67.84
Extended Stay America Detroit Novi Haggerty Road	125	1997	68%	$53.00	$36.04
Fairfield Inn & Suites Detroit Livonia	100	1999	78%	$91.00	$70.98
TownePlace Suites Detroit Novi	94	1999	83%	$89.00	$73.87
Hawthorn Suites by Wyndham Detroit Farmington Hills	123	2000	71%	$70.00	$49.70
Extended Stay America Detroit Novi Orchard Hill Place	86	2000	78%	$49.00	$38.22
Extended Stay America Detroit Canton	104	2001	65%	$56.00	$36.40
Hampton Inn Suites Detroit Canton	90	2009	80%	$98.00	$78.40
Total	817

(1)	Source: Appraisal.

TownePlace Suites Minneapolis St. Paul Airport Property

The TownePlace Suites Minneapolis St. Paul Airport property is located in the Minneapolis/St. Paul, MN-WI MSA. According to the appraisal, the TownePlace Suites Minneapolis St. Paul Airport property’s competitive set collectively had an average occupancy of 78.7%, ADR of $67.39, and RevPAR of $53.02 during 2014.

The following table presents certain information relating to the primary competition for the TownePlace Suites Minneapolis St. Paul Airport property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
TownePlace Suites Minneapolis St. Paul Airport	94	1999	72%	$84.63	$61.23
Extended Stay America Minneapolis Airport Eagan North	128	1998	81%	$57.00	$46.17
Staybridge Suites Eagan Airport South Mall Area	89	2000	86%	$89.00	$76.54
Extended Stay America Minneapolis Airport Eagan	104	1997	75%	$54.00	$40.50
Microtel Inn & Suites by Wyndham Eagan	82	1999	79%	$56.50	$44.64
Total	497

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MARRIOTT MIDWEST PORTFOLIO

■	The Borrower. The borrower is comprised of ten separate single-purpose borrowing entities, each owned by the same single-purpose sole member with two independent directors, which in turn is owned by a corporate services provider to accommodate a Shari’ah compliant loan structure. Leslie Ng, Chief Investment Officer of Interstate Hotels & Resorts, and Paul Nussbaum, founder and Chairman of Waramaug LS Hotels IV LLC, will serve as the guarantors of certain non-recourse carveouts under the Marriott Midwest Portfolio Loan Combination. Certain indirect owners of the master lessees (described below) are members of the Islamic faith and require a Shari’ah compliant loan structure. See “Risk Factors – Risks Relating to Shari’ah Compliant Loans” and “Description of the Mortgage Pool – Statistical Characteristics of the Mortgage Loans – Shari’ah Compliant Loans” in the Preliminary Prospectus. In order to facilitate a Shari’ah compliant loan structure, the borrower master leases the Marriott Midwest Portfolio Properties to ten individual master lessees (under a single master lease). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Midwest Portfolio Loan Combination.

The master lessees are owned by a joint venture between affiliates of Gatehouse Capital Economic and Financial Consultancy K.S.C.C. (“Gatehouse”) and investors to whom Gatehouse has syndicated such interests as contemplated in the Marriott Midwest Portfolio Loan Combination documents (90%) and Interstate Hotels & Resorts, Inc./Waramaug LS Hotels IV LLC (10%). Gatehouse is an international real estate investment advisory firm based in Kuwait and is affiliated with Gatehouse Bank plc, which manages a reported $1.5 billion in U.S. assets. Gatehouse structures, manages, and monitors global real estate products on behalf of its investors without compromising their Shari’ah values and beliefs. In the United States, Gatehouse investments are managed by its associate, Arch Street Capital Advisors, a full service real estate investment advisory firm that has advised on more than a reported $5.5 billion in United States real estate transactions since 2003. Interstate Hotels & Resorts, Inc. is a leading global hotel management company operating 430 hotels with 75,000 rooms located throughout the U.S. and around the world. Waramaug LS Hotels IV LLC is a privately held investment group that owned 44 full and select service hotels as of June 2016. The joint venture which owns the master lessees is indirectly co-managed by (i) an affiliate of Interstate Hotels & Resorts, Inc. and (ii) Waramaug LS Hotels IV LLC, which is managed by Paul Nussbaum.

■	Escrows. On the origination date, the borrower funded aggregate reserves of $15,677,121 with respect to the Marriott Midwest Portfolio Properties comprised of: (i) $802,511 for real estate tax expenses, (ii) $100,611 for insurance expenses, (iii) $14,724,000 for PIP costs and expenses (the “PIP Reserve Funds”), and (iv) $50,000 for remediation of building code violations at the SpringHill Suites Minneapolis West property, which remediation has now been completed.

On each payment date, the borrower is required to fund (i) a tax reserve in an amount that the lender estimates annual taxes and assessments assessed or levied against the Marriott Midwest Portfolio Properties, (ii) an insurance reserve in an amount that the lender estimates annual premiums for insurance, and (iii) an FF&E reserve in an amount equal to one-twelfth of the greater of (a) the annual amount required for replacement of certain furniture, fixtures and equipment under the franchise agreement and/or management agreement and (b) 2.0% of total revenues from the Marriott Midwest Portfolio Properties from the origination date through February 2017, 3.0% of total revenues from the Marriott Midwest Portfolio Properties from March 2017 through February 2018, and 4.0% of total revenues from the Marriott Midwest Portfolio Properties from March 2018 thereafter.

■	Lockbox and Cash Management. The Marriott Midwest Portfolio Loan Combination is structured with a hard lockbox and springing cash management. The Marriott Midwest Portfolio Loan Combination documents require the borrower to direct credit card companies to remit all credit card receivables to one or more lender-controlled lockbox accounts and require that all cash revenues relating to the Marriott Midwest Portfolio Properties and all other money received by the borrower, master lessees or the property manager with respect to the Marriott Midwest Portfolio Properties be deposited into such lockbox accounts within two business days following receipt. Provided no Marriott Midwest Portfolio Trigger Event (as defined below) is continuing, all funds in the lockbox accounts are swept daily into the master lessees’ operating accounts. Upon the occurrence and during the continuance of a Marriott Midwest Portfolio Trigger Event, amounts in the lockbox accounts are required to be swept to a lender-controlled cash management account and applied in accordance with the Marriott Midwest

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MARRIOTT MIDWEST PORTFOLIO

Portfolio Loan Combination documents, and excess cash is required to be swept and held as additional collateral for the Marriott Midwest Portfolio Loan Combination.

A “Marriott Midwest Portfolio Trigger Event” means the period (A) commencing upon the earliest of (i) an event of default beyond notice and cure periods under the Marriott Midwest Portfolio Loan Combination, (ii) the debt yield falling below 8.0%, (iii) the failure to maintain in full force and effect any franchise agreement, and (iv) the guarantors’ failure to collectively satisfy applicable guarantor financial covenants and provide a substitute or additional guarantor within 30 days that, collectively with all other guarantors, satisfies such financial covenants in accordance with the Marriott Midwest Portfolio Loan Combination documents; and (B) expiring upon (w) with regard to clause (i) above, the curing of all events of default, (x) with regard to clause (ii) above, the debt yield being greater than 8.25% for two consecutive calendar quarters, (y) with regard to clause (iii) above, the borrower entering into an acceptable replacement franchise agreement as reasonably approved by the lender, and (z) with regard to clause (iv) above, the guarantor financial covenants being satisfied for two consecutive quarters, or a substitute or additional guarantor being provided which results in the satisfaction of the financial covenants, as determined by the lender in its sole discretion in accordance with the Marriott Midwest Portfolio Loan Combination documents.

■	Property Management. The Marriott Midwest Portfolio Properties are managed by Interstate Management Company, LLC, an affiliate of the master lessees. Under the Marriott Midwest Portfolio Loan Combination documents, the lender has the right, subject to the franchisor’s approval to the extent such approval is required under the terms of any applicable franchise agreement, to cause the borrower to terminate (or cause the master lessee to terminate) the management agreement and replace the property manager upon (i) an event of default beyond notice and cure periods under the Marriott Midwest Portfolio Loan Combination; (ii) the property manager’s fraud, gross negligence or willful misconduct or the property manager's default under any management agreement, which default continues beyond any applicable notice and cure period; (iii) the borrower’s or master tenant’s failure to maintain in full force and effect any franchise agreement; (iv) the property manager becoming insolvent; or (v) an event occurring under any management agreement which permits the borrower or master tenant to terminate the property manager.

■	Release of Collateral. Provided no event of default beyond notice and cure periods under the Marriott Midwest Portfolio Loan Combination is then continuing, at any time from and after the Marriott Midwest Portfolio Lockout Date, and prior to December 1, 2020, the borrower may obtain the release of one or more of the Marriott Midwest Portfolio Properties from the lien of the Marriott Midwest Portfolio Loan Combination in connection with a bona fide third-party sale of such properties, subject to the satisfaction of certain conditions set forth in the Marriott Midwest Portfolio Loan Combination documents, including among others: (a) the principal balance defeased equals 125% of the allocated loan amount for each of the Marriott Midwest Portfolio Properties being released; (b) the debt service coverage ratio for the remaining properties is not less than the greater of the debt service coverage ratio prior to the release and 2.92x; (c) the loan-to-value ratio on the remaining properties does not exceed the lesser of the loan-to-value ratio immediately preceding such release and 60.3%, (d) the aggregate appraised value of any Detroit MSA properties (the TownePlace Suites Detroit Dearborn property, the TownePlace Suites Detroit Livonia property and the TownePlace Suites Detroit Sterling Heights property) in the remaining portfolio of properties does not exceed 50% of the aggregate appraised value of all the remaining properties; (e) the debt yield is not less than the greater of the debt yield prior to the release and 14%; (f) delivery of rating agency confirmation with respect to such partial release; (g) the satisfaction of certain REMIC requirements, (h) if the individual property being released is either of the TownePlace Suites Detroit Dearborn property or the TownePlace Suites Detroit Livonia property, the borrower provides evidence of the waiver of or compliance with certain rights of first offer or first refusal with respect to such sale; (i) if the individual property being released is either of the TownePlace Suites Eden Prairie property or the SpringHill Suites Eden Prairie property, such partial release is consummated simultaneously with a partial release of both of such properties; (j) if the individual property being released is either of the TownePlace Suites Minneapolis St. Paul Airport property or the SpringHill Suites Minneapolis St. Paul Airport property, such partial release is consummated simultaneously with a partial release of both of such properties; and (k) if the individual property being released is either of the TownePlace Suites Minneapolis West

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MARRIOTT MIDWEST PORTFOLIO

property or the SpringHill Suites Minneapolis West property, such partial release is consummated simultaneously with a partial release of both of such properties.

■	Right of Reverter. Under an indenture pursuant to which the TownePlace Suites Detroit Dearborn property was conveyed to the prior owner, the grantor of the TownePlace Suites Detroit Dearborn property has a right of reverter on the TownePlace Suites Detroit Dearborn property upon certain termination events resulting from violation of certain use and other restrictions in the indenture. If such right is exercised, the borrower’s fee interest in the TownePlace Suites Detroit Dearborn property will be terminated, and the grantor must pay the borrower an amount equal to the market value of the TownePlace Suites Detroit Dearborn property, determined by an appraisal process. The Marriott Midwest Portfolio Loan Combination documents require that any proceeds of the right of reverter be deposited with the lender and may, in the lender's sole discretion, either (i) be held as additional security for the Marriott Midwest Portfolio Loan Combination or (ii) be applied to the indebtedness. The Marriott Midwest Portfolio Loan Combination documents also provide that the reversion of the TownePlace Suites Detroit Dearborn property to an entity other than the borrower pursuant to the exercise of the right of reverter, other than in connection with satisfaction of the requirements in the loan documents for a partial release including without limitation the requirements for a partial defeasance, is an event of default. The TownePlace Suites Detroit Dearborn property is also subject to a right of first refusal, and the TownePlace Suites Detroit Livonia property is subject to a right of first offer. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” in the Preliminary Prospectus.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy, with a deductible no greater than $50,000, that provides coverage for terrorism in an amount equal to the full replacement cost of the Marriott Midwest Portfolio Properties (plus 18 months of rental loss and/or business interruption coverage with an additional period of indemnity covering the six months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, provided that terrorism coverage is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Marriott Midwest Portfolio Loan Combination, but the borrower is not required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the Marriott Midwest Portfolio Properties’ property and business interruption/rental loss insurance required under the Marriott Midwest Portfolio Loan Combination documents (without giving effect to the cost of the terrorism or earthquake components of the property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrower must purchase the maximum amount of terrorism insurance available with funds equal to such amount. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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FED EX CROSSED LOANS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

FED EX CROSSED LOANS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

FED EX CROSSED LOANS

Fed Ex Atlanta
7520 Factory Shoals Road Southwest
Austell, GA 30168
Atlanta
Smyrna
Mableton
Austell
East Point
College Park
Hapeville
Forest Park
Union City
Williamsburg Park
DOBBINS AIRFORCE BASE
FULTON COUNTY AIRPORT-BROWN FIELD
HARTSFIELD-JACKSON ATLANTA INTERNATIONAL AIRPORT
CUMBERLAND
NORTH BUCKHEAD
WEST PACES FERRY/ NORTHSIDE
BRANDON
OAKDALE
PEACHTREE HEIGHTS
LINDBERGH
PIEDMONT HEIGHTS
UNDERWOOD HILLS
ROCKDALE
BERKELEY PARK
ARTS CENTER
MORNINGSIDE LENOX PARK
MIDTOWN
DOWNTOWN
CASCADE HEIGHTS
ADAMS PARK
BEN HILL
WESTSIDE HILLS
GREENBRIAR
PRINCETON LAKES
CLIFTONDALE
RIVER PARK
THOMASVILLE
LAKEWOOD HEIGHTS
CARTIFACT

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

FED EX CROSSED LOANS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

FED EX CROSSED LOANS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

FED EX CROSSED LOANS

Fed Ex West Palm Beach
7358 7th Place North
West Palm Beach, FL 33411
West Palm Beach
Royal Palm Beach
Wellington
Palm Beach
Riviera Beach
North Palm Beach
Lake Park
Palm Beach Shores
Mangonia Park
Cloud Lake
Glen Ridge
Lake Clarke Shores
Palm Springs
Greenacres
Lake Worth
Atlantis
South Palm Beach
Lantana
Manalapan
Hypoluxo
Aberdeen
PALM BEACH INTERNATIONAL AIRPORT
PALM BEACH COUNTY PARK AIRPORT
Atlantic Ocean
Jacksonville
Tallahassee
Lake City
Daytona Beach
Orlando
Palm Bay
Tampa
Sarasota
FL
Fort St Lucie
West Palm Beach
Cape Coral
Naples
Miami
Gulf of Mexico
AL
GA

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

FED EX CROSSED LOANS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		CGMRC
Location (City/State)	Various	Cut-off Date Principal Balance(1)(3)		$26,037,500
Property Type	Industrial	Cut-off Date Principal Balance per SF(1)(2)		$97.03
Size (SF)(1)	536,687	Percentage of Initial Pool Balance		3.6%
Total Occupancy as of 7/1/2016	100.0%	Number of Related Mortgage Loans(4)		4
Owned Occupancy as of 7/1/2016	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2016 / NAP	Mortgage Rate		4.24600%
Appraised Value(1)	$95,850,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		0
		Original Interest Only Term (Months)	120

Underwritten Revenues	$6,626,359
Underwritten Expenses	$1,050,967	Escrows
Underwritten Net Operating Income (NOI)	$5,575,392
Underwritten Net Cash Flow (NCF)	$5,370,387		Upfront	Monthly
Cut-off Date LTV Ratio(1)(2)	54.3%	Taxes	$413,075	$0
Maturity Date LTV Ratio(1)(2)	54.3%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(1)(2)	2.49x / 2.40x	Replacement Reserve	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)(2)	10.7% /10.3%	Other(5)	$1,290,256	$0

Sources and Uses(1)
Sources	$	%	Uses	$	%
Crossed Loan Combination Amount	$52,075,000	53.6%	Purchase Price	$94,707,139	97.4%
Principal’s New Cash Contribution	43,831,297	45.1	Reserves	1,703,331	1.8
Other Sources	1,286,500	1.3	Closing Costs	782,327	0.8
Total Sources	$97,192,797	100.0%	Total Uses	$97,192,797	100.0%

(1)	The Fed Ex Atlanta Loan and the Fed Ex West Palm Beach Loan each is part of a loan combination, which loan combinations are cross-collateralized and cross-defaulted with one another. All information herein represents the Fed Ex Atlanta Loan and the Fed Ex West Palm Beach Loan presented as one mortgage loan, except as otherwise specified below. With respect to each of the Fed Ex Atlanta Loan and the Fed Ex West Palm Beach Loan, the loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by both mortgage loans. On an individual basis, without regard to the cross-collateralization feature, a related mortgage loan may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.
(2)	Calculated based on the aggregate outstanding principal balance of the Fed Ex Crossed Loan Combinations (as defined below).
(3)	The Cut-off Date Principal Balance of $26,037,500 represents the aggregate of the non-controlling note A-2 of the $28,400,000 Fed Ex Atlanta Loan Combination and the non-controlling note A-2 of the $23,675,000 Fed Ex West Palm Beach Loan Combination. The Fed Ex Atlanta Loan Combination and the Fed Ex West Palm Beach Loan Combination are each comprised of two pari passu notes. The Fed Ex Atlanta Companion Loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of $14,200,000, is currently held by Bank of America, N.A. and expected to be contributed to one or more future commercial mortgage securitization transactions. The Fed Ex West Palm Beach Companion Loan, which is evidenced by the controlling note A-1 and has an outstanding principal balance as of the Cut-off Date of $11,837,500, is currently held by Bank of America, N.A. and expected to be contributed to one or more future commercial mortgage securitization transactions. See “—The Mortgage Loans” below.
(4)	The borrower sponsor, PA-SC Venture I LLC, is also the borrower sponsor with respect to each of the following mortgage loans: (i) Fed Ex Fife and (ii) Fed Ex Boulder. PA-SC Venture I Equity Sub LLC, the non-recourse carveout guarantor of the Fed Ex Crossed Loans, is also the guarantor of the non-recourse carveouts under each of the two foregoing mortgage loans. See “—The Borrowers” below.
(5)	The other upfront reserves of $1,290,256 are for change orders ($831,578), general contract completion and punch list items ($278,796) and overpaid rent ($179,882). See “—Escrows” below.

■	The Mortgage Loans. The mortgage loans (the “Fed Ex Atlanta Loan” and the “Fed Ex West Palm Beach Loan”, together, the “Fed Ex Crossed Loans”) are cross-collateralized and cross-defaulted with one another.

The Fed Ex Atlanta Loan is part of a loan combination (the “Fed Ex Atlanta Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee interest in a 311,489 SF industrial building located in Atlanta, Georgia (the “Fed Ex Atlanta Property”). The Fed Ex Atlanta Loan, which is evidenced by note A-2 and represents the non-controlling interest in the Fed Ex Atlanta Loan Combination, had an original principal balance of $14,200,000, has a Cut-off Date Balance of $14,200,000, and represents approximately 2.0% of the Initial Pool Balance. The related companion loan (the “Fed Ex Atlanta Companion Loan”), which is evidenced by note A-1 and represents the controlling interest in the Fed Ex Atlanta Loan Combination, is currently held by Bank of America, N.A. and expected to be contributed to one or more future commercial mortgage securitization transactions. The Fed Ex Atlanta Companion Loan had an original principal balance of $14,200,000 and has an outstanding principal balance as of the Cut-off Date of $14,200,000. The Fed Ex Atlanta Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and Bank of America, N.A. on May 19, 2016. The Fed Ex Atlanta Loan Combination had an original principal balance of $28,400,000 and has an outstanding principal balance as of the Cut-off Date of $28,400,000.

The Fed Ex West Palm Beach Loan is part of a loan combination (the “Fed Ex West Palm Beach Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee interest in a 225,198 SF industrial building located in West Palm Beach, Florida (the “Fed Ex West Palm Beach Property”). The Fed Ex West Palm Beach Loan, which is evidenced by note A-2 and represents the non-controlling interest in the Fed Ex West Palm Beach Loan Combination, had an original principal balance of

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

FED EX CROSSED LOANS

$11,837,500, has a Cut-off Date Balance of $11,837,500, and represents approximately 1.6% of the Initial Pool Balance. The related companion loan (the “Fed Ex West Palm Beach Companion Loan”), which is evidenced by note A-1 and represents the controlling interest in the Fed Ex West Palm Beach Loan Combination, is currently held by Bank of America, N.A. and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Fed Ex West Palm Beach Companion Loan had an original principal balance of $11,837,500 and has an outstanding principal balance as of the Cut-off Date of $11,837,500. The Fed Ex West Palm Beach Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and Bank of America, N.A. on May 19, 2016. The Fed Ex West Palm Beach Loan Combination had an original principal balance of $23,675,000 and has an outstanding principal balance as of the Cut-off Date of $23,675,000.

The Fed Ex Atlanta Loan Combination and the Fed Ex West Palm Beach Loan Combination are referred to individually as a “Fed Ex Crossed Loan Combination” and collectively as the “Fed Ex Crossed Loan Combinations.” The Fed Ex Atlanta Property and the Fed Ex West Palm Beach Property are each referred to individually as a “Fed Ex Crossed Loans Property” and collectively as the “Fed Ex Crossed Loans Properties”.

The Fed Ex Crossed Loans have an aggregate outstanding principal balance as of the Cut-off Date of $26,037,500, which represents approximately 3.6% of the Initial Pool Balance, and each Fed Ex Crossed Loan accrues interest at an interest rate of 4.24600% per annum. The proceeds of each Fed Ex Crossed Loan Combination were used for the acquisition of the related Fed Ex Crossed Loans Property, to pay closing costs and to fund related reserves.

The Fed Ex Crossed Loans had an initial term of 120 months and have a remaining term of 119 months as of the Cut-off Date. The Fed Ex Crossed Loans require interest only payments on each due date. The scheduled maturity date of the Fed Ex Crossed Loans is the due date in June 2026. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the closing date of the last securitization into which any portion of a Fed Ex Crossed Loan Combination is deposited. Voluntary prepayment of the Fed Ex Crossed Loans, without prepayment premium or yield maintenance charge, is permitted on or after the due date in March 2026.

■	The Mortgaged Properties. The Fed Ex Crossed Loans Properties consist of two newly constructed industrial distribution centers built for Fed Ex located in Atlanta, Georgia and West Palm Beach, Florida. The Fed Ex Crossed Loans Properties, comprising an aggregate 536,687 SF, were constructed in 2016. As of July 1, 2016, Total Occupancy and Owned Occupancy were both 100.0%.

The following table presents certain information relating to the Fed Ex Crossed Loans Properties:

Property Name	Year Built / Renovated	Total GLA	% Office Finish	Ceiling Clear Height (feet)	Occupancy(1)	Cut-off Date Loan Amount	Appraised Value	UW NCF
Fed Ex Atlanta	2016 / NAP	311,489	4.8%	31-32	100.0%	$14,200,000	$51,750,000	$2,933,012
Fed Ex West Palm Beach	2016 / NAP	225,198	3.6%	28	100.0%	11,837,500	44,100,000	2,437,375
Total / Wtd. Avg.		536,687	4.2%	30	100.0%	$26,037,500	$95,850,000	$5,370,387

(1)	Occupancy as of July 1, 2016.

The Fed Ex Atlanta Property is a 311,489 SF industrial distribution center that was built for Fed Ex in 2016 to be operated as a FedEx Ground facility. The Fed Ex Atlanta Property is located in Atlanta, Georgia and is situated on 56.5 acres. The Fed Ex Atlanta Property has a ceiling clear height of 31-32 feet, 105 dock-high doors, 6 grade-level doors and an office finish representing approximately 4.8% of the GLA. The Fed Ex Atlanta Property is leased to Fed Ex on a 15-year triple-net lease that commenced on February 1, 2016.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

FED EX CROSSED LOANS

The Fed Ex West Palm Beach Property is a 225,198 SF industrial distribution center that was built for Fed Ex in 2016 to be operated as a FedEx Ground facility. The Fed Ex West Palm Beach Property is located in West Palm Beach, Florida and is situated on 22.5 acres. The Fed Ex West Palm Beach Property has a ceiling clear height of 28 feet, 52 dock-high doors, 7 grade-level doors and an office finish representing approximately 3.6% of the GLA. The Fed Ex West Palm Beach Property is leased to Fed Ex on a 15-year triple-net lease that commenced on December 22, 2015.

The following table presents certain information relating to tenants at the Fed Ex Crossed Loans Properties:

Tenants Based on Underwritten Base Rent(1)

Property Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Total Crossed Loan GLA	Lease Expiration	UW Base Rent	UW Base Rent $ per SF (Triple Net)	Renewal / Extension Options
Fed Ex Atlanta	NR/Baa2/BBB	311,489	58.0%	1/31/2031	$3,186,489	$10.23	2, 5-year options
Fed Ex West Palm Beach	NR/Baa2/BBB	225,198	42.0%	12/31/2030	2,656,662	11.80	2, 5-year options
Largest Owned Tenants		536,687	100.0%		$5,843,151	$10.89
Vacant Spaces (Owned Space)		0	0.0		0	0.00
Total / Wtd. Avg. All Owned Tenants		536,687	100.0%		$5,843,151	$10.89

(1)	Based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Fed Ex Crossed Loans Properties:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rent	$5,843,151	$10.89
Reimbursements	918,440	1.71
Economic Vacancy & Credit Loss	(135,232)	(0.25)
Effective Gross Income	$6,626,359	$12.35

Real Estate Taxes	$897,548	$1.67
Insurance	20,892	0.04
Management Fee	132,527	0.25
Total Operating Expenses	$1,050,967	$1.96

Net Operating Income	$5,575,392	$10.39
TI/LC	151,336	0.28
Replacement Reserves	53,669	0.10
Net Cash Flow	$5,370,387	$10.01

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow. No historical information is presented, as the Fed Ex Crossed Loans Properties were constructed in 2016.

■	Appraisal. As of the appraisal valuation date of April 25, 2016, the Fed Ex Atlanta Property had an “as-is” appraised value of $51,750,000. As of the appraisal valuation date of April 21, 2016, the Fed Ex West Palm Beach Property had an “as-is” appraised value of $44,100,000.

■	Environmental Matters. Based on the Phase I environmental reports dated April 29, 2016, there were no recommendations for further action with respect to the Fed Ex Crossed Loans Properties.

■	Market Overview and Competition. The Fed Ex Atlanta Property is located within the Atlanta Industrial Market. Atlanta serves as a regional hub; it is the largest city in the southeast, is the location of the world’s busiest airport and has one of the largest rail and highway systems in the southeast. Atlanta is well located relative to major

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

FED EX CROSSED LOANS

interstates and to port facilities in Georgia and South Carolina, providing a strategic location relative to companies utilizing import/export and those requiring inland access to warehouse and distribution space.

The Fed Ex Atlanta Property is located in the I-20 West Fulton submarket which has approximately 95 million SF in owner occupied and investment properties. According to the appraisal, vacancy has shown a steady decline over the past several years, down from approximately 16.0% in 2012 to approximately 7.3% as of March 31, 2016. The submarket has witnessed approximately 8.0 million SF of positive net absorption over the last six quarters. There is presently 1.5 million SF of inventory under construction within the submarket.

The appraiser identified five lease comparables with rents ranging from $8.18 per SF to $13.27 per SF. The lease terms on each of these leases are for 15 years, and each is a net lease to Fed Ex. The appraiser concluded to a market rental rate of $10.23 per SF, which is the contractual rent at the Fed Ex Atlanta Property.

The following table presents certain information relating to the lease comparables for the Fed Ex Atlanta Property:

Rent Comparables for the Fed Ex Atlanta Property(1)

Tenant	Location	Year Built	GLA	% Office	Clear Height	Lease Term	Base Rent per SF
Fed Ex	Louisville, KY	2015	303,369	5.0%	32 feet	15 years	$8.60
Fed Ex	Mesquite, TX	2017	343,447	4.4%	30 feet	15 years	$9.12
Fed Ex	Twinsburg, OH	2015	312,146	4.5%	32 feet	15 years	$10.70
Fed Ex	Niles, IL	2015	314,028	4.9%	38 feet	15 years	$13.27
Fed Ex	Davenport, FL	2016	311,684	6.0%	31 feet	15 years	$8.18
Total / Wtd. Avg.			1,584,674	5.0%	33 feet	15 years	$9.97

(1)	Source: Appraisal. Year Built based on expected future completion dates for properties with completion dates after the date of the appraisal.

The Fed Ex West Palm Beach Property is located in central Palm Beach County, in the West Palm Beach Submarket. Land uses within the subject neighborhood consist of residential and supporting community business district uses, including neighborhood and community shopping centers, retail power centers, “big box” retail, a regional mall, professional and medical office, a hospital and medical campus, and convenience uses, such as gas stations, car washes, fast food restaurants and branch banks.

According to the appraisal, the Palm Beach County industrial market continued to exhibit stable growth, as vacancy has shown a steady decline over the past several years, down from approximately 15.4% in 2009 to approximately 8.3% as of December 31, 2015. Average industrial asking rents in the Palm Beach County market were $8.86 per SF triple-net as of March 31, 2016. According to the appraisal, there are three projects under construction totaling 693,000 SF in the Palm Beach County market.

The appraiser identified six lease comparables with rents ranging from $12.32 per SF to $24.55 per SF. The appraiser concluded to a market rental rate of $11.80 per SF, which is the contractual rent at the Fed Ex West Palm Beach Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

FED EX CROSSED LOANS

The following table presents certain information relating to the lease comparables for the Fed Ex West Palm Beach Property:

Rent Comparables for the Fed Ex West Palm Beach Property(1)

Tenant	Location	Year Built	GLA	% Office	Clear Height	Base Rent per SF
DHL	Boston, MA	1983	90,234	9.0%	21 feet	$15.00
Fed Ex	Blauvelt, NY	2012	142,139	5.1%	29 feet	$24.55
Fed Ex	Redmond, WA	2013	210,320	3.7%	24 feet	$17.60
Fed Ex	St. Petersburg, FL	2017	236,976	4.0%	31 feet	$21.16
Fed Ex	West Palm Beach, FL	2007	119,165	6.3%	24 feet	$12.32
Medley BTS LLC	Medley, FL	2009	306,803	3.6%	31 feet	$20.03
Total / Wtd. Avg.			1,105,637	4.6%	28 feet	$19.15

(1)	Source: Appraisal. Year Built based on expected future completion dates for properties with completion dates after the date of the appraisal.

■	The Borrowers. The borrowers are PA-SC Atlanta Project LLC and PA-SC West Palm Beach Project LLC, each a single-purpose Delaware limited liability company. PA-SC Venture I Equity Sub LLC, a Delaware limited liability company, is the guarantor of the non-recourse carveouts under each Fed Ex Crossed Loan. The borrower sponsor, PA-SC Venture I LLC, is an industrial acquisition joint venture formed in June of 2015 between Ping An Trust (Ping An Insurance Company) and SC Venture Acquisition LLD. PA-SC Venture I LLC, is also the borrower sponsor with respect to each of the following mortgage loans: (i) Fed Ex Fife and (ii) Fed Ex Boulder, and PA-SC Venture I Equity Sub LLC, the non-recourse carveout guarantor of the Fed Ex Crossed Loans, is also the guarantor of the non-recourse carveouts under each of the two foregoing mortgage loans.
■	Escrows. In connection with the origination of the Fed Ex Crossed Loans, the borrowers funded aggregate reserves of $1,703,331 with respect to the Fed Ex Crossed Loans Properties, comprised of (i) $205,006 at the Fed Ex Atlanta Property and $208,069 at the Fed Ex West Palm Beach Property for real estate taxes, (ii) $348,877 at the Fed Ex Atlanta Property and $482,701 at the Fed Ex West Palm Beach Property for change orders, (iii) $243,808 at the Fed Ex Atlanta Property and $34,988 at the Fed Ex West Palm Beach Property for general contract completion and punch list items, and (iv) $179,882 for overpaid rent at the Fed Ex Atlanta Property. All reserves are maintained on a per loan basis.
Additionally, on each due date (x) during an event of default under the Fed Ex Crossed Loans documents, (y) during a Fed Ex Crossed Loans Trigger Period (as defined below) or (z) that Fed Ex is not directly paying the costs of property taxes and insurance, the borrowers are required to fund the following reserves with respect to the applicable Fed Ex Crossed Loans Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes at the applicable Fed Ex Crossed Loans Property over the then succeeding 12-month period and (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the Fed Ex Crossed Loans documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums at the applicable Fed Ex Crossed Loans Property over the then succeeding 12-month period.

■	Lockbox and Cash Management. The Fed Ex Atlanta Loan documents and the Fed Ex West Palm Beach Loan documents each require a hard lockbox with springing cash management. The Fed Ex Atlanta Loan documents and the Fed Ex West Palm Beach Loan documents each require the applicable borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by such borrower with respect to the Fed Ex Crossed Loans Property be promptly deposited into such lockbox account following receipt. On each business day that no Fed Ex Crossed Loans Trigger Period (as defined below) is continuing, all amounts in the lockbox account are required to be swept to a borrower-controlled operating account. During the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

FED EX CROSSED LOANS

continuance of a Fed Ex Crossed Loans Trigger Period, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis and, provided no event of default under the Fed Ex Crossed Loans documents is continuing, applied to payment of applicable debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve.

A “Fed Ex Crossed Loans Trigger Period” means with respect to each of the Fed Ex Atlanta Loan and the Fed Ex West Palm Beach Loan, individually, a period commencing upon the earliest of: (i) Fed Ex failing to initially occupy the related Fed Ex Crossed Loans Property on or before May 19, 2017, or if after initially occupying the related Fed Ex Crossed Loans Property, Fed Ex (a) “going dark”, vacating or giving notice of its intention to vacate the space covered by the Fed Ex lease or (b) terminating or giving notice of its intention to terminate the related Fed Ex lease, continuing until the same is cured; (ii) Fed Ex failing to renew its lease for a minimum term of five years on or before the renewal date specified in the related Fed Ex lease for the related Fed Ex Crossed Loans Property; (iii) Fed Ex failing to pay the rent due and payable or failing to pay other expenses for which it is responsible (after the expiration of any notice and cure periods) pursuant to the terms of the related Fed Ex lease, continuing until the same is cured; or (iv) Fed Ex, or any guarantor of the related Fed Ex lease, filing or being the subject of any bankruptcy or insolvency proceeding or having its assets made subject to the jurisdiction of a bankruptcy court, continuing until the same is cured.

■	Property Management. The Fed Ex Crossed Loans Properties are self-managed by the tenant.
■	Mezzanine or Subordinate Indebtedness. For each Fed Ex Crossed Loan, there is an additional loan from an affiliate of PA-SC Venture I Equity Sub LLC, the non-recourse carveout guarantor of the borrower of each of the Fed Ex Crossed Loans, to the non-managing member of the applicable borrower secured by the equity interests in the applicable borrower. Foreclosure on such intercompany loan would change ownership of the economic rights of the members of the applicable borrower but would not change the control of the applicable borrower. Additionally, a non-controlling minority of the membership interests of the borrower of each Fed Ex Crossed Loan are subject to a Put/Call Agreement, under which the non-managing member of the applicable borrower has the right to put its interest to the managing member of the applicable borrower during months 16, 17 and 18 after the origination of each Fed Ex Crossed Loan (the “Put Right”). The obligation of the managing member of the applicable borrower to purchase the non-managing member’s interest upon exercise of the Put Right is secured by the managing member’s economic rights in the applicable borrower, but not the managing member’s right to control the borrower. If the Put Right is not exercised, the managing member of the applicable borrower has a call right for 6 years after expiration of the Put Right.
■	Release of Collateral. Not permitted.
■	Terrorism Insurance. Each borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the related Fed Ex Crossed Loans Property, covering no less than 18 months of business interruption coverage as calculated under the related Fed Ex Crossed Loans documents in an amount equal to 100% of the projected gross income from the related Fed Ex Crossed Loans Property (on an actual loss sustained basis) for a period continuing until the restoration of the related Fed Ex Crossed Loans Property is completed and containing an extended period endorsement which provides for up to six months of additional coverage. The “all-risk” insurance policy providing terrorism insurance is required to contain a deductible that is no higher than $25,000, except as otherwise permitted in the related Fed Ex Crossed Loans documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

DC RANCH CROSSING

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

DC RANCH CROSSING

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

DC RANCH CROSSING

DC Ranch Crossing
18211-18291 North Pima Road
Scottsdale, AZ 85255
Peoria
Glendale
Phoenix
Scottsdale
Mesa
Tempe
Gilbert
Chandler
DOWNTOWN PHOENIX
SONORAN HILLS
DESERT RIDGE
DC RANCH UPPER CANYON
Grayhawk Plaza
VILLAGE AT GRAYHAWK
Mayo Clinic Hospital
Scottsdale 101 Shopping Center
Scottsdale Sports Complex
La Mirada Center
NORTH SCOTTSDALE
North Scottsdale Gateway
E BELL RD
Mcdowell Mountain Marketplace
Westworld Of Scottsdale
MCDOWELL MOUNTAIN RANCH
Promenade Shopping Center
Crackerjax
Sonora Village Shopping Center
E GREENWAY RD
Kierland Commons
Scottsdale Quarter
Scottsdale Airpark Corporate Center
Scottsdale Horizon Shopping Plaza
DESERT SAGE
Scottsdale Town Square
SCOTTSDALE MUNICIPAL AIRPORT
E THUNDERBIRD RD
The Plaza
E FRANK LLOYD WRIGHT BLVD
Taliesin West
Paradise Valley Mall
SUNRISE SHADOWS
BUENAVANTE
Cobblestone Plaza
E CACTUS RD
CASA RICA NORTH
PALOS VERDES
Ancala Village Shopping Center
E SHEA BLVD
Scottsdale
Scottsdale Healthcare-shea
John C Lincoln-North Mtn Hospital
CENTRAL SCOTTSDALE
E DOUBLETREE RANCH RD
Paradise Valley
E INDIAN BEND RD
Pavilions at Talking Stick
E LINCOLN DR
E MCDONALD DR
Biltmore Fashion Park
Camelback Colonnade
The Shops at Town & Country
E CAMELBACK RD
E CHAPARRAL RD
Scottsdale Community College
Scottsdale Fashion Square
E INDIAN SCHOOL RD
OLD TOWN SCOTTSDALE
Phoenix
Scottsdale Healthcare -Osborn
Scottsdale Stadium
Phoenix Children's Hospital
E THOMAS RD
Arcadia Crossing Shopping Center
Banner Medical Center
E MCDOWELL RD
DOWNTOWN PHOENIX
Maricopa Medical Center
St Luke's Medical Center
E VAN BUREN ST
LIGHT RAIL
E JEFFERSON ST
Talking Stick Field
Phoenix Municipal Stadium
E MCKELLIPS RD
Casino Arizona
Big Surf
E BUCKEYE RD
PHOENIX SKY HARBOR INTERNATIONAL AIRPORT
Tempe Marketplace
Mesa Riverview
Banner Mesa Medical Center
Sun Devil Stadium
CARTIFACT

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

DC RANCH CROSSING

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Scottsdale, Arizona	Cut-off Date Principal Balance		$21,735,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$298.29
Size (SF)	72,865	Percentage of Initial Pool Balance		3.0%
Total Occupancy as of 5/31/2016	97.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/31/2016	97.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	2008 / NAP	Mortgage Rate		4.71000%
Appraised Value	$31,320,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)		36

Underwritten Revenues	$2,631,389
Underwritten Expenses	$691,603	Escrows
Underwritten Net Operating Income (NOI)	$1,939,786		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,828,404	Taxes	$109,148	$21,830
Cut-off Date LTV Ratio	69.4%	Insurance	$4,101	$0
Maturity Date LTV Ratio	61.0%	Replacement Reserve	$0	$911
DSCR Based on Underwritten NOI / NCF	1.43x / 1.35x	TI/LC(1)	$0	$5,161
Debt Yield Based on Underwritten NOI / NCF	8.9% / 8.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$21,735,000	70.2%	Purchase Price(2)	$29,850,000	97.9%
Principal’s New Cash Contribution	8,439,776	27.7	Closing Costs	532,246	1.7
Other Sources	320,718	1.1	Reserves	113,249	0.4

Total Sources	$30,495,494	100.0%	Total Uses	$30,495,494	100.0%

(1)	The TI/LC reserve is capped at $218,601. See “—Escrows” below.

(2)	The purchase price includes an unimproved, irregular, vacant parcel of land across the street from the DC Ranch Crossing Property totaling approximately 2.35 acres that is not part of the collateral. The appraiser concluded the value of this excess land to be $870,000. The excess land value was not included in the appraiser’s as-is value of $31,320,000.

■	The Mortgage Loan. The mortgage loan (the “DC Ranch Crossing Loan”) is evidenced by a note in the original principal amount of $21,735,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in an anchored retail shopping center located in Scottsdale, Arizona (the “DC Ranch Crossing Property”). The DC Ranch Crossing Loan was originated by Citigroup Global Markets Realty Corp. on June 29, 2016 and represents approximately 3.0% of the Initial Pool Balance. The note evidencing the DC Ranch Crossing Loan had an original principal balance of $21,735,000, has a Cut-off Date Balance of $21,735,000 and an interest rate of 4.7100% per annum. The proceeds of the DC Ranch Crossing Loan were primarily used to acquire the DC Ranch Crossing Property, fund reserves and pay origination costs.

The DC Ranch Crossing Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The DC Ranch Crossing Loan requires interest-only payments on each due date for the initial 36 months, followed by monthly payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the DC Ranch Crossing Loan is the due date in July 2026. At any time after the second anniversary of the securitization Closing Date, the DC Ranch Crossing Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the DC Ranch Crossing Loan documents. Voluntary prepayment of the DC Ranch Crossing Loan is permitted on or after the due date occurring in May 2026 or in connection with the application of casualty proceeds in excess of $500,000 to the DC Ranch Crossing Loan when such proceeds are insufficient to pay the outstanding debt entirely, in each case, without payment of any prepayment premium. The DC Ranch Crossing Loan may be partially defeased in accordance with the DC Ranch Crossing Loan documents. See “—Partial Release Provisions” below.

■	The Mortgaged Property. The DC Ranch Crossing Property is comprised of a 72,865 SF anchored retail shopping center on a 9.83-acre site located in Scottsdale, Arizona. The DC Ranch Crossing Property was constructed in 2008 and consists of five structures, including four multi-tenanted buildings and a pad site ground leased to McDonald’s. As of May 31, 2016, the DC Ranch Crossing Property was 97.4% occupied by 24 national, regional and local tenants. The largest tenant by net rentable area is AJ’s Fine Foods, a family owned grocery

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

DC RANCH CROSSING

store chain founded in 1932, which occupies 24.7% of the net rentable area at the DC Ranch Crossing Property and has been a tenant at the DC Ranch Crossing Property since inception in 2008. AJ’s Fine Foods is owned by Bashas’ Inc and is an upscale gourmet market introduced in 1985. The grocery store chain is headquartered and primarily located in Arizona. There are 11 AJ’s Fine Foods locations in the Phoenix metropolitan area with the closest location 3 miles north of the DC Ranch Crossing Property. AJ’s Fine Foods reported sales per SF were $298, $334, $360, and $374 for years 2013, 2014, 2015, and TTM May 2016, respectively. AJ’s Fine Foods has a current occupancy cost of 10.0% based on the TTM May 2016 sales figure. Other large inline tenants at the DC Ranch Crossing Property include Desert Platinum Properties (a real estate firm) and First American Title (a company that provides title insurance and escrow services for residential real estate transactions). McDonald’s USA, LLC (“McDonald’s”) occupies a pad site at the DC Ranch Crossing Property with a long-term lease expiring in December 2033. No other tenant comprises more than 4.8% of the net rentable area.

The following table presents certain information relating to the major tenants at the DC Ranch Crossing Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	Lease Expiration	UW Base Rent	UW Base Rent $ per SF	Renewal / Extension Options
AJ’s Fine Foods	NR / NR / NR	18,023	24.7%	8/31/2028	$549,702	$30.50	4, 5-year options
Desert Platinum Properties	NR / NR / NR	6,353	8.7	7/31/2023	180,161	28.36	1, 5-year option
First American Title	NR / A3 / A-	5,040	6.9	4/30/2019	201,600	40.00	NA
McDonald’s	BBB+ / Baa1 / BBB+	4,751	6.5	12/11/2033	122,992	25.89	8, 5-year options
Rosati’s Pizza	NR / NR / NR	3,484	4.8	7/31/2024	95,810	27.50	2, 5-year options
AZ Fit4	NR / NR / NR	3,161	4.3	5/31/2024	96,063	30.39	1, 5-year option
Tina’s Tots Playtime	NR / NR / NR	2,892	4.0	8/31/2020	66,516	23.00	NA
Lushburger	NR / NR / NR	2,507	3.4	5/31/2020	99,246	39.59	2, 5-year options
Urban Winery	NR / NR / NR	2,463	3.4	12/31/2025	86,254	35.02	1, 5-year option
Hydrate Salon & Day Spa	NR / NR / NR	2,436	3.3	10/31/2022	77,294	31.73	NA
Ten Largest Owned Tenants		51,110	70.1%		$1,575,638	$30.83
Remaining Owned Tenants		19,864	27.3		602,860	30.35
Vacant Spaces (Owned Space)		1,891	2.6		0	0.00
Total / Wtd. Avg. All Owned Tenants		72,865	100.0%		$2,178,498	$30.69

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents the lease rollover schedule at the DC Ranch Crossing Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	0	0.0%	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	2,524	3.5	3.5%	75,746	3.5	30.01	2
2018	0	0.0	3.5%	0	0.0	0.00	0
2019	11,522	15.8	19.3%	410,665	18.9	35.64	6
2020	11,031	15.1	34.4%	333,871	15.3	30.27	5
2021	4,402	6.0	40.5%	135,055	6.2	30.68	2
2022	2,436	3.3	43.8%	77,294	3.5	31.73	1
2023	8,126	11.2	55.0%	223,422	10.3	27.49	2
2024	5,696	7.8	62.8%	163,497	7.5	28.70	2
2025	2,463	3.4	66.1%	86,254	4.0	35.02	1
2026	0	0.0	66.1%	0	0.0	0.00	0
2027 & Thereafter	22,774	31.3	97.4%	672,693	30.9	29.54	2
Vacant	1,891	2.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	72,865	100.0%		2,178,498	100.0	30.69	23

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified. Certain tenants may have termination options exercisable prior to the originally stated expiration date of the subject lease and that are not reflected in the Lease Expiration Schedule.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

DC RANCH CROSSING

The following table presents certain information relating to historical leasing at the DC Ranch Crossing Property:

Historical Leased %(1)

	2013	2014	2015	TTM 5/31/2016
Owned Space	80.8%	83.7%	89.4%	97.4%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the DC Ranch Crossing Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 4/30/2016	Underwritten	Underwritten $ per Unit
Base Rent	$1,341,396	$1,630,990	$1,741,301	$1,787,142	$2,134,157	$29.29
Contractual Rent Steps(2)	0	0	0	0	44,342	0.61
Potential Income from Vacant Space	0	0	0	0	77,632	1.07
Reimbursements	252,878	475,126	443,366	514,566	563,814	7.74
Vacancy, Credit Loss & Concessions	(32,092)	(3,919)	(35,388)	(13,898)	(188,555)	(2.59)
Effective Gross Income	$1,562,182	$2,102,197	$2,149,279	$2,287,810	$2,631,389	$36.11

Real Estate Taxes	$256,707	$238,601	$216,688	$211,006	$249,479	$3.42
Insurance	29,370	24,585	26,473	22,842	46,871	0.64
Management Fee	46,865	63,066	64,478	68,634	78,942	1.08
General & Administrative	35,669	34,856	44,869	24,691	24,691	0.34
Utilities	54,807	64,673	66,843	66,492	66,492	0.91
Repairs & Maintenance	126,515	130,409	166,407	160,234	160,234	2.20
Other Expenses	66,220	65,616	62,574	60,502	64,894	0.89
Total Operating Expenses	$616,153	$621,807	$648,333	$614,401	$691,603	$9.49

Net Operating Income	$946,029	$1,480,390	$1,500,946	$1,673,409	$1,939,786	$26.62
Normalized TI/LC	0	0	0	0	100,452	1.38
Replacement Reserves	0	0	0	0	10,930	0.15
Net Cash Flow	$946,029	$1,480,390	$1,500,946	$1,673,409	$1,828,404	$25.09

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps of $44,342 represent the present value of rent increases occurring during the loan term for McDonald’s ($14,992) and rent increases occurring through March 1, 2017 ($29,350).

■	Appraisal. According to the appraisal, the DC Ranch Crossing Property had an “as-is” appraised value of $31,320,000 as of May 4, 2016.

■	Environmental Matters. Based on a Phase I environmental report dated May 13, 2016, the environmental consultant did not identify evidence of a recognized environmental condition and recommended no material further action at the DC Ranch Crossing Property.

■	Market Overview and Competition. The DC Ranch Crossing Property is located at the corner of Pima Road and Legacy Boulevard in Scottsdale, Arizona, approximately 30 miles northeast of downtown Phoenix. The DC Ranch Crossing Property is located within DC Ranch, an 8,281 acre area composed of four communities and twenty-five neighborhoods totaling over 3,500 residential properties. Directly behind the DC Ranch Crossing Property is a new luxury apartment development called Camden Foothills which was completed in 2014 and is reportedly 95.0% occupied over its 220 units. There are also a total of 1,278 multifamily units in five developments under construction and another 1,983 units are planned to be constructed. According to the appraisal, the 2015 average household income in the 1-, 3-, and 5- mile radius are $136,948, $116,279, $115,913, respectively. According to the appraisal, the 2015 population in the 1-, 3-, and 5- mile radii are 3,821, 47,359, and 118,437, respectively.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

DC RANCH CROSSING

47,359, and 118,437, respectively. According to the appraisal, a 10.6% population growth is projected to occur in the 3-mile radius area surrounding the DC Ranch Crossing Property over the next four years.

According to a third-party report, the DC Ranch Crossing Property is located in the North Scottsdale Retail submarket which contains approximately 15 million SF of retail space. As of the first quarter of 2016, the North Scottsdale Retail submarket exhibited a vacancy rate of 6.2% with average asking rent of $17.94 per SF. Based on the seven properties within the DC Ranch Crossing Property’s competitive set, the average vacancy rate was 9.9%; however, excluding one property with a vacancy rate of 41.0%, the average vacancy rate declines to 3.1%. The appraiser identified six in-line comparables within the DC Ranch Crossing Property’s competitive set which reported adjusted annual rental rates ranging from $23.52 per SF to $44.00 per SF with an average of $31.24 per SF.

■	The Borrower. The borrower is DC Ranch Crossing Associates, LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the DC Ranch Crossing Loan. The non-recourse carveout guarantor for the DC Ranch Crossing Loan is KDI Investments, Inc. (“KDI”). KDI is a Hawaii-based real estate investment company founded in 1948. KDI develops, owns and manages multifamily, office, industrial, and commercial properties.

■	Escrows. In connection with the origination of the DC Ranch Crossing Loan, the borrowers funded reserves of (i) $109,148 for real estate taxes and (ii) $4,101 for insurance premiums.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the DC Ranch Crossing Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the DC Ranch Crossing Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, (iii) a replacement reserve in the amount of $911 and (iv) a tenant improvements and leasing commissions reserve in the amount of $5,161, subject to a cap of $218,601.

■	Lockbox and Cash Management. The DC Ranch Crossing Loan documents require a hard lockbox with springing cash management. The DC Ranch Crossing Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to the DC Ranch Crossing Property be promptly deposited into such lockbox account within two business days of receipt. On each business day that no DC Ranch Crossing Trigger Period (as defined below) is continuing, all amounts in the lockbox account are required to be swept to a borrower-controlled operating account. During the continuance of a DC Ranch Crossing Trigger Period, all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on a daily basis and, provided no event of default under the DC Ranch Crossing Loan documents is continuing, applied to payment of debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the DC Ranch Crossing Loan documents is continuing, funds in the excess cash flow reserve are required (i) to the extent a DC Ranch Crossing Trigger Period is continuing, to be held by the lender as additional collateral for the DC Ranch Crossing Loan and (ii) to the extent no DC Ranch Crossing Trigger Period is continuing, to be swept into the borrower’s operating account. After the occurrence and during the continuance of an event of default under the DC Ranch Crossing Loan documents, the lender may apply any funds in the cash management account to amounts payable under the DC Ranch Crossing Loan (and/or toward the payment of expenses of the DC Ranch Crossing Property), in such order of priority as the lender may determine.

■	A “DC Ranch Crossing Trigger Period” means a period commencing upon the earliest of (i) the occurrence of an event of default under the DC Ranch Crossing Loan documents, (ii) the debt service coverage ratio being less than 1.15x, and (iii) the occurrence of a DC Ranch Crossing Specified Tenant Trigger Period, and expiring upon (x) with regard to any DC Ranch Crossing Trigger Period commenced in connection with clause (i) above, the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

DC RANCH CROSSING

cure (if applicable) of such event of default, (y) with regard to any DC Ranch Crossing Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, and (z) with regard to any DC Ranch Crossing Trigger Period commenced in connection with clause (iii) above, a DC Ranch Crossing Specified Tenant Trigger Period ceasing to exist.

A “DC Ranch Crossing Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a DC Ranch Crossing Specified Tenant (as defined below) being in default under its lease beyond applicable notice and cure period, (ii) a DC Ranch Crossing Specified Tenant failing to be in actual, physical possession of its space, failing to be open to the public for business during customary hours and/or “going dark” in its space, (iii) a DC Ranch Crossing Specified Tenant giving notice that it is terminating its lease for all or any portion of its space, (iv) any termination, cancellation or failure to be in full force and effect of any DC Ranch Crossing Specified Tenant lease, or (v) any bankruptcy or similar insolvency of any DC Ranch Crossing Specified Tenant; and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence of the cure of the applicable event giving rise to the DC Ranch Crossing Specified Tenant Trigger Period or such circumstances ceasing to exist.

A “DC Ranch Crossing Specified Tenant” means any tenant whose lease at the DC Ranch Crossing Property, individually or when aggregated with all other leases at the DC Ranch Crossing Property with the same tenant or its affiliate, either (i) accounts for fifteen percent or more of the total rental income for the DC Ranch Crossing Property, or (ii) fifteen percent of the square footage at the DC Ranch Crossing Property, and in each case, together with any parent or affiliate thereof providing credit support or a guaranty under such lease.

■	Property Management. The DC Ranch Crossing Property is currently managed by Colliers Real Estate Management Services (AZ), LLC, a third party manager. Under the DC Ranch Crossing Loan documents, the DC Ranch Crossing Property may not be managed by any party other than Colliers Real Estate Management Services (AZ), LLC; provided, however, if no event of default under the DC Ranch Crossing Loan documents exists, the borrower can replace Colliers Real Estate Management Services (AZ), LLC, with a property manager that is reasonably approved by the lender in writing provided, if such property manager is an affiliate of the borrower, a new non-consolidation opinion is provided from the borrower’s counsel. The lender has the right to terminate the management agreement and replace the property manager or require that the borrower terminate the management agreement and replace the property manager if (a) the property manager becomes a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof or (ii) any voluntary bankruptcy or insolvency proceeding, (b) there exists a DC Ranch Crossing Trigger Period (as defined below), (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Partial Release Provisions. At any time after the second anniversary of the securitization Closing Date, the borrower is permitted to release the parcel occupied by McDonald’s in connection with a partial defeasance upon the satisfaction of certain conditions, including, without limitation, (i) no event of default has occurred and is continuing under the DC Ranch Crossing Loan documents, (ii) the borrower has delivered a REMIC opinion in form and substance acceptable to the lender and the Rating Agencies and such partial defeasance and release otherwise satisfies then applicable REMIC rules and regulations, (iii) the borrower has partially defeased the DC Ranch Crossing Loan in an amount equal to the greater of (a) 125% of the allocated loan amount of the McDonald’s release parcel and (b) the net sales proceeds applicable to the McDonald’s release parcel, (iv) the debt service coverage ratio after giving effect to any such release is at least equal to the greater of the debt service coverage ratio immediately prior to the release and 1.30x, (v) the debt yield after giving effect to the release is greater than the greater of the debt yield immediately prior to release and 8.42%, (vi) the loan-to-value ratio after any such release is no greater than the lesser of 69.4% and the loan-to-value ratio immediately prior to the release, (vii) the DC Ranch Crossing Property remains its own separate legal and tax parcel, and (viii) the DC

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

DC RANCH CROSSING

Ranch Crossing Property will continue to be in compliance with all legal and lease requirements after the release of the release parcel.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the DC Ranch Crossing Property, plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional 6-month extended period of indemnity or until the income is restored to the prior level (whichever first occurs) with no deductible in excess of $10,000 (except with respect to earthquake and windstorm coverage). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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FED EX FIFE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Fife, Washington	Cut-off Date Principal Balance(2)		$20,125,000
Property Type	Industrial	Cut-off Date Principal Balance per SF(1)		$128.62
Size (SF)	312,926	Percentage of Initial Pool Balance		2.8%
Total Occupancy as of 11/19/2015	100.0%	Number of Related Mortgage Loans		4(3)
Owned Occupancy as of 11/19/2015	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2015 / NAP	Mortgage Rate		4.23600%
Appraised Value	$74,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
		Borrower Sponsor(3)	PA-SC Venture I LLC
Underwritten Revenues	$4,945,466
Underwritten Expenses	$607,463	Escrows
Underwritten Net Operating Income (NOI)	$4,338,003		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,203,204	Taxes	$22,237	$0
Cut-off Date LTV Ratio(1)	54.4%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	54.4%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.51x / 2.43x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	10.8% / 10.4%	Other(4)	$520,109	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Combination Amount	$40,250,000	54.4%	Purchase Price	$73,199,778	99.0%
Principal’s New Cash Contribution	32,872,729	44.4	Reserves	542,346	0.7
Other Sources	842,500	1.1	Closing Costs	215,589	0.3
			Principal Equity Distribution	7,516	0.0
Total Sources	$73,965,229	100.0%	Total Uses	$73,965,229	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Fed Ex Fife Loan Combination.

(2)	The Cut-off Date Principal Balance of $20,125,000 represents the non-controlling note A-2 of a $40,250,000 loan combination evidenced by two pari passu notes. The companion loan is evidenced by the controlling note A-1, with an outstanding principal balance of $20,125,000 as of the Cut-off Date, which is currently held by Bank of America, N.A. and is expected to be contributed, by Bank of America, N.A. to a future commercial mortgage securitization transaction.

(3)	The borrower sponsor, PA-SC Venture I LLC, is the borrower sponsor with respect to each of the following mortgage loans: (i) Fed Ex Fife, (ii) Fed Ex Atlanta, (iii) Fed Ex Boulder and (iv) Fed Ex West Palm Beach. PA-SC Venture I Equity Sub LLC is the guarantor of the non-recourse carveouts under each of the four foregoing mortgage loans.

(4)	Other upfront reserve is comprised of a change order reserve ($450,094), an environmental reserve ($50,010) and a fence completion reserve ($20,004).

The following table presents information relating to the sole tenant at the Fed Ex Fife Property:

Sole Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Fed Ex	NR / Baa2 / BBB	312,926	100.0%	$4,537,840	100.0%	$14.50	10/31/2030	2, 5-year options
Tenant Total		312,926	100.0%	$4,537,840	100.0%	$14.50
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg.		312,926	100.0%	$4,537,840	100.0%	$14.50

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

FED EX FIFE

The following table presents the lease rollover schedule at the Fed Ex Fife Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027 & Thereafter	312,926	100.0	100.0%	4,537,840	100.0	14.50	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	312,926	100.0%		$4,537,840	100.0%	$14.50	1

(1)	Calculated based on approximate square footage occupied by the sole tenant.

The following table presents certain information relating to historical leasing at the Fed Ex Fife Property:

Historical Leased %(1)(2)

As of 11/19/2015
Owned Space	100.0%

(1)	As provided by the borrower.

(2)	The Fed Ex Fife property was constructed in 2015 and is now 100% occupied.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Fed Ex Fife Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent	$4,537,840	$14.50
Total Reimbursables	508,554	1.63
Total Gross Potential Income	$5,046,394	16.13
Less Vacancy & Credit Loss	(100,928)	(0.32)
Effective Gross Income	$4,945,466	$15.80

Total Operating Expenses	$607,463	$1.94

Net Operating Income	$4,338,003	$13.86
TI/LC	103,506	0.33
Replacement Reserves	31,293	0.10
Net Cash Flow	$4,203,204	$13.43

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The Fed Ex Fife property was constructed in 2015; accordingly no historical operating information is available.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SCOTSDALE APARTMENTS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Westland, Michigan	Cut-off Date Principal Balance		$19,300,000
Property Type	Multifamily	Cut-off Date Principal Balance per SF		$51,329.79
Size (Units)	376	Percentage of Initial Pool Balance		2.7%
Total Occupancy as of 3/31/2016	99.7%	Number of Related Mortgage Loans		3
Owned Occupancy as of 3/31/2016	99.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	1970 / NAP	Mortgage Rate		5.02000%
Appraised Value(1)	$26,700,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)		36
		Borrower Sponsor(2)	Shawn Stafford
Underwritten Revenues	$3,444,293
Underwritten Expenses	$1,634,989	Escrows
Underwritten Net Operating Income (NOI)	$1,809,304		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,715,304	Taxes	$196,236	$32,706
Cut-off Date LTV Ratio(1)	72.3%	Insurance	$11,184	$5,592
Maturity Date LTV Ratio(1)	64.0%	Replacement Reserve(3)	$1,819,500	$7,833
DSCR Based on Underwritten NOI / NCF	1.45x / 1.38x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.4% / 8.9%	Other	$0	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$19,300,000	74.6%	Purchase Price	$23,500,000	90.9%
Principal’s Equity Contribution	5,977,105	23.1	Reserves	2,026,920	7.8
Other Sources	579,995	2.2	Closing Costs	330,179	1.3

Total Sources	$25,857,100	100.0%	Total Uses	$25,857,100	100.0%

(1)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based on the “As Stabilized Appraised Value” of $26,700,000 as of April 1, 2018. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio calculated based on the “as-is” appraised value of $23,950,000 as of March 31, 2016 are 80.6% and 71.4%, respectively.
(2)	The borrower sponsor and non-recourse carveout guarantor, Shawn Stafford, is also the sponsor and non-recourse carveout guarantor with respect to each of the following Mortgage Loans: (i) Carriage Park, and (ii) Macomb Manor Apartments.
(3)	The $1,819,500 in Upfront Replacement Reserve is for planned capital upgrades at the Scotsdale Apartments Property.

The following table presents certain information relating to the units and rents at the Scotsdale Apartments Property:

Unit Mix Summary

Unit Type	Occupied Units(1)	Vacant Units(1)	Total Units(1)	Average SF per Unit(1)	Monthly Market Rent per Unit(2)	Yearly Market Rent(2)	Average Monthly Actual Rent per Unit(1)	Average Yearly Actual Rent(1)
1 Bed / 1 Bath	185	1	186	650	$670	$1,495,440	$659	$1,463,280
2 Bed / 1.5 Bath	189	0	189	870	$760	1,723,680	$748	1,697,208
2 Bed / 2 Bath	1	0	1	870	$850	10,200	$850	10,200
Total / Wtd. Avg.	375	1	376	761	$716	$3,229,320	$705	$3,170,688

(1)	As provided by the borrower per April 21, 2016 rent roll.
(2)	As provided in the appraisal.

The following table presents certain information relating to historical leasing at the Scotsdale Apartments Property:

Historical Leased %(1)

	2014	2015	As of 3/31/2016
Owned Space	94.3%	94.5%	99.7%

(1)	As provided by the borrower and which reflects average occupancy for the specified year unless otherwise indicated.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SCOTSDALE APARTMENTS

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Scotsdale Apartments Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 2/28/2016	Underwritten	Underwritten $ per Unit
Base Rent	$3,038,166	$3,078,636	$3,101,023	$3,114,853	$3,170,688	$8,433
Gross Up Vacancy	0	0	0	0	8,040	21
Gross Potential Rent	$3,038,166	$3,078,636	$3,101,023	$3,114,853	$3,178,728	$8,454
Vacancy, Credit Loss & Concessions	(201,486)	(187,194)	(180,164)	(148,571)	(212,446)	(565)
Total Rent	$2,836,680	$2,891,442	$2,920,859	$2,966,282	$2,966,282	$7,889
Other Income(2)	472,449	440,210	468,255	478,012	478,012	1,271
Effective Gross Income	$3,309,130	$3,331,652	$3,389,113	$3,444,293	$3,444,293	$9,160

Real Estate Taxes	$317,544	$347,745	$368,328	$370,416	$428,700	$1,140
Insurance	77,262	81,867	94,942	100,813	63,909	170
Management Fee	130,781	130,824	134,178	137,118	137,772	366
Other Expenses	970,277	988,742	988,982	991,340	1,004,608	2,672
Total Operating Expenses	$1,495,865	$1,549,177	$1,586,431	$1,599,686	$1,634,989	$4,348

Net Operating Income	$1,813,265	$1,782,475	$1,802,683	$1,844,608	$1,809,304	$4,812
Replacement Reserves	0	0	0	0	94,000	250
Net Cash Flow	$1,813,265	$1,782,475	$1,802,683	$1,844,608	$1,715,304	$4,562

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Other Income includes utility income, other resident income and miscellaneous income.

The following table presents certain information relating to certain residential lease comparables provided in the appraisal for the Scotsdale Apartments Property:

Competitive Set(1)

	Warris Farms Apartments	Westwood Village Apartments	Fountain Park Apartments	The Landings Apartments	Westland Colonial Village Apartments	Woodcrest Apartments
Location	Westland, MI	Westland, MI	Westland, MI	Westland, MI	Westland, MI	Westland, MI
Year Built	1988	1971-1972	1987	1979	1966	1968
Number of Units	216	540	448	1,056	302	458
Occupancy %	98.0%	95.0%	97.0%	97.0%	96.0%	98.0%
Average Quoted Rents $/SF/Month	$0.90 - $0.95	$0.91 - $1.09	$0.94 - $1.07	$0.91 - $0.95	$0.84 - $1.06	$0.73

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HARBOR POINT

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	CGMRC
Location (City/State)	Garland, Texas		Cut-off Date Principal Balance	$18,500,000
Property Type	Retail		Cut-off Date Principal Balance per SF	$104.24
Size (SF)	177,467		Percentage of Initial Pool Balance	2.6%
Total Occupancy as of 3/31//2016	95.0%		Number of Related Mortgage Loans	None
Owned Occupancy as of 3/31/2016	95.0%		Type of Security	Fee Simple/Leasehold
Year Built / Latest Renovation	2006-2015 / NAP		Mortgage Rate	4.71000%
Appraised Value	$30,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	324
			Original Interest Only Period (Months)	12
			Borrower Sponsor(1)	Menashe Frankel and
				Yeheskel Frankel
Underwritten Revenues	$2,266,990
Underwritten Expenses	$531,409	Escrows
Underwritten Net Operating Income (NOI)	$1,735,580		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,647,536	Taxes	$143,043	$23,840
Cut-off Date LTV Ratio	61.7%	Insurance	$17,070	$5,690
Maturity Date LTV Ratio	49.4%	Replacement Reserves(2)	$0	$2,218
DSCR Based on Underwritten NOI / NCF	1.43x / 1.36x	TI/LC(3)	$0	$7,394
Debt Yield Based on Underwritten NOI / NCF	9.4% / 8.9%	Other(4)	$10,002	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$18,500,000	99.7%	Loan Payoff	$14,827,373	79.9%
Other Sources	60,000	0.3	Principal Equity Distribution	2,577,825	13.9
			Closing Costs	984,687	5.3
			Reserves	170,115	0.9
Total Sources	$18,560,000	100.0%	Total Uses	$18,560,000	100.0%

(1)	Menashe Frankel and Yeheskel Frankel are the non-recourse carveout guarantors under the Harbor Point Loan.
(2)	The amount on deposit in the replacement reserve account will be capped at $133,100.
(3)	The amount on deposit in the tenant improvements and leasing commissions reserve will be capped at $266,201.
(4)	Other Upfront reserves of $10,002 consists of free rent reserves.

The following table presents certain information relating to historical leasing at the Harbor Point Property:

Historical Leased %(1)

	2013	2014	2015	TTM 2/29/2016
Owned Space	84.8%	90.7%	91.5%	91.5%

(1)	As provided by the borrower and reflects average occupancy as of December 31 for the specified year unless otherwise indicated.

The following table presents certain information relating to the major tenants at the Harbor Point Property:

Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	Lease Expiration	UW Base Rent	UW Base Rent $ per SF	Renewal / Extension Options
Bass Pro Shop	NR/NR/NR	122,989	69.8%	11/15/2031	$800,000	$6.50	7, 5-year options
Primo’s Tex-Mex Grille	NR/NR/NR	9,883	5.6	9/30/2022	132,000	13.36	7, 5-year options
Hooters of America	NR/NR/NR	7,529	4.2	12/31/2030	80,000	10.63	5, 5-year options
Flying Saucer	NR/NR/NR	7,438	4.2	11/30/2019	149,600	20.11	2, 5-year options
Texas Land & Cattle	NR/NR/NR	7,332	4.1	12/31/2021	134,400	18.33	6, 5-year options
Cici’s Pizza	NR/NR/NR	5,000	2.8	2/28/2018	85,000	17.00	2, 5-year options
Mint Dentistry	NR/NR/NR	3,530	2.0	8/31/2025	60,010	17.00	2, 10-year options
Whataburger	NR/NR/NR	3,263	1.8	11/4/2022	80,625	24.71	2, 5-year options
Beef Jerky Outlet	NR/NR/NR	1,600	0.9	10/31/2019	25,600	16.00	1, 5-year option
Largest Owned Tenants		168,564	95.0%		$1,547,235	$9.15
Vacant Spaces (Owned Space)		8,903	5.0		0	0.00
Total / Wtd. Avg. All Owned Tenants		177,467	100.0%		$1,547,235	$9.15

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HARBOR POINT

The following table presents the lease rollover schedule at the Harbor Point Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	5,000	2.8	2.8%	85,000	5.5	17.00	1
2019	9,038	5.1	7.9%	175,200	11.3	19.38	2
2020	0	0.0	7.9%	0	0.0	0.00	0
2021	7,332	4.1	12.0%	134,400	8.7	18.33	1
2022	13,146	7.4	19.4%	212,625	13.7	16.17	2
2023	0	0.0	19.4%	0	0.0	0.00	0
2024	0	0.0	19.4%	0	0.0	0.00	0
2025	3,530	2.0	21.4%	60,010	3.9	17.00	1
2026	0	0.0	21.4%	0	0.0	0.00	0
2027 & Thereafter	130,518	73.5	95.0%	880,000	56.9	6.74	2
Vacant	8,903	5.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	177,467	100.0%		$1,547,235	100.0%	$9.18	9

(1)	Calculated based on approximate square footage occupied by each Owned Tenant. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not reflected in the Lease Expiration Schedule.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Harbor Point Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 2/28/2016	Underwritten	Underwritten $ per Unit
Base Rent	$1,663,875	$1,686,792	$1,764,095	$1,786,795	$1,542,835	$9.15
Contractual Rent Steps	0	0	0	0	4,400	0.03
Vacancy, Credit Loss & Concessions	0	0	0	0	(216,890)	(1.29)
Reimbursements	206,717	230,844	265,665	273,177	222,691	1.32
Percentage Rent	104,750	99,381	113,422	115,922	113,422	0.67
Other Income(2)	392,141	373,800	379,700	379,701	383,642	1.88
Effective Gross Income	$2,367,482	$2,390,818	$2,522,881	$2,555,595	$2,266,990	$13.45

Real Estate Taxes	$275,793	$295,809	$298,756	$298,756	$288,592	$1.63
Insurance	42,932	74,394	75,590	75,092	65,028	0.37
Management Fee	71,024	71,725	75,686	76,668	68,010	3%
General & Administrative	32,064	31,533	39,179	39,816	39,816	0.22
Utilities	12,160	19,175	23,726	21,943	21,943	0.12
Total Operating Expenses	$480,976	$530,156	$552,742	$550,636	$531,409	$2.99

Net Operating Income	$1,886,506	$1,860,662	$1,970,139	$2,004,959	$1,735,580	$9.78
Normalized TI/LC	0	0	0	0	61,424	0.35
Replacement Reserves	0	0	0	0	26,620	0.15
Net Cash Flow	$1,886,506	$1,860,662	$1,970,139	$2,004,959	$1,647,536	$9.28

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HIGHRIDGE CROSSING

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		PCC
Location (City/State)	Santa Clarita, California	Cut-off Date Principal Balance		$17,600,000
Property Type	Anchored Retail	Cut-off Date Principal Balance per SF		$305.24
Size (SF)	57,659	Percentage of Initial Pool Balance		2.4%
Total Occupancy as of 6/21/2016	86.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/21/2016	86.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	2005-2006 / NAP	Mortgage Rate		4.64000%
Appraised Value	$25,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)		24
		Borrower Sponsor(1)		Antonio Reyes

Underwritten Revenues	$1,913,412
Underwritten Expenses	$488,491	Escrows
Underwritten Net Operating Income (NOI)	$1,424,921		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,372,451	Taxes	$69,346	$17,336
Cut-off Date LTV Ratio	70.4%	Insurance	$8,558	$2,139
Maturity Date LTV Ratio	60.4%	Replacement Reserves	$0	$1,495
DSCR Based on Underwritten NOI / NCF	1.31x / 1.26x	TI/LC(2)	$0	$4,805
Debt Yield Based on Underwritten NOI / NCF	8.1% / 7.8%	Deferred Maintenance	$17,688	$0
		Other(3)	$128,609	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$17,600,000	98.3%	Loan Payoff	$17,340,832	96.8%
Principal’s New Cash Contribution	305,990	1.7	Reserves	224,201	1.3
			Closing Costs	340,957	1.9

Total Sources	$17,905,990	100.0%	Total Uses	$17,905,990	100.0%

(1)	Antonio Reyes is the non-recourse carveout guarantor under the Highridge Crossing Loan.
(2)	TI/LC reserves are capped at $175,000 with replenishment obligations.
(3)	Other upfront reserve represents a 12 month rent and reimbursement escrow for Magic Foot Massage (which leases approximately 2.0% of the net rentable area and represents approximately 2.4% of the underwritten rent) in the amount of $46,073 due to an unresolved use violation by such tenant and a common area maintenance over-billing escrow for Office Depot Inc. in the amount of $82,536.

The following table presents certain information relating to the major tenants at the Highridge Crossing Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Office Depot Inc.(2)	NA / B1 / B-	16,010	27.8%	$246,554	16.4%	$15.40	12/31/2020	3, 5-year options
JP Morgan Chase Bank(2) (3)	A+ / A3 / A-	5,000	8.7	180,000	12.0	36.00	05/02/2021	2, 5-year options
Chipotle Mexican Grill(2)	NA / NA / NA	2,500	4.3	123,375	8.2	49.35	08/01/2021	1, 5-year option
Wendy’s International(2)	NA / B2 / B	3,000	5.2	106,624	7.1	35.54	12/31/2021	3, 5-year options
Pacific Dental Services	NA / NA / NA	2,651	4.6	93,845	6.3	35.40	07/31/2021	2, 5-year options
Dink’s Deli & Bagels	NA / NA / NA	1,499	2.6	79,867	5.3	53.28	07/31/2018	1, 5-year option
Panda Express	NA / NA / NA	2,000	3.5	79,860	5.3	39.93	04/30/2021	2, 5-year options
Starbucks	A / A2 / A-	1,499	2.6	68,339	4.6	45.59	05/31/2026	NA
Valencia Pets	NA / NA / NA	1,500	2.6	58,500	3.9	39.00	06/30/2026	NA
Little Caesars Pizza	NA / NA / NA	2,100	3.6	58,401	3.9	27.81	02/29/2020	1, 5-year option
Largest Tenants		37,759	65.5%	$1,095,365	73.1%	$29.01
Remaining Tenants		11,963	20.7	403,486	26.9	33.73
Vacant		7,937	13.8	0	0.0	0.00
Total / Wtd. Avg. All Tenants		57,659	100.0%	$1,498,852	100.0%	$30.14

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Each of Office Depot Inc., JP Morgan Chase Bank, Chipotle Mexican Grill and Wendy’s International has the right to cease operations at the Highridge Crossing Property. The borrower has the right to terminate the related lease if the applicable tenant fails to reopen within a specified period of time (ranging from 60 to 120 days), upon at least 60 but not more than 150 days’ notice in the case of Office Depot Inc., and upon 30 days’ notice in the case of each other such tenant.
(3)	JP Morgan Chase Bank has an option to terminate its lease as of May 2, 2019 with six months’ notice and payment of a $100,000 termination fee.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HIGHRIDGE CROSSING

The following table presents the lease rollover schedule at the Highridge Crossing Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants(2)
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	1,495	2.6	2.6%	57,049	3.8	38.16	1
2017	1,133	2.0	4.6%	36,060	2.4	31.83	1
2018	3,699	6.4	11.0%	144,811	9.7	39.15	3
2019	1,294	2.2	13.2%	49,421	3.3	38.19	1
2020	19,201	33.3	46.5%	338,667	22.6	17.64	3
2021	19,901	34.5	81.0%	746,004	49.8	37.49	9
2022	0	0.0	81.0%	0	0.0	0.00	0
2023	0	0.0	81.0%	0	0.0	0.00	0
2024	0	0.0	81.0%	0	0.0	0.00	0
2025	0	0.0	81.0%	0	0.0	0.00	0
2026	2,999	5.2	86.2%	126,839	8.5	42.29	2
2027 & Thereafter	0	0.0	86.2%	0	0.0	0.00	0
Vacant	7,937	13.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	57,659	100.0%		$1,498,852	100.0%	$30.14	20

(1)	Calculated based on approximate square footage leased by each Owned Tenant.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the Highridge Crossing Property:

Historical Leased %(1)

	2012	2013	2014	2015	As of 6/21/2016
Owned Space	86.4%	88.6%	86.4%	85.3%	86.2%

(1)	As provided by the borrower and which reflects average occupancy for the specified year unless otherwise indicated.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

HIGHRIDGE CROSSING

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Highridge Crossing Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 4/30/2016	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,432,511	$1,412,037	$1,473,330	$1,525,006	$1,471,315	$25.52
Contractual Rent Steps(3)	0	0	0	0	27,537	0.48
Gross Up Vacancy	0	0	0	0	268,461	4.66
Total Rent	$0	$0	$0	$0	$1,767,313	$30.65
Total Reimbursables	392,096	398,459	422,854	438,435	481,803	8.36
Other Income(2)	1,007	2,857	1,100	5,000	0	0.00
Vacancy & Credit Loss	0	0	0	0	(335,704)	(5.82)
Effective Gross Income	$1,825,614	$1,813,353	$1,897,284	$1,968,441	$1,913,412	$33.18

Real Estate Taxes	$206,493	$213,272	$148,762	$194,312	$202,400	$3.51
Insurance	27,064	23,352	23,633	24,058	23,339	0.40
Management Fee	48,000	48,000	48,000	48,000	57,402	1.00
Other Operating Expenses	197,843	200,998	199,369	203,992	205,350	3.56
Total Operating Expenses	$479,400	$485,622	$419,764	$470,362	$488,491	$8.47

Net Operating Income(4)	$1,346,214	$1,327,731	$1,477,520	$1,498,079	$1,424,921	$24.71
TI/LC	0	0	0	0	34,596	0.60
Replacement Reserves	0	0	0	0	17,874	0.31
Net Cash Flow	$1,346,214	$1,327,731	$1,477,520	$1,498,079	$1,372,451	$23.80

(1)	Certain items such as interest expense, interest income, certain professional fees, amortization, debt service payments and any other non-recurring or non-operating items were not considered for the underwritten cash flow.
(2)	Historical Other Income was not underwritten due to the non-recurring nature of the income item.
(3)	Contractual rent steps are underwritten based upon the actual scheduled rent increases through January 1, 2017.
(4)	The increase in Net Operating Income for 2015 was driven mainly by the increase in Base Rent and the reduction in Real Estate Taxes due to a reduction in the tax liability resulting from the borrower retaining a tax consulting firm.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

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MARRIOTT SAVANNAH RIVERFRONT

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Savannah, Georgia	Cut-off Date Principal Balance(3)		$16,700,974
Property Type	Hospitality	Cut-off Date Principal Balance per Room(1)		$189,366.59
Size (Rooms)	387	Percentage of Initial Pool Balance		2.3%
Total TTM Occupancy as of 2/29/2016	71.8%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 2/29/2016	71.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	1992 / 2010	Mortgage Rate		5.58400%
Appraised Value	$110,600,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		300
		Original Interest Only Period (Months)	NAP
		Borrower Sponsor(4)	William J. Yung III
Underwritten Revenues	$23,616,568
Underwritten Expenses	$14,799,845
Underwritten Net Operating Income (NOI)	$8,816,723	Escrows
Underwritten Net Cash Flow (NCF)	$7,635,895		Upfront	Monthly
Cut-off Date LTV Ratio(1)(2)	60.3%	Taxes	$105,000	$105,000
Maturity Date LTV Ratio(1)(2)	50.7%	Insurance	$69,302	$33,923
DSCR Based on Underwritten NOI / NCF(1)	1.61x / 1.40x	FF&E(5)	$0	$98,402
Debt Yield Based on Underwritten NOI / NCF(1)	12.0% / 10.4%	Other(6)	$9,807,740	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$73,500,000	88.6%	Loan Payoff	$71,391,766	86.1%
Principal’s New Cash Contribution	9,412,409	11.3	Reserves	9,982,042	12.0
Other Sources	40,000	0.1	Closing Costs	1,578,601	1.9
Total Sources	$82,952,409	100.0%	Total Uses	$82,952,409	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Marriott Savannah Riverfront Loan Combination.
(2)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated utilizing the “as complete” appraised value of $110,600,000 after the completion of the $8,300,00 PIP.
(3)	The Marriott Savannah Riverfront Loan has a Cut-off Date Balance of $16,700,974 and is evidenced by the non-controlling notes A-2-2 and A-4 of the $73,500,000 original principal balance Marriott Savannah Riverfront Loan Combination, which has a Cut-off Date Balance of $73,284,870, and is evidenced by six pari passu notes. The related companion loans are evidenced by (i) the controlling note A-1-1 with an outstanding principal balance as of the Cut-off Date of $19,941,461, which was contributed by Cantor Commercial Real Estate Lending, L.P. to the CGCMT 2016-C1 securitization transaction, (ii) the non-controlling A-2-1, with an outstanding principal balance as of the Cut-off Date of $19,941,461, which was contributed by Citigroup Global Markets Realty Corp. to the CGCMT 2016-C1 securitization transaction and (iii) the non-controlling notes A-1-2 and A-3, with outstanding principal balances as of the Cut-off Date of $4,985,365 and $11,715,608, respectively, which are held by Cantor Commercial Real Estate Lending, L.P. or an affiliate and expected to be contributed to one or more future commercial mortgage securitization transactions.
(4)	The non-recourse carveout guarantors of the Marriott Savannah Riverfront Loan Combination are CSC Holdings, LLC and Columbia Sussex Corporation.
(5)	The Marriott Savannah Riverfront Loan documents require a monthly reserve for FF&E, in an amount equal to one-twelfth of 5% of the annual gross income for the Marriott Savannah Riverfront Property.
(6)	Other upfront reserves include a PIP reserve of $9,148,700, a seasonality reserve of $500,000 and an immediate repair reserve of $159,040. Additionally, the borrower is required to make deposits into the seasonality reserve as follows: (a) on each of the due dates occurring in June 2016, October 2016 and November 2016, $250,000, and thereafter (b) on each due date occurring in April, May, June, October and November of each year during the term of the Marriott Savannah Riverfront Loan Combination, $250,000 to the extent the balance of the seasonality reserve is less than $1,250,000.

The following table presents certain information relating to the 2016 demand analysis with respect to the Marriott Savannah Riverfront Property based on market segmentation, as provided in the appraisal for the Marriott Savannah Riverfront Property:

Estimated 2016 Accommodated Room Night Demand(1)

Property	Commercial	Meeting and Group	Leisure
Marriott Savannah Riverfront	20.0%	45.0%	35.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the trailing 12-month period through February 2016 penetration rates relating to the Marriott Savannah Riverfront Property, as provided in the February 2016 travel research report:

Penetration Rates(1)

Year	Occupancy	ADR	RevPAR
TTM 2/29/2016	90.2%	97.6%	88.0%
TTM 2/28/2015	95.4%	97.3%	92.9%
TTM 2/28/2014	93.9%	99.4%	93.3%

(1)	Source: February 2016 travel research report.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MARRIOTT SAVANNAH RIVERFRONT

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Marriott Savannah Riverfront Property:

Marriott Savannah Riverfront Property(1)

	2013	2014	2015	TTM 2/29/2016
Occupancy	70.8%	72.8%	73.4%	71.8%
ADR	$146.82	$152.63	$160.69	$161.96
RevPAR	$103.99	$111.07	$117.88	$116.35

(1)	As provided by the borrower.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Marriott Savannah Riverfront Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 2/29/2016	Underwritten	Underwritten $ per Room
Rooms Revenue	$14,689,501	$15,689,307	$16,651,617	$16,480,400	$16,435,372	$42,469
Food & Beverage Revenue	4,952,748	5,947,690	6,203,866	6,056,180	6,039,633	15,606
Other Operating Revenue(2)	1,142,337	1,111,373	1,049,646	1,054,076	1,051,196	2,716
Other Revenue	112,783	157,072	100,432	90,615	90,367	234
Total Revenue	$20,897,369	$22,905,442	$24,005,561	$23,681,271	$23,616,568	$61,025

Room Expense	$2,870,849	$3,102,846	$3,577,963	$3,608,799	$3,598,939	$9,300
Food & Beverage Expense	2,608,897	3,006,924	3,031,265	3,006,395	2,998,181	7,747
Other Operating Expense	319,915	296,064	318,140	313,974	313,116	809
Total Departmental Expense	$5,799,661	$6,405,834	$6,927,368	$6,929,168	$6,910,236	$17,856
Total Undistributed Expense	5,469,716	5,809,383	6,177,781	6,111,777	6,121,093	15,817
Total Fixed Expense	1,451,256	1,764,883	1,780,226	1,770,925	1,768,516	4,570
Total Operating Expenses	$12,720,633	$13,980,100	$14,885,375	$14,811,870	$14,799,845	$38,242

Net Operating Income	$8,176,736	$8,925,342	$9,120,186	$8,869,401	$8,816,723	$22,782
FF&E Reserve	1,044,868	1,145,272	1,200,278	1,184,064	1,180,828	3,051
Net Cash Flow	$7,131,868	$7,780,070	$7,919,908	$7,685,337	$7,635,895	$19,731

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Other Operating Revenue includes all parking, gift shop and spa revenues.

The following table presents certain information relating to the primary competition for the Marriott Savannah Riverfront Property:

Marriott Savannah Riverfront Competitive Set (1)

Property	Number of Rooms	Year Built	TTM February 2016 Occupancy	TTM February 2016 ADR	TTM February 2016 RevPAR
Marriott Savannah Riverfront(2)	387	1992	72%	$161.96	$116.35
Hilton DeSoto	246	1890	82%	$165.00	$135.30
Hyatt Regency	351	1981	80%	$170.00	$136.00
Westin Savannah Harbor	403	1999	77%	$185.00	$142.45
Marriott Courtyard	156	2001	82%	$145.00	$118.90
Holiday Inn	127	2007	81%	$130.00	$105.30

(1)	Source: Appraisal.
(2)	Source: Rent Roll dated February 29, 2016

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Preliminary Prospectus, including the description of risk factors contained in the Preliminary Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet. The Preliminary Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, specific mortgage loans and specific property types. Any decision to invest in the offered certificates should be made after reviewing the Preliminary Prospectus, conducting such investigations as the investor deems necessary and consulting with the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates. Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Preliminary Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—	In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility. We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe. Further, on June 23, 2016, the United Kingdom voted by referendum to withdraw from the European Union (the “Brexit Vote”). News of the Brexit Vote had an immediate effect on the U.S. financial market (including the widening of spreads on certain CMBS indices). At this stage, both the terms and timing of the United Kingdom’s exit from the European Union are unclear. It is uncertain what effect the United Kingdom’s exit from the European Union will have on the economic conditions in the United Kingdom, in the European Union or globally. The Brexit Vote could adversely affect the United Kingdom, European or worldwide economic or market conditions and could contribute to uncertainty and instability in global financial markets. In addition, the Brexit Vote could significantly impact the volatility, the liquidity and/or the market value of securities, including the offered certificates.

■	The Offered Certificates May Not Be a Suitable Investment for You

—	The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity of, the aggregate amount and timing of distributions on and the market value of the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—	An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—	The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—	The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Preliminary Prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—	Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—	Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—	The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—	We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms (and their consolidated affiliates) (each, an “Affected Investor”) investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5% in the transaction in the manner contemplated in the CRR; and (b) a requirement (the “Due Diligence Requirement”) that the Affected Investor has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the Affected Investor. Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU (the Alternative Investment Fund Managers Directive (the “AIFMD”)); (ii) apply to investments in securitizations by EEA insurance and reinsurance undertakings subject to the Solvency II Directive 2009/138/EC (“Solvency II”); and (iii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA undertakings for collective investment in transferable securities. Similar Requirements are not identical to the Retention Requirement and Due Diligence Requirement in CRR, and in particular, additional due diligence requirements apply to investors subject to AIFMD and Solvency II. Similar Requirements not yet in effect may, when they become effective, apply to securitization instruments already issued, including the certificates.

—	Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with the Retention Requirement or to take any other action which may be required by prospective investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the certificates may not be a suitable investment for Affected Investors or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

—	The European Commission has recently published a legislative proposal for an EU framework for simple, transparent and standardized securitizations which, among other things, would repeal the risk retention requirements described above and replace them with a single regime. It is impossible to predict the effect that any such future changes would have on Affected Investors or the other types of EEA regulated investors mentioned above. Prospective investors are responsible for monitoring and assessing changes to the Retention Requirements, the Due Diligence Requirement and Similar Requirements.

—	The EU Bank Recovery and Resolution Directive (2014/59/EU) (collectively with secondary and implementing EU rules, and national implementing legislation, the “BRRD”) equips national authorities in EU member states (the “Resolution Authorities”) with tools and powers for preparatory and preventive measures, early supervisory intervention and resolution of credit institutions and significant investment firms (collectively, “relevant institutions”). If a relevant institution enters into a mortgage loan purchase agreement with the depositor and is deemed likely to fail in the circumstances identified in the BRRD, the relevant Resolution Authority may employ such tools and powers in order to intervene in the relevant institution’s failure. In particular, liabilities of relevant institutions arising out of the mortgage loan purchase agreement (for example, liabilities requiring lenders to repurchase mortgage loans or to cure certain breaches or defects with respect to mortgage loans) and not otherwise subject to an exception, could be subject to the exercise of “bail-in” powers of the relevant Resolution Authorities. If the relevant Resolution Authority decides to apply the “bail-in” tool to the liabilities of a relevant institution, then subject to certain exceptions set out in the BRRD, the liabilities of such relevant institution could, among other things, be reduced, converted to shares or other ownership interests in the relevant institution, its parent company or a bridge institution or extinguished in full. In addition under the BRRD the Resolution Authority will have the power to transfer to a third party, rights, assets or liabilities of an institution under resolution. As a result, the depositor or the issuing entity and ultimately, the certificateholders may not be able to recover any liabilities owed by such an entity to the depositor or the issuing entity, as applicable. In addition, a relevant Resolution Authority may exercise its discretions in a manner that produces different outcomes amongst institutions resolved in different EU member states. The resolution mechanisms under the BRRD correspond closely to those available to the Single Resolution Board (the “SRB”) and the European Commission under the SRM Regulation (Regulation 806/2014) which applies to EU member states in the Eurozone and other member states participating in the single supervisory mechanism (the “SSM”) with the SRB taking on many of the functions assigned to national resolution authorities by the BRRD. If a member state (such as the UK) has chosen not to participate in the SSM, relevant institutions established in that member state are not subject to the SRM Regulation, but to the BRRD as implemented in that member state.

—	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors and other participants in the asset-backed securities markets. In particular, new capital regulations, which were adopted by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014, implement (i) many aspects of the increased capital framework agreed upon by the Basel Committee on Banking Supervision (“BCBS”) in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” and also (ii) changes required by the Dodd-Frank Act. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional phases of compliance began on January 1, 2015 and January 1, 2016, respectively. Further changes in capital requirements were announced by the BCBS in January 2016 and, when implemented in the United States, these changes may have an adverse effect on investments in asset-back securities. As a result of these regulations, investments in CMBS like the certificates by financial institutions subject to these regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—	Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking law to generally prohibit “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013, with conformance required by July 21, 2015 (or by July 21, 2017 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

—	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

■	Commercial and Multifamily Lending Is Dependent on Net Operating Income

—	The repayment of the mortgage loans in the pool (or related loan combination) will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related loan combination) at any given time. The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—	The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers. The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—	A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable to Repay Remaining Principal Balance on the Maturity Date

—	Mortgage loans (or loan combinations) with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. A borrower’s ability to repay a mortgage loan (or loan combinations) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or loan combinations) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—	We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases resulting from breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—	Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and (except for Starwood Mortgage Funding V LLC, which has a back-up guarantor) the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency. We cannot assure you that the applicable sponsor (or sponsor guarantor, if applicable) will have the financial ability to repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—	There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers or property sponsors must use property income or other income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—	Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—	Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan to value ratios may not accurately reflect past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as-is”, “as stabilized”, “prospective market value upon stabilization”, “as-if complete”, “portfolio premium” or other values, prospective investors should consider that those assumptions may not be accurate and that the “as-is”, “as stabilized”, “prospective market value upon stabilization”, “as-if complete”, “portfolio premium” or other values may not be the values of the related mortgaged properties prior to or at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—	The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—	Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—	Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—	Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

■	The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

—	In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—	An opinion of counsel will be rendered on the Closing Date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

—	Barclays Bank PLC, a sponsor, a mortgage loan seller and an originator, is a public limited company registered in England and Wales and could be subject to the provisions of the Insolvency Act 1986 (the “Insolvency Act”), the Banking Act 2009 (the “Banking Act”) and the Investment Bank Special Administration Regulations 2011 (the “Special Administration Regulations”) (together, the “Insolvency Legislation”).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—	Barclays Bank PLC could be the subject of insolvency processes, including a liquidation or administration under the Insolvency Act, an operation of one or more of the pre-insolvency stabilization options, a bank liquidation or a bank administration under the Banking Act or a special administration (bank administration) or a special administration (bank insolvency) under the Special Administration Regulations (together, the “Insolvency Processes”). If Barclays Bank PLC were to be the subject of one or more of the Insolvency Processes then the validity or enforceability of certain transactions entered into by it, its obligations and the ability of other parties to enforce those obligations may be affected in the manner set out below.

—	If Barclays Bank PLC were to enter into administration (or certain documents were filed at court in respect of it), a moratorium which would prevent any legal process being instituted or continued against it or its property (except (if applicable) with the consent of the administrator or the leave of the court) would automatically be applicable. Such moratorium might affect the enforcement of Barclays Bank PLC’s obligations under the transaction documents, including its obligations to repurchase mortgage loans, to cure certain breaches or defects and to perfect the equitable assignment of the mortgage loans (to the extent that Barclays Bank PLC is required to take any steps in relation to such perfection). Moratoria applicable under the other Insolvency Processes might also prevent legal process against Barclays Bank PLC or its property, subject to the terms of the relevant Insolvency Legislation.

—	If the Bank of England exercises a stabilization power (in order to implement one of the stabilization options) with respect of Barclays Bank PLC it may, subject to certain conditions, suspend the termination rights of its counterparties, including any termination rights under the transaction documents, temporarily for the period ending no later than midnight at the end of the first business day following the day on which the relevant instrument is published.

—	Pursuant to the Insolvency Legislation, the validity or enforceability of certain transactions entered into by Barclays Bank PLC may be challenged or otherwise affected in a liquidation or administration under the Insolvency Act, a bank liquidation or a bank administration under the Banking Act or a special administration (bank administration) or a special administration (bank insolvency) under the Special Administration Regulations.

—	Under the Banking Act, the Bank of England may, in certain circumstances, make an order for the transfer of some or all of the property, rights or liabilities of Barclays Bank PLC to a private sector purchaser, a bridge bank or an asset management vehicle. A transfer can be effected regardless of any legislative or contractual restriction, including any consent requirement.

—	Pursuant to the Banking Act, the Bank of England may also make an order making a special bail-in provision under which, amongst other things, certain liabilities owed by Barclays Bank PLC may be modified, cancelled or changed (together with any associated order that the Bank of England may think it appropriate to make in consequence of the special bail-in provision).

—	An opinion of counsel will be rendered on the Closing Date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer by Barclays Bank PLC’s of its interest in its mortgage loans will constitute a true sale of such assets. Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale or challenge the transaction under the Insolvency Legislation, or that the transfer could not be otherwise affected by the Insolvency Legislation. Even if a challenge were not successful, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

—	If Barclays Bank PLC were acting through its New York branch, and were to become the subject of an insolvency proceeding under the laws of the United Kingdom and a proceeding were initiated under Chapter 15 of the federal bankruptcy code or the New York Superintendent of Financial Services were to take possession of the New York branch, it is possible that the New York Superintendent of Financial Services, a creditor or a trustee in bankruptcy of Barclays Bank PLC, may argue that the sale of its interest in the mortgage loans by Barclays Bank PLC was a pledge of the mortgage loans rather than a sale. If such party's challenge is successful, payments on the certificates would be reduced or delayed. Even if the challenge is not successful, payments on the certificates could be delayed while a court resolves the claim.

—	Furthermore, Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the Federal Deposit Insurance Corporation (the “FDIC”) can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, a former acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, its author (the former acting general counsel referred to above) would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the former acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

—	Notwithstanding the foregoing and that true sale opinions will be rendered on the Closing Date, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, a Directing Holder, the Controlling Class Representative, any Companion Loan Holders and Mezzanine Lenders

—	The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, a Directing Holder, the Controlling Class Representative, the holder of a companion loan (or its representative) or the holder of a mezzanine loan or any of their respective affiliates and/or sub-servicers, as applicable, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, a Directing Holder, the Controlling Class Representative, the holder of a companion loan (or its representative) or the holder of a mezzanine loan or any of their respective affiliates and/or sub-servicers, as applicable, holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower. Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—	The anticipated initial investor in certain of the subordinate certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

—	The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors, Citigroup Global Markets Inc., one of the underwriters, and Citibank N.A., the certificate administrator) on the Closing Date in exchange for cash, derived from the sale of the offered certificates to investors, and/or in exchange for offered certificates. A completed offering would reduce the sponsors’ and/or their respective affiliates’ exposure to the mortgage loans. The offering of offered certificates will effectively transfer the sponsors’ and/or their respective affiliates’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—	The originators, the sponsors and their affiliates (including certain of the underwriters) expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

—	The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—	The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—	If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—	In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing affiliations and relationships should be considered carefully by you before you invest in any offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—	Other nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates will represent ownership of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in the offered certificates.

—	State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local and other tax consequences of an investment in the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may be issued without all or certain of the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.